                                                                    EXHIBIT 10.8

       _________________________________________________________________

                 CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT

                           DATED AS OF APRIL 13, 1995

                                      AMONG

                        ALL AMERICAN COMMUNICATIONS, INC.
                         AS A BORROWER AND A GUARANTOR,

                        THE OTHER BORROWERS NAMED HEREIN,

                        THE OTHER GUARANTORS NAMED HEREIN

                                       AND

                            THE LENDERS NAMED HEREIN

                                      WITH

                             CHEMICAL BANK, AS AGENT

                                       AND

                         CHEMICAL BANK, AS FRONTING BANK

       _________________________________________________________________

                               TABLE OF CONTENTS

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

INTRODUCTORY STATEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

2.  THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
      SECTION 2.2.  Baywatch Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
      SECTION 2.3.  B.N. Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
      SECTION 2.4.  Working Capital Loans.  . . . . . . . . . . . . . . . . . . . . . . .   35
      SECTION 2.5.  Making of Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . .   36
      SECTION 2.6.  Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
      SECTION 2.7.  Interest on Notes.  . . . . . . . . . . . . . . . . . . . . . . . . .   39
      SECTION 2.8.  Commitment Fees and Other Fees. . . . . . . . . . . . . . . . . . . .   40
      SECTION 2.9.  Optional and Mandatory Termination or Reduction of Commitments. . . .   40
      SECTION 2.10. Default Interest; Alternate Rate of Interest. . . . . . . . . . . . .   41
      SECTION 2.11. Continuation and Conversion of Loans. . . . . . . . . . . . . . . . .   42
      SECTION 2.12. Prepayment of Loans; Reimbursement of Lenders.  . . . . . . . . . . .   43
      SECTION 2.13. Change in Circumstances.  . . . . . . . . . . . . . . . . . . . . . .   48
      SECTION 2.14. Change in Legality. . . . . . . . . . . . . . . . . . . . . . . . . .   51
      SECTION 2.15. Manner of Payments. . . . . . . . . . . . . . . . . . . . . . . . . .   52
      SECTION 2.16. United States Withholding.  . . . . . . . . . . . . . . . . . . . . .   52
      SECTION 2.17. Interest Adjustments. . . . . . . . . . . . . . . . . . . . . . . . .   54
      SECTION 2.18. Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . .   55

3.  REPRESENTATIONS AND WARRANTIES OF DEBTORS . . . . . . . . . . . . . . . . . . . . . .   61
      SECTION 3.1.  Corporate Existence and Power.  . . . . . . . . . . . . . . . . . . .   61
      SECTION 3.2.  Corporate Authority and No Violation. . . . . . . . . . . . . . . . .   61
      SECTION 3.3.  Governmental Approval.  . . . . . . . . . . . . . . . . . . . . . . .   62
      SECTION 3.4.  Binding Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .   62
      SECTION 3.5.  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .   62
      SECTION 3.6.  No Material Adverse Change. . . . . . . . . . . . . . . . . . . . . .   63
      SECTION 3.7.  Subsidiaries; Ownership of Stock. . . . . . . . . . . . . . . . . . .   64
      SECTION 3.8.  Copyrights, Patents and Other Rights. . . . . . . . . . . . . . . . .   64
      SECTION 3.9.  Fictitious Names. . . . . . . . . . . . . . . . . . . . . . . . . . .   65
      SECTION 3.10. Title to Properties.  . . . . . . . . . . . . . . . . . . . . . . . .   65
      SECTION 3.11. Places of Business. . . . . . . . . . . . . . . . . . . . . . . . . .   65
      SECTION 3.12. Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
      SECTION 3.13. Federal Reserve Regulations.  . . . . . . . . . . . . . . . . . . . .   66
      SECTION 3.14. Investment Company Act. . . . . . . . . . . . . . . . . . . . . . . .   66
      SECTION 3.15. Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
      SECTION 3.16. Compliance with ERISA.  . . . . . . . . . . . . . . . . . . . . . . .   67
      SECTION 3.17. Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
      SECTION 3.18. Security Interest; Other Security.  . . . . . . . . . . . . . . . . .   68
      SECTION 3.19. Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
      SECTION 3.20. Distribution Rights.  . . . . . . . . . . . . . . . . . . . . . . . .   69



      SECTION 3.21. Environmental Liabilities.  . . . . . . . . . . . . . . . . . . . . .   69
      SECTION 3.22. Pledged Securities. . . . . . . . . . . . . . . . . . . . . . . . . .   70
      SECTION 3.23. Real Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . .   70

4.  CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
      SECTION 4.1.  Conditions Precedent to Initial Loans or Letter of Credit.  . . . . .   71
      SECTION 4.2.  Conditions Precedent to the Initial Baywatch Loan for Each Season of
                      the Baywatch Series or the Initial B.N. Loan for each Season of
                      the Baywatch Nights Series. . . . . . . . . . . . . . . . . . . . .   75
      SECTION 4.3.  Conditions Precedent to Each Loan and Letter of Credit. . . . . . . .   76

5.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
      SECTION 5.1.  Financial Statements and Reports. . . . . . . . . . . . . . . . . . .   78
      SECTION 5.2.  Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . .   80
      SECTION 5.3.  Maintenance of Properties.  . . . . . . . . . . . . . . . . . . . . .   80
      SECTION 5.4.  Notice of Material Events.  . . . . . . . . . . . . . . . . . . . . .   81
      SECTION 5.5.  Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
      SECTION 5.6.  Fremantle.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
      SECTION 5.7.  Production. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
      SECTION 5.8.  Music.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
      SECTION 5.9.  Copyright.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
      SECTION 5.10. Books and Records.  . . . . . . . . . . . . . . . . . . . . . . . . .   84
      SECTION 5.11. Observance of Agreements. . . . . . . . . . . . . . . . . . . . . . .   85
      SECTION 5.12. Film Properties and Rights; Debtors to Act as Pledgeholder. . . . . .   85
      SECTION 5.13. Laboratories; No Removal. . . . . . . . . . . . . . . . . . . . . . .   85
      SECTION 5.14. Taxes and Charges; Indebtedness in Ordinary Course of Business. . . .   86
      SECTION 5.15. Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
      SECTION 5.16. Cash Receipts.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
      SECTION 5.17. Further Assurances; Security Interests. . . . . . . . . . . . . . . .   87
      SECTION 5.18. Recorded Product. . . . . . . . . . . . . . . . . . . . . . . . . . .   87
      SECTION 5.19. Receivables Audit.  . . . . . . . . . . . . . . . . . . . . . . . . .   87
      SECTION 5.20. ERISA Compliance and Reports. . . . . . . . . . . . . . . . . . . . .   88
      SECTION 5.21. Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . . . .   88
      SECTION 5.22. Bank Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   89

6.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
      SECTION 6.1.  Limitations on Indebtedness.  . . . . . . . . . . . . . . . . . . . .   90
      SECTION 6.2.  Limitations on Liens. . . . . . . . . . . . . . . . . . . . . . . . .   90
      SECTION 6.3.  Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
      SECTION 6.4.  Limitations on Investments. . . . . . . . . . . . . . . . . . . . . .   92
      SECTION 6.5.  Restricted Payments.  . . . . . . . . . . . . . . . . . . . . . . . .   93
      SECTION 6.6.  Limitations on Leases.  . . . . . . . . . . . . . . . . . . . . . . .   94
      SECTION 6.7.  Limitations on Sale of Assets.  . . . . . . . . . . . . . . . . . . .   94
      SECTION 6.8.  Receivables.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
      SECTION 6.9.  Sale and Leaseback. . . . . . . . . . . . . . . . . . . . . . . . . .   95
      SECTION 6.10. Places of Business; Change of Name. . . . . . . . . . . . . . . . . .   95

                                   - 2 -



      SECTION 6.11. Limitations on Capital Expenditures.  . . . . . . . . . . . . . . . .   95
      SECTION 6.12. Transactions with Affiliates.   . . . . . . . . . . . . . . . . . . .   95
      SECTION 6.13. Prohibition of Amendments or Waivers. . . . . . . . . . . . . . . . .   96
      SECTION 6.14. Net Worth.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
      SECTION 6.15. Refund Percentage.  . . . . . . . . . . . . . . . . . . . . . . . . .   96
      SECTION 6.16. General and Administrative Expense. . . . . . . . . . . . . . . . . .   96
      SECTION 6.17. Leverage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
      SECTION 6.18. Interest Coverage Ratio.  . . . . . . . . . . . . . . . . . . . . . .   97
      SECTION 6.19. Program Spending Ratio. . . . . . . . . . . . . . . . . . . . . . . .   97
      SECTION 6.20. No Negative Pledge. . . . . . . . . . . . . . . . . . . . . . . . . .   97
      SECTION 6.21. Acquisitions or Mergers.  . . . . . . . . . . . . . . . . . . . . . .   97
      SECTION 6.22. Limitations on Transactions With Completion Guarantors. . . . . . . .   97
      SECTION 6.23. Change in Business. . . . . . . . . . . . . . . . . . . . . . . . . .   98
      SECTION 6.24. ERISA Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . .   98
      SECTION 6.25. Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
      SECTION 6.26. Bank Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
      SECTION 6.27. Hazardous Materials.  . . . . . . . . . . . . . . . . . . . . . . . .   99
      SECTION 6.28. Production/Acquisition Commitments. . . . . . . . . . . . . . . . . .   99
      SECTION 6.29. Advertiser Guaranties.  . . . . . . . . . . . . . . . . . . . . . . .  101
      SECTION 6.30. Unrecouped Expenses.  . . . . . . . . . . . . . . . . . . . . . . . .  101
      SECTION 6.31. AAF.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
      SECTION 6.32. Distribution Fees and Expenses. . . . . . . . . . . . . . . . . . . .  102
      SECTION 6.33. Use of Proceeds of Loans. . . . . . . . . . . . . . . . . . . . . . .  102

7.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102

8.  GRANT OF SECURITY INTEREST; REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . .  105
      SECTION 8.1.  Security Interests. . . . . . . . . . . . . . . . . . . . . . . . . .  105
      SECTION 8.2.  Use of Collateral.  . . . . . . . . . . . . . . . . . . . . . . . . .  106
      SECTION 8.3.  Collection Accounts.  . . . . . . . . . . . . . . . . . . . . . . . .  106
      SECTION 8.4.  Debtors to Hold in Trust. . . . . . . . . . . . . . . . . . . . . . .  107
      SECTION 8.5.  Collections, etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  107
      SECTION 8.6.  Possession, Sale of Collateral, etc.  . . . . . . . . . . . . . . . .  107
      SECTION 8.7.  Application of Proceeds on Default. . . . . . . . . . . . . . . . . .  109
      SECTION 8.8.  Power of Attorney.  . . . . . . . . . . . . . . . . . . . . . . . . .  109
      SECTION 8.9.  Financing Statements, Direct Payments.  . . . . . . . . . . . . . . .  110
      SECTION 8.10. Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . .  110
      SECTION 8.11. Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
      SECTION 8.12. Remedies Not Exclusive. . . . . . . . . . . . . . . . . . . . . . . .  111
      SECTION 8.13. Quiet Enjoyment.  . . . . . . . . . . . . . . . . . . . . . . . . . .  111
      SECTION 8.14. Continuation and Reinstatement. . . . . . . . . . . . . . . . . . . .  111

9.  GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
      SECTION 9.1.  Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
      SECTION 9.2.  No Impairment of Guaranty, etc. . . . . . . . . . . . . . . . . . . .  113
      SECTION 9.3.  Continuation and Reinstatement, etc.  . . . . . . . . . . . . . . . .  113
      SECTION 9.4.  Limitation on Guaranteed Amount etc.  . . . . . . . . . . . . . . . .  114

10.  PLEDGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114
      SECTION 10.1.  Pledge.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114


                                 - 3 -



      SECTION 10.2.  Registration in Nominee Name; Denominations. . . . . . . . . . . . .  114
      SECTION 10.3.  Voting Rights; Dividends; etc. . . . . . . . . . . . . . . . . . . .  114
      SECTION 10.4.  Remedies Upon Default. . . . . . . . . . . . . . . . . . . . . . . .  115
      SECTION 10.5.  Application of Proceeds of Sale and Cash.  . . . . . . . . . . . . .  117
      SECTION 10.6.  Securities Act, etc. . . . . . . . . . . . . . . . . . . . . . . . .  117
      SECTION 10.7.  Continuation and Reinstatement.  . . . . . . . . . . . . . . . . . .  118
      SECTION 10.8.  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118

11.  CASH COLLATERAL AND ROYALTY ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . .  119
      SECTION 11.1.  Cash Collateral Accounts.  . . . . . . . . . . . . . . . . . . . . .  119
      SECTION 11.2.  Royalty Account. . . . . . . . . . . . . . . . . . . . . . . . . . .  119
      SECTION 11.3.  Investment of Funds. . . . . . . . . . . . . . . . . . . . . . . . .  119
      SECTION 11.4.  Grant of Security Interest.  . . . . . . . . . . . . . . . . . . . .  120
      SECTION 11.5.  Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
      SECTION 11.6.  Release of Royalty Funds.  . . . . . . . . . . . . . . . . . . . . .  121
      SECTION 11.7.  Release of Project Funds.  . . . . . . . . . . . . . . . . . . . . .  121
      SECTION 11.8.  Release of Funds for Corporate Overhead. . . . . . . . . . . . . . .  121
      SECTION 11.9.  Principal Payments.  . . . . . . . . . . . . . . . . . . . . . . . .  122

12.  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122
      SECTION 12.1.  Administration by Agent. . . . . . . . . . . . . . . . . . . . . . .  122
      SECTION 12.2.  Advances and Payments. . . . . . . . . . . . . . . . . . . . . . . .  123
      SECTION 12.3.  Sharing of Setoffs and Cash Collateral.  . . . . . . . . . . . . . .  123
      SECTION 12.4.  Notice to the Lenders. . . . . . . . . . . . . . . . . . . . . . . .  124
      SECTION 12.5.  Liability of Agent.  . . . . . . . . . . . . . . . . . . . . . . . .  124
      SECTION 12.6.  Reimbursement and Indemnification. . . . . . . . . . . . . . . . . .  125
      SECTION 12.7.  Rights of Agent. . . . . . . . . . . . . . . . . . . . . . . . . . .  125
      SECTION 12.8.  Independent Investigation by Lenders.  . . . . . . . . . . . . . . .  126
      SECTION 12.9.  Execution by Agent of Security Documentation on behalf of the
                      Lenders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  126
      SECTION 12.10. Agreement of Majority Lenders or Super Majority Lenders. . . . . . .  126
      SECTION 12.11. Notice of Transfer.  . . . . . . . . . . . . . . . . . . . . . . . .  126
      SECTION 12.12. Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . . .  126

13.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
      SECTION 13.1.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
      SECTION 13.2.  Survival of Agreement, Representations and Warranties, etc.  . . . .  128
      SECTION 13.3.  Successors and Assigns; Syndications; Loan Sales; Participations.  .  128
      SECTION 13.4.  Expenses; Documentary Taxes. . . . . . . . . . . . . . . . . . . . .  132
      SECTION 13.5.  Indemnification of Lenders.  . . . . . . . . . . . . . . . . . . . .  132
      SECTION 13.6.  CHOICE OF LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . .  133
      SECTION 13.7.  WAIVER OF JURY TRIAL.  . . . . . . . . . . . . . . . . . . . . . . .  134
      SECTION 13.8.  No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  134
      SECTION 13.9.  Extension of Maturity. . . . . . . . . . . . . . . . . . . . . . . .  134
      SECTION 13.10. Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  134
      SECTION 13.11. Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  135


                                 - 4 -



      SECTION 13.12. SERVICE OF PROCESS.  . . . . . . . . . . . . . . . . . . . . . . . .  135
      SECTION 13.13. Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  136
      SECTION 13.14. Execution in Counterparts. . . . . . . . . . . . . . . . . . . . . .  136
      SECTION 13.15. Subordination of Intercompany Advances.  . . . . . . . . . . . . . .  136



                               - 5 -

Schedules

1           Schedule of Commitments
2           Approved Obligors and Approved Producers
3           Employment Agreements
3.7         Subsidiaries/Pledged Securities
3.8(a)      Product, Recorded Product and Film Assets
3.8(b)      Trademarks
3.9         Fictitious Names
3.11        Principal Executive Office/Location of Collateral
3.12        Litigation
3.17        Existing Indebtedness/Material Agreements
3.21        Environmental Liabilities
3.22        Outstanding Rights re Pledged Securities
3.23        Real Properties
5.22        Bank Accounts
6.2         Existing Liens

Exhibits

A-1         Form of Term Note
A-2         Form of Baywatch Note
A-3         Form of Baywatch Nights Note
A-4         Form of Working Capital Note
B-1         Form of Copyright Security Agreement
B-2         Form of Copyright Security Agreement Supplement
C           Form of Laboratory Access Letter
D           Matters to be covered in Opinion of Debtors' Counsel
E           Form of Borrowing Base Certificate
F-1         Form of Contribution Agreement (Working Capital Loan)
F-2         Form of Contribution Agreement (Other Loans)
G           Form of Pledgeholder Agreement
H           Form of Borrowing Certificate
I           Form of Assignment and Acceptance
J           Form of Fremantle Security Agreement
K           Form of Interpublic Agreement
L           Form of Trademark Security Agreement

                            CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT,
                        dated as of April 13, 1995, among ALL AMERICAN COMMUNICATIONS, INC., a Delaware corporation ("Parent"), ALL AMERICAN FREMANTLE INTERNATIONAL, INC., a Delaware corporation ("AAF"), THE BAYWATCH PRODUCTION COMPANY, a California corporation ("Baywatch") and THE BAYWATCH NIGHTS PRODUCTION COMPANY, a California corporation ("Baywatch Nights"), the other Guarantors named herein, the Lenders referred to herein, CHEMICAL BANK, a New York banking corporation, as Agent (the "Agent") for the Lenders and CHEMICAL BANK as Fronting Bank (the "Fronting Bank").

                             INTRODUCTORY STATEMENT

            All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

            The Borrowers have requested that the Lenders make a term loan to AAF in an amount up to $30,000,000 and also make available revolving credit facility in the total amount of $80,000,000, which shall consist of (i) a $20,000,000 facility in connection with the production and distribution of the television series "Baywatch" (the "Baywatch Commitment"), (ii) a $20,000,000 facility in connection with the production and distribution of the television series "Baywatch Nights" (the "B.N. Commitment") and (iii) a $40,000,000 working capital facility (the "Working Capital Commitment").

            The Borrowers have represented to the Lenders that the proceeds of Loans made pursuant to (i) the Baywatch Commitment shall be used by Baywatch to finance the production and distribution of the Baywatch Series, and to refinance existing bank debt as of the Closing Date under the Production Loan Agreement and to repay any intercompany production advances; (ii) the B.N. Commitment shall be used by Baywatch Nights to finance the production and distribution of the Baywatch Nights Series and to repay any intercompany production advances; and (iii) the Working Capital Commitment, as well as Letters of Credit issued thereunder, shall be used by the Parent to finance certain working capital needs of the Parent and the subsidiaries of the Parent and to refinance existing bank debt as of the Closing Date under the Existing Agreement. In addition, the proceeds of the Term Loan shall be used to refinance existing bank debt as of the Closing Date under the Fremantle Agreement incurred in connection with the purchase of the non-voting stock of Fremantle and certain assets of Fremantle and its subsidiaries.

            To provide assurance for the repayment of the Loans and all other Obligations of the Borrowers hereunder, the Borrowers and the Guarantors, as the case may be, will provide to the Agent, for the benefit of the Lenders (as more fully described herein) (i) a security interest in the Collateral pursuant to
Article 8 hereof, (ii) a Guaranty of the Obligations pursuant to Article 9 hereof and (iii) a pledge of the Pledged Securities pursuant to Article 10 hereof.

            Subject to the terms and conditions set forth herein, the Agent is willing to act as agent for the Lenders and each Lender is willing to make a Term Loan to AAF and to make Revolving Credit Loans to the other Borrowers in amounts not in excess of the Total Commitment of that Lender, all as set forth on the Schedule of Commitments.

            Accordingly, the parties hereto hereby agree as follows:

1.  DEFINITIONS

            For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the content otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

           "AAF" shall be as defined in the initial paragraph of this Credit Agreement.

           "AATI" shall mean All American Television, Inc., a Delaware corporation.

           "Acceptable L/C" shall mean an irrevocable letter of credit in form and on terms acceptable to the Agent, payable in Dollars at an office of the issuing or confirming bank in New York City (or another city acceptable to the Agent) and issued or confirmed by (a) any commercial bank that has (or which is the principal operating subsidiary of a holding company which has) as of the time such letter of credit is issued, public debt outstanding with a rating of at least "A" (or the equivalent of an "A") from one of the nationally recognized debt rating agencies, or (b) by any other bank which the Majority Lenders may in their sole discretion determine to be of acceptable credit quality, which letter of credit is payable to the Agent or assigned to the Agent pursuant to documentation in form and substance acceptable to the Agent.

           "Affiliate" shall mean, with respect to any entity, any Person which directly or indirectly holds a controlling interest in, or is under common control with, such entity and any natural Person who is a director or officer of such entity. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise or if such latter Person owns either directly or indirectly at least 20% of the voting securities or general partnership interest of such controlled Person. For purposes hereof, "Affiliate" shall exclude Fremantle and Interpublic and shall include Malibu.

           "Agent" shall mean Chemical Bank, in its capacity as agent for the Lenders hereunder or such successor Agent as may be appointed pursuant to
Section 12.12 of this Credit Agreement.

           "Agency Contracts" shall mean those agreements (e.g. "New Family Feud") where no ownership interest in Product is transferred to a Debtor, but rather a Debtor is entitled to solicit contracts on behalf of the producer or other Person with a proprietary interest in such Product. "Agency Contracts" shall not include agreements entered into by Fremantle.

           "Allowable Amount" shall mean, with respect to any Approved Obligor, such amount as may be specified as the maximum aggregate exposure for such Approved Obligor on Schedule 2 hereto, provided however, that from time to time by written notice to the Parent (which notice shall, with respect to any decrease in such amount, be effective 15 days subsequent to the Parent's receipt of such notice) the Agent (x) shall if so instructed by the Majority Lenders, increase such amount as the Majority Lenders may in their sole discretion deem appropriate; (y) may decrease such amount as the Agent may in its sole discretion deem appropriate as a result of a change in circumstances of such Approved Obligor; or (z) shall if so instructed by the Majority Lenders, decrease such amount as the Majority Lenders in their sole discretion deem appropriate as a result of a change in circumstances of such Approved Obligor.

            "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New

York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD
Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board of Governors of the Federal Reserve System of the United States, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month

Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "Alternate Base Rate Loan" shall mean a Loan based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.

            "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

            "Applicable Margin" shall mean in the case of Alternate Base
Rate Loans, 1 3/4% per annum and in the case of Eurodollar Loans 2 3/4% per annum, provided, however, that at such time, if any, and for so long as the Program Spending Ratio at the end of a Rolling Period is in excess of 1:1, such margins will be reduced by 1/2 of 1% per annum (i.e. to 1-1/4% per annum for Alternate Base Rate Loans and to 2-1/4% per annum for Eurodollar Loans) and provided further that so long as the Program Spending
Ratio at the end of a Rolling Period is in excess of 1:1 for two consecutive quarters, such margins will be reduced by an additional 1/4% per annum (i.e. to 1% per annum for Alternate Base Rate Loans and to 2% per annum for Eurodollar Loans). Any such reduction in the Applicable Margin shall become effective immediately upon receipt by the Agent of the financial statements (delivered pursuant to Section 5.1(a) or (b) herein) for the quarter at which end the Program Spending Ratio for the Rolling Period then ended first exceeds 1:1 and any such reduction shall cease to be effective immediately upon receipt by the Agent of the financial statements (delivered pursuant to Section 5.1(a) (or (b) herein) for the quarter at which end the Program Spending Ratio for the Rolling Period then ended falls below 1:1. At such time, the margin for Alternate Base Rate Loans shall be increased to 1 3/4% per annum and the margin for Eurodollar Loans shall be increased to 2 3/4% per annum until and unless the Program Spending Ratio at the end of a Rolling Period is in excess of 1:1, at which time such margin shall be reduced as provided above.

            "Approved Obligor" shall mean any Person identified as such on Schedule 2 hereto, any Investment Grade Account Debtor or any Non-Investment Grade Account Debtor, in each case, subject to the limitations set forth on
Schedule 2. The Agent from time to time by written notice to the Parent (which notice shall, with respect to any deletion, be effective 15 days subsequent to the Parent's receipt of such notice) (x) shall if so instructed by the Majority Lenders, add such Persons as Approved Obligors as the Majority Lenders may in their sole discretion deem appropriate; (y) may delete such Persons as Approved Obligors as the Agent may in its sole discretion deem appropriate as a result of a change in circumstances of such Approved Obligor; or (z) shall if so instructed by the Majority Lenders, delete such Persons as Approved Obligors as the Majority Lenders in their sole discretion deem appropriate as a result of a change in circumstances of such Approved Obligor.

            "Approved Producer" shall mean any Person identified as such on Schedule 2 hereto. The Agent from time to time by written notice to the Parent (which notice shall, with respect to any deletion, be effective 15 days subsequent to the Parent's receipt of such notice) (x) shall, if so instructed by the Majority Lenders, add such Persons as Approved Producers as the Majority Lenders in their sole discretion deem appropriate; (y) may delete such Persons as Approved Producers as the Agent may in its sole discretion deem appropriate as a result of a change in circumstances of such Approved Producer, or (z) shall if so instructed by the Majority Lenders, delete such Persons as Approved Producers as the Majority Lenders in their sole discretion deem appropriate as a result of a change in circumstances of such Approved Producer.

            "Assessment Rate" shall mean, for any day, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) as most recently estimated by the Agent for determining the then current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

            "Assignment and Acceptance" shall mean an agreement in the form of Exhibit I hereto, executed by the assignor, assignee and other parties as contemplated thereby.

            "Authorized Officer" shall mean, with respect to any Person, its chief financial officer or chief accounting officer.

            "B.N. Commitment" shall mean with respect to each Lender, the commitment of such Lender to make B.N. Loans to Baywatch Nights in an amount not in excess of the amount set forth opposite its name in the Schedule of Commitments under the column "B.N. Loan Commitment", as such amount may be reduced from time to time in accordance with this Credit Agreement.

            "B.N. Loans" shall be as defined in Section 2.3.

            "B.N. Notes" shall be as defined in Section 2.6(c).

            "Bankruptcy Code" shall mean the Bankruptcy Reform Act of
1978, as heretofore and hereafter amended, as codified at 11 U.S.C. Section 101 et seq.

           "Barter Receivables" shall mean Type A Barter Receivables, Type B Barter Receivables and Type C Barter Receivables.

           "Baywatch" shall be as defined in the initial paragraph of this Credit Agreement.

           "Baywatch Commitment" shall mean with respect to each Lender, the commitment of such Lender to make Baywatch Loans to Baywatch in an amount not in excess of the amount set forth opposite its name in the Schedule of Commitments under the column "Baywatch Loan Commitment", as such amount may be reduced from time to time in accordance with this Credit Agreement.

           "Baywatch Distribution Agreement" shall mean the Restated and Amended Distribution Services Agreement dated April 13, 1995 between AATI and Baywatch.

           "Baywatch Loans" shall be as defined in Section 2.2.

           "Baywatch Nights" shall be as defined in the initial paragraph of this Credit Agreement.

           "Baywatch Nights Distribution Agreement" shall mean the Distribution Services Agreement between AATI and Baywatch Nights, substantially in the form of the Baywatch Distribution Agreement.

           "Baywatch Nights Series" shall mean the first-run syndicated television series entitled "Baywatch Nights" which is currently being produced by Baywatch Nights.

           "Baywatch Notes" shall be as defined in Section 2.6(b).

           "Baywatch Series" shall mean the first-run and strip syndicated television series entitled "Baywatch" which is currently being produced by Baywatch.

           "Billed Barter Receivables" shall mean the amount of "net receipts" (adjusted for actual Make Goods) which are contractually owing to one of the Debtors in connection with a program which has been aired and which is payable to one of the Debtors by Approved Obligors as a result of sales to advertisers of National Spots. Such receivables shall otherwise satisfy all applicable criteria for inclusion as Eligible Receivables.

           "Borrower" shall mean the Parent, AAF, Baywatch or Baywatch Nights, as the case may be.

           "Borrowing" means a borrowing of Loans by any one or more of the Borrowers of the same interest rate type and having the same Interest Period made by the Lenders hereunder on any given day.

           "Borrowing Base" shall mean, at any date for which the amount thereof is to be determined, an amount equal to:

            (a)   90% of the Debtors' aggregate Domestic Receivables; plus,

            (b)   90% of the Debtors' aggregate Foreign Receivables; plus,

            (c)   90% of the Debtors' aggregate Billed Barter Receivables; plus,

            (d) the amount, if any, by which 85% of the Debtors' aggregate Record Receivables exceeds the portion of any advance made to any Debtor by BMG Music, Inc. or any of its Affiliates which they are entitled to recoup from such Record Receivables; plus,

            (e)   85% of the Debtors' Type A Barter Receivables; plus

            (f)   50% of the Debtors' Type B Barter Receivables; plus

            (g)   85% of the Debtors' Type C Barter Receivables; plus

            (h) the aggregate amount of cash and Cash Equivalents on deposit in the Cash Collateral Account;

provided, however, that if an Eligible Receivable is supported by an Acceptable L/C, the advance rate for such Eligible Receivable shall be increased to 100%.

           "Borrowing Base Certificate" shall be as defined in Section 5.1(d).

           "Borrowing Certificate" shall mean a borrowing certificate, substantially in the form of Exhibit H hereto, to be delivered by a Borrower to the Agent in connection with each Borrowing.

           "Budgeted Negative Cost" shall mean for any item of Product the aggregate amount of the preproduction expenses with regard to such item of Product plus the cost of all production elements usually and customarily included as part of the negative cost of a television program or other item of Product of like cost and quality plus the usual and customary post production costs of such television program or other item of Product, and shall specifically include charges for (x) general overhead costs, (y) any completion guaranty fee which is to be paid and

(z) any interest whether capitalized or not. Preproduction expenses with respect to a Picture or other item of Product shall mean the following costs:

               (i) the cost of acquisition of the basic literary property;

               (ii) the cost of the screenplays prepared for that item of Product and any polishing work done thereon; and

               (iii) the cost of all other production elements properly includable in the production or preproduction expenses for that item of Product (subject to the limitations set forth above), which are payable or incurred before the commencement of principal photography of that item of Product.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York, State of California or The Netherlands; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

            "Capital Expenditures" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures by such Person to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets), except for such expenditures made in connection with Product or Recorded Product.

            "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Cash Collateral Accounts" shall be as defined in Section 11.1 hereof.

            "Cash Equivalents" shall mean (i) marketable securities issued or directly and fully guaranteed or insured by the United

States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than six months from the date of acquisition, issued by any Lender, or by any other domestic commercial bank of recognized standing having capital and surplus in excess of U.S.$250,000,000 and (iii) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Rating Group or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

            "Change in Control" shall mean (i) Anthony Scotti and Benjamin Scotti as a group shall cease to beneficially own, directly or indirectly, at least 20% (on a fully diluted basis) of the total Voting Stock then outstanding of the Parent; (ii) Anthony Scotti and Benjamin Scotti as a group shall cease to "beneficially" own, directly or indirectly, at least 80% of the total shares of the Voting Stock of the Parent which they own of record as of the date hereof;
(iii) any "person" (such term being used in this clause (iii) as used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time; provided, however, that shares subject to a proxy or voting arrangement in favor of Anthony Scotti and Benjamin Scotti shall not be included in determining "beneficial ownership" by any other Person), directly or indirectly, of more shares of the total Voting Stock then outstanding of the Parent than are owned or controlled, directly or indirectly by Anthony Scotti and Benjamin Scotti collectively or (iv) if at any time, individuals who at the date hereof constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or a nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office.

            "Change in Management" shall mean either (x) Anthony Scotti or (y) two out of three of the following individuals: Tom Bradshaw, Myron Roth and Lawrence Lamattina shall cease for any reason, including, without limitation, termination of employment, death or disability (the term "disability" or "disabled" as used herein meaning an inability continuing for one hundred and eighty (180) consecutive days (the "Disability Period") to perform the functions and services described in the Employment Agreement to which such individual is a party), to perform the functions and services described in his respective Employment Agreement and the Parent shall fail, for a period of ninety (90) consecutive days following the last day of the Disability Period in which Anthony Scotti or the second such individual referred to in clause (y), may be considered disabled or shall have otherwise ceased to perform his executive functions with the Parent as aforesaid, to propose a replacement for Anthony Scotti or one of such individuals, as the case may be, acceptable to the Super Majority Lenders in their sole discretion provided that any such replacement shall be deemed acceptable to the Super Majority Lenders unless the Agent notifies the Parent in writing that the Super Majority Lenders object to such replacement within 30 days after receiving a written notice from the Parent containing the name of the proposed replacement.

            "Chemical Account" shall mean an account of the Parent (under the dominion and control of the Parent) maintained at the office of the Agent.

            "Closing Date" shall mean the date on which all conditions precedent to the making of the initial Loans as set forth in Section 4.1 have been satisfied or waived, which shall in no event be later than April 21, 1995.

            "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as now and hereafter in effect, or any successor provision thereto.

            "Collateral" shall mean all the Debtors' right, title and interest in personal property, tangible and intangible, wherever located or situated and whether now owned or hereafter acquired or created, including but not limited to all of the Debtors' right, title and interest in and to all related goods, accounts, intercompany obligations, contract rights, documents, chattel paper, general intangibles, goodwill, equipment, inventory, copyrights, trademarks, tradenames, insurance proceeds, cash and bank accounts and any proceeds thereon, products thereof or income therefrom to the extent of the Debtors' interest therein, further including but not limited to all of the Debtors' right, title and interest in and to each and every item of Product and Recorded Product to the extent of the Debtors' interest therein and without limiting the foregoing language, each and all of the following particular rights and properties to the extent of the Debtors' interest therein:

                     (i) all scenarios, screenplays and/or scripts at every stage thereof;

                    (ii) all common law and/or statutory copyright and other rights in all literary and other properties

            (hereinafter called "said literary properties") which form the basis of the item of Product and/or Recorded Product and/or which are or will be incorporated into the item of Product and/or Recorded Product, all component parts of the item of Product (and/or Recorded Product consisting of said literary and other properties, all motion picture rights in and to the story, all treatments of said story and other literary material, together with all preliminary and final screenplays used and to be used in connection with the item of Product and/or Recorded Product, and all other literary material upon which the item of Product and/or Recorded Product is based or from which it is adapted;

                   (iii) all rights in and to all music and musical compositions used and to be used in the item of Product and/or Recorded Product, including, but without being limited to, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

                    (iv) all exposed and developed negative film, tapes, sound tracks, positive prints, cutouts and trims connected with the item of Product, whether or not in completed form or in some state of completion;

                     (v) all collateral, allied, subsidiary and merchandising
            rights appurtenant or related to the item of Product and/or Recorded Product including, without limitation, the following rights: all rights to produce remakes or sequels or prequels to the item of Product based upon the item of Product, said literary properties or the theme of the item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, the item of Product or any remake or sequel or prequel to the item of Product; all rights to produce primarily for television or similar use a motion picture or series of motion pictures, by use of film or any other mechanical recording device now known or hereafter devised, based upon the item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in the item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tieups of any kind arising out of or connected with said literary properties, the item of Product and/or

            Recorded Product, the title or titles of the item of Product and/or Recorded Product, the characters of the item of Product or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to the item of Product, any remake or sequel thereof and/or said literary properties;

                    (vi) all statutory copyrights, domestic and foreign,
            obtained or to be obtained on the item of Product and/or Recorded Product, together with any and all copyrights obtained or to be obtained in connection with the item of Product and/or Recorded Product or any underlying or component elements of the item of Product and/or Recorded Product, including, but without being limited to, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this paragraph, together with the right to copyright and all rights to renew or extend such copyrights and the right to sue in the name of any of the Debtors or in the Agent's name (for the benefit of the Lenders) for past, present and future infringements of copyright;

                   (vii) all insurance policies and completion bonds connected with the item of Product and/or Recorded Product and all proceeds which may be derived therefrom;

                  (viii) all rights to distribute, sell, rent, license the
            exhibition of and otherwise exploit and turn to account the item of Product and/or Recorded Product, the negatives, sound tracks, prints and motion picture rights in and to said story, other literary material upon which the item of Product is based or from which it is adapted, and said music and musical compositions used or to be used in the item of Product and/or Recorded Product;

                    (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of the item of Product and/or Recorded Product or any part of the item of Product and/or Recorded Product, including, without limitation, all proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of the item of Product and/or Recorded Product and/or any of the elements of the item of Product and/or

            Recorded Product including from collateral, allied, subsidiary and merchandising rights;

                     (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to the item of Product and/or Recorded Product, and the right to obtain copyrights and renewals of copyrights therein;

                    (xi) the title of the item of Product and/or Recorded
            Product and all rights of the Debtors to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or the rules and principles of law and of any other applicable statutory, common law, or other applicable statutes, common law, or other rule or principle of law;

                   (xii) any and all contract rights and/or chattel paper which may arise in connection with the item of Product and/or Recorded Product;

                  (xiii) all accounts and/or other rights to payment which any
            Debtor presently owns or which may arise in favor of any Debtor in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of the item of Product and/or Recorded Product, and from exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with the item of Product and/or Recorded Product;

                   (xiv) any and all "general intangibles" (as that term is
            defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of any Debtor or the Lenders for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with the item of Product and/or Recorded Product, any and all general intangible rights in favor of any Debtor or the Lenders relating to licenses of sound or other equipment, licenses for any photograph or photographic process, and all general intangibles related to the distribution or exploitation of the item of Product and/or Recorded Product including general intangibles related to or which grow out of the exhibition of the item of Product and/or Recorded Product and the exploitation of any and all other rights in the item of Product and/or Recorded Product set out in this definition;

                    (xv) any and all goods including inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of the item of Product and/or Recorded Product and which goods pursuant to any production or distribution agreement or otherwise are owned by any Debtor;

                   (xvi) all and each of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of the item of Product and/or Recorded Product, including, without limitation, any and all rights in favor of any Debtor and/or the Agent (for the benefit of the Lenders), the ownership or control of which are or may become necessary or desirable, in the opinion of the Agent, in order to complete production of the item of Product and/or Recorded Product in the event that the Agent exercises any rights it may have to take over and complete production of the item of Product and/or Recorded Product;

                  (xvii) any and all documents issued by any pledgeholder or bailee with respect to the item of Product and/or Recorded Product, the negatives, sound tracks or prints with respect thereto;

                (xviii)  any and all rights of any Debtor under contracts
            relating to the production of the Product and/or Recorded Product;

                   (xix) any and all rights of any of the Debtors under the
            Distribution Agreements, Agency Contracts, the Baywatch Distribution Agreement, the Baywatch Nights Distribution Agreement and/or Licensing Agreements relating to any item of Product and/or Recorded Product; and

                    (xx) the right of AAF and/or the Parent to indemnification from Interpublic pursuant to Article VIII of the Fremantle Purchase Agreement;

provided, however, Collateral shall not include any real property or any of the Debtors' physical inventory which constitutes "Owner's Records" as defined in the Distribution Agreement dated as of September 1, 1990 between BMG Music and SBR, as amended through the date hereof.

            "Collection Accounts" shall mean the accounts referred to in
Section 8.3.

            "Commitment" shall mean with respect to each Lender, its Baywatch Commitment, its B.N. Commitment or its Working Capital Commitment, as applicable.

            "Commitment Fees" shall have the meaning given such term in
Section 2.8 hereof.

            "Commitment Termination Date" shall mean the earliest to occur of
(i) April 12, 1999 or (ii) such earlier date on which the Commitments shall terminate in accordance with Article 7.

            "Complete" or "Completed" or "Completion" shall mean with respect to any item of Product, that (A) either (i) sufficient elements have been delivered to, and accepted by, a Person (other than Fremantle, any Debtor or an Affiliate thereof) to permit such Person either to distribute or exhibit the item of Product on television or (ii) the Borrowers have certified to the Agent that an independent laboratory has in its possession a complete final one-inch tape or 35mm composite positive print of the item of Product as finally cut, main and end titled, edited, scored and assembled, with sound track printed thereon in perfect synchronization with the photographic action and fit and ready for television exhibition and distribution, provided that if such certification shall not have been verified to the Agent by such independent laboratory within 20 Business Days thereafter, such item of Product shall revert to being un-Completed until the Agent receives such verification and (B) if such item of Product was acquired from a third party, the entire acquisition price or minimum advance due and payable at such time shall have been paid in full.

            "Completion Bond" shall mean a completion bond, in form and substance satisfactory to the Agent, issued by a financially sound and reputable completion guarantor approved by the Majority Lenders which bond is in favor of the Agent and guarantees Completion and delivery of an item of Product. The Majority Lenders hereby pre-approve as a completion guarantor (i) Motion Pictures Guarantors Ltd. (to the extent such completion bond is accompanied by a Wellington Insurance Company "cut-through") and (ii) International Film Guarantors provided that such pre-approval may be revoked at any time upon 15 days prior written notice to the Borrowers prior to the issuance of a Completion Bond by Motion Pictures Guarantors Ltd.

            "Contribution Agreement" shall mean a Contribution Agreement executed by the Guarantors substantially in the form of Exhibit F.

            "Convertible Subordinated Notes" shall mean the Parent's 6 1/2% Convertible Subordinated Notes due 2003.

            "Copyright Security Agreement" shall mean the Copyright
Security Agreement, substantially in the form of Exhibit B-1 hereto as the same may be amended or supplemented from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

            "Copyright Security Agreement Supplement" shall mean a Supplement to the Copyright Security Agreement substantially in the form of Exhibit B-2 hereto.

            "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect a Debtor against fluctuations in currency values.

            "Debtors" shall mean the Borrowers and the Guarantors.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Distribution Agreements" shall mean (i) any and all agreements entered into by a Debtor pursuant to which such Debtor has acquired distribution rights to any item of Product and (ii) any agreement hereafter entered into by a Debtor pursuant to which such Debtor acquires distribution rights to an item of Product.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Domestic Receivables" shall mean with respect to any Person, those Eligible Receivables which (A) are due to such Person from Approved Obligors which are (i) major domestic pay or cable television networks,
(ii) domestic television networks (including Fox, UPN and Warner) and their affiliates, (iii) domestic television superstations, or (iv) domestic independent television stations or (B) which are due to such Person under Agency Contracts from Approved Producers based upon Domestic Receivables payable to such Approved Producer.

            "EBITDA" shall mean, for any period, for any Person, the sum for such period of (i) Net Income, (ii) depreciation and amortization expense (including amortization of film costs), (iii) interest expense and (iv) provision for income taxes during such period, all as determined for such period in conformity with GAAP.

            "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch, subsidiary or agency located in the country in which it is organized or another country which is also a member of the OECD; or (iv) the central bank of any country which is a member of the OECD.

            "Eligible Receivables" shall mean, at any date at which the amount thereof is to be determined, an amount equal to (a) the sum of the minimum specified amounts which relate to Product, or Record Product which are contractually obligated to be paid to a Debtor by an Approved Obligor on payment dates certain or mutually agreed-upon estimated dates of payment, minus
(b) the sum of the following items (based on the Parent's then best estimates): reserves for bad debts, payments due to third parties, taxes, participations (payable, in each case, out of or reasonably contemporaneously with the payment of such receivable), residuals, royalties (except royalties on Record Receivables), unpaid collection/distribution expenses, commissions, and releasing costs, and any other projected expenses of the Borrowers arising in connection with such accounts receivable; all such amounts included in clause
(a) or (b) above discounted in the case of amounts which are not by their terms due and payable within 12 months following the date of determination on a quarterly basis by a rate of interest equal to the greater of (i) interest rate currently for Alternate Base Rate Loans in effect at the date of such determination and (ii) 7% per annum. Eligible Receivables shall not include:

                     (i) accounts receivable which remain unpaid more than 90
            days after the end of the month in which invoiced, in the case of cash syndication receivables; or more than 120 days after the end of the month in which invoiced, in the case of barter syndication receivables; or more than 30 days after they become due and payable, in the case of all other receivables;

                    (ii) any receivable amount from any obligor which has 10%
            or more of the total receivable amount
            from such obligor that are excluded by reason of the preceding paragraph;

                   (iii) any portion of any receivable which is payable later than October 13, 1999;

                    (iv) accounts receivable for which there is a bona fide
            request (which has not been approved by a Debtor within ten days of receipt) for a material credit, adjustment, compromise, offset, counterclaim or dispute, provided, however, that only the amount in question shall be excluded from such receivable;

                     (v) accounts receivable which the Parent or a Debtor cannot warrant title to sufficient underlying rights to justify such receivable;

                    (vi) accounts receivable which the Agent (for the benefit of the Lenders) does not have a first perfected security interest;

                   (vii) except in the case of (A) Type B and Type C Barter
            Receivables to the extent outlined in the relevant definition and
            (B) Record Receivables, accounts receivable which are not related to Completed Product or covered by a Completion Bond;

                  (viii) accounts receivable which have been included in any
            Debtors' estimated bad debts; but only to the extent such amount has not been deducted pursuant to clause (ii) of this definition of "Eligible Receivables";

                    (ix) accounts receivable which are subject (in the
            discretion of the Agent, acting in good faith) to material conditions precedent to payment (including a material performance obligation on the part of a Debtor or any other party or obligations contingent upon future events) not within a Debtor's control within the ordinary course of business, except for Type A, Type B and Type C Barter Receivables to the extent specified in the relevant definition;

                     (x) accounts receivable in excess of $1,000,000 in the
            aggregate which are not payable in Dollars unless the amount (in excess of $1,000,000) sought to be included in the Borrowing Base is covered by a Currency Agreement which provides for Dollar payments to be made directly to the Agent and which is otherwise acceptable to the Agent. For purposes of determining the amount to be included in the Borrowing Base for any accounts receivable payable in a currency other than Dollars, such amount shall be calculated at a rate equal to the lowest exchange rate of such currency into Dollars (as stated in the form of Dollars per foreign currency unit) available for the preceding twelve months as published in the Wall Street Journal for current currency transactions or as quoted by Chemical Bank;

                    (xi) except for Record Receivables, accounts receivable
            which are in excess in the aggregate of the Allowable Amount with respect to such Approved Obligor, or with regard to Agency Contracts, do not arise from circumstances where the obligor on the underlying receivable is an Approved Obligor in aggregate amounts not in excess of the Allowable Amount with respect to such Approved Obligor and the producer is an Approved Producer;

                   (xii) accounts receivable which, during the six months prior to the expiration of the existing distribution agreement with BMG Music, Inc., as extended from time to time, are Record Receivables in excess of $2,000,000 in the aggregate;

                  (xiii) accounts receivable which are related to an item of
            Product which is not covered by a Pledgeholder Agreement or Laboratory Access Letter to the extent required by Section 5.13 hereof; or

                   (xiv) accounts receivable relating to AAF (except those
            receivables arising from AAF's role as a foreign sales agent for a Debtor) or arising in connection with the distribution of assets, rights or programming acquired from Fremantle.

            "Employment Agreements" shall mean the agreements with Anthony Scotti, Ben Scotti, Tom Bradshaw, Myron Roth and Lawrence Lamattina listed on Schedule 3 hereto.

            "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 et seq., the Clean Air Act ("CAA"), 42
U.S.C. Section Section 7401 et seq., the Federal Insecticide,
Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Section Section 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30
U.S.C. Section Section 1201 et seq., the Comprehensive

Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657, together, in each case, with any amendment thereto, and the regulations adopted and the official publications promulgated thereunder and all substitutions thereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. Section 1001 et seq. and the regulations promulgated thereunder.

            "Eurodollar Loan" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

            "Event of Default" shall have the meaning given such term in
Article 7 hereof.

            "Existing Agreement" shall mean the Credit, Security,
Guaranty and Pledge Agreement dated as of February 5, 1993, among Parent as Guarantor, AATI, LBS, SBEI, SBR as Borrowers, the other Guarantors named therein, the Lenders referred to therein, Chemical Bank, as Agent for the Lenders and Chemical Bank as Fronting Bank, as amended.

            "Film Assets" shall mean screenplays, novels, treatments, outlines and other literary properties upon which an item of Product is to be based, and copyrights in each case acquired in the ordinary course of business by any of the Borrowers.

            "Foreign Receivables" shall mean with respect to any Person, those Eligible Receivables which are:

                    (i) payable to such Person by foreign obligors which are Approved Obligors; or

                   (ii) payable to such Person by foreign obligors which are not
            Approved Obligors, but only to the extent such Eligible Receivables are secured by an Acceptable L/C; or

                  (iii) payable to such Person under Agency Contracts from
            Approved Producers based upon Foreign Receivables payable to such Approved Producer.

            "Fremantle" shall mean Fremantle International, Inc., a New York corporation.

            "Fremantle Agreement" shall mean the Credit, Security, Guaranty and Pledge Agreement dated as of August 3, 1994 among Parent as Guarantor, AAF as Borrower, the other Guarantors referred to therein, the Lenders referred to therein and Chemical Bank as Agent for the Lenders.

            "Fremantle Collateral" shall be as described in the Fremantle Security Agreement.

            "Fremantle Purchase Agreement" shall mean the Amended and Restated Fremantle Acquisition Agreement dated as of June 30, 1994 as amended and restated through August 3, 1994 between the Parent and Interpublic, as amended from time to time.

            "Fremantle Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit J hereto.

            "Fronting Bank" shall mean as defined in the initial paragraph hereof.

            "Fundamental Documents" shall mean this Credit Agreement, the Notes, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Fremantle Security Agreement, the Trademark Security Agreement, UCC financing statements and any other ancillary documentation which is required to be or is otherwise executed by any of the Debtors and delivered to the Agent in connection with this Credit Agreement.

            "GAAP" shall mean generally accepted accounting principles consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

            "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

            "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guarantying or intended to guaranty any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or

(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

            "Guarantors" shall mean (i) with respect to the Term Loan, the Parent, Baywatch, Baywatch Nights, Malibu, AATI, LBS, SBEI, SBR, Santa Monica Sound Recorders, Inc., a California corporation ("SMR"), All American Productions, Inc., a California corporation ("AAP"), All American Television Production, Inc., a California corporation ("AATP"), All American FDF Holdings, Inc., a Delaware corporation ("FDF") and Talbot Television Limited, a corporation organized under the laws of the United Kingdom ("Talbot"); (ii) with respect to the Baywatch Loans, the Parent, Baywatch Nights, Malibu, AATI, LBS, SBEI, SBR, SMR, AAP, AATP, FDF, AAF and Talbot; (iii) with respect to the B.N. Loans, the Parent, Baywatch, Malibu, AATI, LBS, SBEI, SBR, SMR, AAP, AATP, FDF, AAF and Talbot; and (iv) with respect to the Working Capital Loans, Baywatch, Baywatch Nights, Malibu, AATI, LBS, SBEI, SBR, SMR, AATP, FDF, AAF and Talbot.

            "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

            "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables and Program Acquisition Guarantees to the extent permitted by Section 6.28 arising in the ordinary course and payable in accordance with customary trading terms in the ordinary course of business);
(ii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or for which such Person has otherwise provided credit support;
(iii) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness; (iv) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables arising in the ordinary course and payable in accordance with customary trading terms in the ordinary course of business); and (v) obligations of such Person under Capital Leases.

            "Interest Coverage Ratio" for any period shall mean the ratio of (x) Operating Income for such period plus the amount of good will amortized during such period which is directly associated with the acquisition of the Fremantle non-voting stock and assets to (y) Net Interest Expense for such period.

            "Interest Payment Date" shall mean (i) as to any Eurodollar
Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of six months, the last day of such Interest Period and, in addition, the date during such Interest Period that would be the last day of an Interest Period commencing on the same day as the first day of such Interest Period but having a duration of three months and (iii) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December (commencing the last Business Day of June 1995).

            "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date of such Loan or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would result in the aggregate dollar amount of Eurodollar Loans with respect to the Term Loan having Interest Periods ending after any date on which an installment of principal of the Term Notes is scheduled to be paid pursuant to Section 2.6(g) herein being in excess of the aggregate principal installments of the Term Notes scheduled to mature after such date, (iii) no Interest Period may be selected which would end later than April 13, 1999 and (iv) with respect to the Term Loans, no Interest Period may be selected which would end later than the Maturity Date.

            "Interest Rate Protection Agreements" shall mean any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect any Borrower against fluctuations in interest rates.

            "Interpublic" shall mean The Interpublic Group of Companies, Inc., a Delaware corporation.

            "Interpublic Agreement" shall mean an agreement entered into between Interpublic and the Agent substantially in the form of Exhibit K hereto.

            "Investment" shall mean any stock, evidence of indebtedness or other securities of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guarantee of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), and any purchase of (i) any securities of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment exclusive of Program Acquisition Guarantees and commitments to the extent permitted by Section 6.28.

            "Investment Grade Account Debtor" shall mean any Person not specifically identified by name on Schedule 2 hereto (as amended from time to time) which has a credit rating of at least BBB or the equivalent thereof by Standard & Poor's Rating Group or Moody's Investors Services, Inc.

            "Keyman Life Insurance" shall mean the Lamattina Life
Insurance and the Scotti Life Insurance.

            "Keyman Life Insurance Assignment" shall mean the Assignment to the Agent of the Keyman Life Insurance as Collateral, in form and substance satisfactory to the Agent.

            "LBS" shall mean LBS Communications, a New York corporation.

            "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus the face amount of all drafts which have been presented under all Letters of Credit but have not yet been paid or have been paid but not reimbursed.

            "Laboratory Access Letter" shall mean a letter agreement among (i) a laboratory holding any elements of any Product or Recorded Product to which a Debtor has the right of access, (ii) such Debtor and (iii) the Agent, substantially in the form of Exhibit C hereto or a form otherwise acceptable to the Agent.

            "Lamattina Life Insurance" shall mean the life insurance policy on the life of Lawrence Lamattina issued by Metropolitan Life Insurance Company or such other insurance company acceptable to the Agent in a face amount as specified in Section 5.5(i) herein, and any supplemental or replacement policies relating thereto.

            "Lender" and "Lenders" shall mean the financial institutions whose names appear at the foot hereof and any assignee of a Lender pursuant to Section 13.3(b).

            "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Agent from time to time.

            "Letter of Credit" shall mean a letter of credit issued by the Fronting Bank pursuant to Section 2.18.

            "Leverage Ratio" shall mean the ratio of Total Liabilities to Net Worth.

            "LIBO Rate" shall mean, with respect to the Interest Period for a Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Agent in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board of Governors of the Federal Reserve System. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

            "Licensing Agreements" shall mean agreements between a Debtor and other Persons (who are not Affiliates of a Debtor) pursuant to which such Debtor grants licenses to such other Persons to distribute, broadcast or exhibit an item of Product.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or the agreement to grant a security interest at a future date).

            "Loan" shall mean the Term Loan, a Baywatch Loan, a B.N. Loan or a Working Capital Loan, as applicable.

            "Loans" shall mean collectively the Term Loan, the Baywatch Loans, the B.N. Loans and the Working Capital Loans.

            "Majority Lenders" shall mean (i) the Lenders holding at least 51% of the aggregate unpaid principal amount of the Loans then outstanding or (ii) if no Loans are then outstanding, the Lenders holding at least 51% of the Total Commitments.

            "Make Goods" shall mean an obligation to offer an advertiser additional advertising time on a particular television program or on other programs as compensation for any shortfall in the actual rating or demographic make-up of the viewing audience (as determined by A.C. Nielsen or similar rating services) of a particular program on which such advertiser has purchased advertising time.

            "Malibu" shall mean The Malibu Branch Production Company, a California corporation.

            "Margin Stock" shall be as defined in Regulation U of the Board of Governors of the Federal Reserve System.

            "Maturity Date" shall mean April 13, 1999 or such earlier date, if any, on which the Term Loan shall become due and payable in accordance with
Article 7.

            "Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

            "National Spots" shall mean units of a specified duration of national commercial advertisements to be integrated into an item of Product for its telecast in a specified territory, in accordance with customary industry practice of barter.

            "Net Cash Proceeds" shall mean cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) from any issuance of debt securities of a Debtor or any sale, lease, transfer or other disposition of property or other assets of a Debtor, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and any taxes payable and reasonably estimated income taxes, as a consequence of such sale, lease, transfer or other disposition, but only to the extent reserved for, whether or not such reserve is required by GAAP.

            "Net Income" shall mean for any period for which such amount is being determined the net income (loss) of such Person for such period in accordance with GAAP.

            "Net Interest Expense" shall mean for any period for which such amount is being determined, total interest expense (including amounts properly attributable to Capital Leases in accordance with GAAP, capitalized interest and amortization of debt discount and debt issuance costs, but net of interest income to the extent received in cash) of the Parent and its Subsidiaries on a consolidated basis.

            "Net Worth" shall mean, at any date, the amount of stockholders' equity as would be reported on the consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP as of the date of determination.

            "Non-Investment Grade Account Debtor" shall mean any Person which is neither specifically identified by name on Schedule 2 hereto (as amended from time to time) nor an Investment Grade Account Debtor.

            "Notes" shall mean collectively the Term Notes, the Baywatch Notes, the B.N. Notes and the Working Capital Notes.

            "Obligations" shall mean the obligation of the relevant Borrowers to make due and punctual payment of principal of and interest on the Loans, the Commitment Fees and all other monetary obligations of the Borrowers to the Agent or any Lender under this Credit Agreement, the Notes or any other Fundamental Documents and all amounts payable by any Borrower to any Lender under any Interest Rate Protection Agreement.

            "Operating Income" shall mean for any period for which such amount is being determined, total revenues less total expenses of the Parent and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

            "Parent" shall be as defined in the initial paragraph of this Credit Agreement.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "Percentage" shall mean each Lender's percentage share of the Total Commitment which shall be equal to each Lender's percentage share of the Term Loan.

            "Permitted Encumbrances" shall mean Liens permitted under Section
6.2 hereof.

            "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA.

            "Pledged Securities" shall mean (i) all of the issued and outstanding capital stock of each of the Subsidiaries of the Parent other than as noted on Schedule 3.7 hereto and (ii) all of the issued and outstanding non-voting capital stock of Fremantle owned by AAF.

            "Pledgeholder Agreement" shall mean a Laboratory Pledgeholder Agreement among a Debtor, the Agent, a third party completion guarantor (if there is one), and one or more laboratories located within the continental United States, substantially in the form of Exhibit G hereto, or in such other form as shall be acceptable to the Agent.

            "Pledgors" shall mean those Debtors identified as such on Schedule 3.7.

            "Prepayment Date" shall be as defined in Section 2.12(j).

            "Product" shall mean any movie-of-the-week, television series, motion picture, film, videotape or other program produced for television release or for release in any other medium, or exhibited in any theatre, or shown on network, free and cable, pay and/or other television medium (including without limitation first run syndication) in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which a Debtor (i) is the initial copyright owner or (ii) acquires an equity interest or distribution rights. The term "item of Product" shall include, without limitation, the scenario, screenplay or script upon which such item of Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of a Debtor, and all rights therein and thereto, of every kind and character to the extent of the Debtor's interest therein.

            "Production Company" shall mean Baywatch or Baywatch Nights, as applicable.

            "Production Loan Agreement" shall mean the Credit, Security, Guaranty and Pledge Agreement dated as of February 5, 1993 (as heretofore amended) among Baywatch, as Borrower; the

Parent, AATI and LBS as Guarantors; the Lenders named therein and Chemical Bank, as Agent.

            "Program Acquisition Guarantees" shall mean any commitment of a Debtor to a producer or owner of Product in conjunction with the acquisition of Product or distribution rights in Product by such Debtor to the effect that the gross revenues to be generated in the future from the exploitation of such Product or the net revenues to be received by such producer or owner from the exploitation of such Product will equal or exceed an amount specified in the acquisition agreement related to such Product or otherwise requiring payment by the Debtor of a minimum amount specified in the acquisition agreement related to such Product regardless of actual performance of such Product.

            "Program Spending Ratio" shall mean the ratio of (x) EBITDA plus the amount of net cash proceeds received by the Parent during the Rolling Period most recently ended as a result of any new issuance of equity securities during such Rolling Period, minus interest and scheduled amortization on the Term Loan during such Rolling Period to (y) Program Spending during such Rolling Period. For purposes hereof, "Program Spending" shall mean the cash component of "additions to television programming costs" as such term is used on the Parent's consolidated statement of cash flow.

            "Quiet Enjoyment" shall be as defined in Section 8.13.

            "Recorded Product" shall mean any audio embodiment of musical, spoken or other sounds regardless of the nature of the material object, such as discs, tapes or other phonorecords, in which such sounds are embodied.

            "Record Receivables" shall mean receivables from BMG Music, Inc. in connection with Recorded Product.

            "Refund Percentage" shall mean at the date of determination the actual amount of cash refunds made by all Debtors during the period most recently ended in connection with all barter receivables divided by the total amount of actual barter revenue received by the Debtors during such period.

            "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

            "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment on account of shares of any class of stock of the Parent or any of its Subsidiaries now or hereafter outstanding; (ii) any redemption or other acquisition or re-acquisition by the Parent or any of its Subsidiaries of any class of its own stock or other equity interest of Fremantle, the Parent, any of its Subsidiaries or any Affiliate now or hereafter outstanding; (iii) any payment of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt and (iv) any payment made to retire, or obtain the surrender of any outstanding warrants, puts or options or other rights to purchase or acquire shares of any class of stock of the Parent or any of its Subsidiaries now or hereafter outstanding.

            "Revolving Credit Loan" shall mean a Baywatch Loan, a B.N. Loan or a Working Capital Loan.

            "Revolving Credit Loans" shall mean, collectively, all Baywatch Loans, all B.N. Loans and all Working Capital Loans.

            "Rolling Period" shall mean, with respect to the fiscal quarter then ended, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

            "Royalty Account" shall be as defined in Section 11.2 hereof.

            "SBEI" shall mean Scotti Brothers Entertainment Industries, Inc., a Delaware corporation.

            "SBR" shall mean Scotti Brothers Records, Inc., a California corporation.

            "Schedule of Commitments" shall mean the schedule of the commitments of the Lenders set forth in Schedule 1 hereto.

            "Scotti Life Insurance" shall mean the life insurance policy on the life of Anthony Scotti issued by Transamerica Occidental Life Insurance Company or such other insurance company acceptable to the Agent in a face amount of not less than $10,000,000, and any supplemental or replacement policies relating thereto.

            "Series" shall mean the Baywatch Series or the Baywatch Nights Series, as applicable.

            "Subordinated Debt" shall mean all other Indebtedness of any of the Debtors subordinated to the Obligations pursuant to written agreements, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Super Majority Lenders.

            "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. The parties hereby agree that until such time (if ever) as any of the Debtors becomes the owner of the Voting Stock of Fremantle, Fremantle shall not be deemed a Subsidiary of any Debtor.

            "Super Majority Lenders" shall mean (i) the Lenders holding at least 60% of the aggregate unpaid principal amount of the Loans then outstanding or
(ii) if no Loans are then outstanding, the Lenders holding at least 60% of the Total Commitments.

            "Term Collection Account" shall be as defined in Section 8.3.

            "Term Loan" shall be as defined in Section 2.1.

            "Term Notes" shall be as defined in Section 2.6(a).

            "Total Commitments" shall mean (i) with respect to all Lenders, the sum of all Lenders' Baywatch Commitments, B.N. Commitments and Working Capital Commitments and (ii) with respect to a Lender, the sum of such Lender's Baywatch Commitment, such Lender's B.N.

Commitment and such Lender's Working Capital Commitment.

            "Total Liabilities" shall mean, on a consolidated basis, all Indebtedness of the Parent and its Subsidiaries, including Program Acquisition Guaranties but excluding the Convertible Subordinated Notes.

            "Trademark Security Agreement" shall mean a Trademark Security Agreement executed by the Debtors substantially in the form of Exhibit L.

            "Transfer Date" shall be as defined in Section 2.12(h).

            "Type A Barter Receivables" shall mean with respect to any Debtor, the amount of all receivables (adjusted for actual Make Goods) which are contractually owing to such Person from Approved Obligors in connection with the Baywatch Series which receivables are due within twelve (12) months from the date of inclusion in the Borrowing Base even though the corresponding program to which such receivables relate has not yet aired, provided that Baywatch has a broadcast order or firm contracts to clear markets in 70% of the country for such program and such Person has no completion or delivery risk for such program, i.e., a Completion Bond is in place naming Baywatch or the Agent as beneficiary on the Completion Bond (the maximum amount included shall then be the lesser of such Person's investment and amount covered by the Completion Bond). The underlying contract for a Type A Barter Receivable may include a provision for a cash reduction as opposed, or in addition, to a Make Good provision. Such receivables shall otherwise satisfy all applicable criteria for inclusion as Eligible Receivables.

            "Type B Barter Receivables" shall mean with respect to any Debtor, the amount of all receivables (adjusted for actual Make Goods) which are due to such Debtor from Approved Obligors in connection with any other program (other than the Baywatch Series) for which all conditions for Type A Barter Receivables have been met; provided, however, that if a Completion Bond is not in place for such program, receivables to be included as Type B Barter Receivables shall be limited to the amount equal to the percentage of the total receivable owing which is the same percentage as the number of episodes actually delivered at the time of inclusion of such receivable in the Borrowing Base is of the total number of episodes of the relevant Series planned for the entire season (relates to season contract sales only). No credit for Type B Barter Receivables may be included in the Borrowing Base until episodes of the corresponding program to which such receivables relate have been aired for four weeks; then receivables for such series may be included in the Borrowing Base. The net receivables for such program which may be included as Type B Barter Receivables are to be calculated using the lowest rating received during the previous four weeks for such program. The underlying contract for a Type B Barter Receivable may include a provision for a cash reduction as opposed, or in addition, to a Make Good provision. Such receivables shall otherwise satisfy all applicable criteria for inclusion as Eligible Receivables.

            "Type C Barter Receivables" shall mean with respect to any Debtor, the amount of all receivables (adjusted for actual Make Goods) which are due to such Debtor from Approved Obligors for which all conditions for Type B Barter Receivables have been met plus the corresponding program to which such receivables relate shall be in its second or successive season; provided, however, that if a Completion Bond is not in place for such program, receivables to be included as Type C Barter Receivables shall be limited to the amount equal to the percentage of the total receivable owing which is the same percentage as the number of episodes actually delivered at the time of inclusion of such receivable in the Borrowing Base is of the total number of episodes of the relevant Series planned for the entire season (relates to season contract sales only). The net amount of such receivables for such program which may be included as Type C

Barter Receivables are to be calculated (before the series airs in the current season) using a rating which is equal to 80% of the previous season's cumulative rating for such series until a rating is received for the current season; thereafter the amount of such receivables which may be included as Type C Barter Receivables is to be calculated, after four weeks, using the lowest rating received for the program during the previous four weeks. The underlying contract for a Type C Barter Receivable may include a provision for a cash reduction as opposed to, or in addition to a Make Good provision. Such receivables shall otherwise satisfy all applicable criteria for inclusion as Eligible Receivables.

            "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Credit Agreement.

            "Voting Stock" shall mean the capital stock of an entity having ordinary voting power under ordinary circumstances to vote in the election of directors of such entity.

            "Working Capital Commitment" shall mean the commitment of each Lender to make Working Capital Loans to the Parent in an amount not in excess of the amount set forth opposite its name in the Schedule of Commitments under the column "Working Capital Loan Commitment", as such amount may be reduced from time to time in accordance with this Credit Agreement.

            "Working Capital Loan" shall be as defined in Section 2.4.

            "Working Capital Notes" shall be as defined in Section 2.6(d).

2.  THE LOANS

            SECTION 2.1.  Term Loan.

            Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make a loan (all such Loans being referred to as the "Term Loan") to AAF on the Closing Date in an aggregate amount for such Lender which shall be equal to the amount set forth opposite such Lender's name under the column "Term Loan" in the Schedule of Commitments; provided, however, that the aggregate amount of the Term Loan shall be $30,000,000. The Agent shall apply the proceeds of the Term Loan to the Indebtedness of AAF to Chemical Bank under the Fremantle Agreement.

            SECTION 2.2.  Baywatch Loans.

            Each Lender, severally and not jointly, agrees upon the terms and subject to the conditions hereof, to make loans (each a "Baywatch Loan") to Baywatch from time to time on or after the Closing Date and prior to the Commitment Termination Date, in an aggregate amount at any one time outstanding for such Lender which shall not exceed the amount of such Lender's Baywatch Commitment. No Baywatch Loan shall be made which would result in the aggregate amount of (a) all outstanding Revolving Credit Loans plus L/C Exposure exceeding the lesser of (i) the then current amount of the Borrowing Base or (ii) the aggregate of the Total Commitments of all Lenders then in effect or (b) all outstanding Baywatch Loans exceeding the aggregate of the Baywatch Commitments of all Lenders then in effect. Subject to the terms hereof, Baywatch may borrow, repay and reborrow amounts constituting the Baywatch Commitments. Subject to
Section 2.5 hereof, the Baywatch Loans shall be made at such times as Baywatch shall request, but the Lenders shall not be required to make Baywatch Loans hereunder more often than once each calendar week. The Agent shall apply a sufficient amount of the proceeds of the initial Baywatch Loans hereunder to the payment in full of all outstanding Indebtedness of Baywatch to the lenders under the Production Loan Agreement.

            SECTION 2.3.  B.N. Loans.

            Each Lender, severally and not jointly, agrees upon the terms and subject to the conditions hereof, to make loans (each a "B.N. Loan") to Baywatch Nights from time to time on or after the Closing Date and prior to the Commitment Termination Date, in an aggregate amount at any one time outstanding for such Lender which shall not exceed the amount of such Lender's B.N. Commitment. No B.N. Loan shall be made which would result in the aggregate amount of (a) all outstanding Revolving Credit Loans plus L/C Exposure exceeding the lesser of (i) the then current amount of the Borrowing Base or (ii) the aggregate of the Total Commitments of all Lenders then in effect or (b) all outstanding B.N. Loans exceeding the aggregate of the B.N. Commitments of all Lenders then in effect. Subject to the terms hereof, Baywatch Nights may borrow, repay and reborrow amounts constituting the B.N. Commitments. Subject to Section
2.5 hereof, the B.N. Loans shall be made at such times as Baywatch Nights shall request, but the Lenders shall not be required to make B.N. Loans hereunder more often than once each calendar week.

            SECTION 2.4.  Working Capital Loans.

            Each Lender, severally and not jointly, agrees upon the terms and subject to the conditions hereof, to make working capital loans (each a "Working Capital Loan") to the Parent from time to time on or after the Closing Date and prior to the

Commitment Termination Date, in an aggregate amount at any one time outstanding for such Lender which shall not exceed the amount of such Lender's Working Capital Commitment. No Working Capital Loan shall be made which would result in the aggregate amount of (a) all outstanding Revolving Credit Loans plus L/C Exposure exceeding the lesser of (i) the then current amount of the Borrowing Base or (ii) the aggregate of the Total Commitments of all Lenders then in effect or (b) all outstanding Working Capital Loans plus the L/C Exposure exceeding the aggregate of the Working Capital Commitments of all Lenders then in effect. Subject to the terms hereof, the Parent may borrow, repay and reborrow amounts constituting the Working Capital Commitments. Subject to
Section 2.5 hereof, the Working Capital Loans shall be made at such times as the Parent shall request, but the Lenders shall not be required to make Working Capital Loans hereunder more often than once each calendar week. The Agent shall apply a sufficient amount of the proceeds of the initial Working Capital Loans hereunder to the payment in full of all outstanding Indebtedness of the Parent under the Existing Agreement.

            SECTION 2.5.  Making of Loans.

            (a) Each Loan shall be an Alternate Base Rate Loan or a Eurodollar Loan as any of the Borrowers may request subject to and in accordance with this Section. The appropriate Borrower shall give the Agent at least three Business Days' prior written, telegraphic or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Eurodollar Loans, and at least one Business Day's prior written, telegraphic or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Alternate Base Rate Loans. Each such notice in order to be effective must be received by the Agent not later than 3:00 p.m., New York City time on the day required and shall specify the date (which shall be a Business Day) on which such Loan is to be made and the aggregate principal amount of the requested Loan. Each such notice shall be irrevocable and shall specify whether the Borrowing then being requested is to consist of Alternate Base Rate Loans or Eurodollar Loans and in the case of Eurodollar Loans, the Interest Period or Interest Periods with respect thereto. If no election of an Interest Period is specified in such notice in the case of a Borrowing consisting of Eurodollar Loans, such notice shall be deemed to be a request for an Interest Period of one month. If no election is made as to the type of Loan, such notice shall be deemed a request for a Borrowing consisting of Alternate Base Rate Loans. No Borrowing shall consist of Eurodollar Loans if after giving effect thereto an aggregate of more than six separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (determined in accordance with Section 2.11(c) hereof).

            (b) The Agent shall promptly notify each Lender of its proportionate share of each Borrowing under this Section, the date of such Borrowing, the type of Loans being requested and the Interest Period or Interest Periods applicable thereto. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the offices of the Agent's Agent Bank Services Department, 140 East 45th St., 29th Floor, New York, NY 10017, Attention: Doris Mesa for credit to All American Communications Clearing Acct., Account No. 144-8-16084 (Reference: "All American Communications, Inc. - Credit Agreement dated as of April 13, 1995") no later than 1:00 P.M. New York City time in Federal or other immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund any Borrowing hereunder, the Agent shall disburse such funds by depositing the requested amounts into an account maintained with the Agent by such of the Borrowers as have requested such Loans.

            (c) Each Lender may at its option fulfill its obligation to make Eurodollar Loans by causing a foreign branch or affiliate to fund such Eurodollar Loans, provided that any exercise of such option shall not affect the obligation of the appropriate Borrowers to repay Loans in accordance with the terms hereof. Subject to the other provisions of this Section, Loans of more than one interest rate type may be outstanding at the same time.

            (d) The amount of any Borrowing of new funds shall be in an aggregate principal amount of $500,000 (or such lesser amount as shall equal the available but unused portion of the appropriate Commitments) or such greater amount which is an integral multiple of $100,000; provided, however that the amount of any Borrowing of new funds which shall be a Eurodollar Loan shall be in an aggregate principal amount of $1,500,000 or such greater amount which is an integral multiple of $100,000.

            (e) Notwithstanding the provisions of clause (a) above and/or the absence of a request from one of the Borrowers that the Lenders make a Loan, the Lenders may make Loans and apply the proceeds thereof as follows:

            (x) if the completion guarantor for any Product being produced by a Debtor shall take over production of such Product pursuant to the Completion Bond with respect to such Product, the Lenders may make Loans with respect to the production of such Product and pay the proceeds thereof directly to the completion guarantor to be used to finance the production and delivery of such Product pursuant to the terms of the Completion Bond; and

            (y) if an Event of Default shall have occurred and be continuing, the Lenders may make Loans with respect to any Product being produced by a Debtor and pay the proceeds thereof directly to Persons providing services in connection with the production, delivery and distribution of such Product so as to ensure Completion of such Product and/or the collection of Eligible Receivables.

If such Loans are made in connection with Baywatch, such Loans shall be Baywatch Loans (to the extent available); if such Loans are made in connection with Baywatch Nights, such Loans shall be B.N. Loans (to the extent available) and otherwise, such Loans shall be Working Capital Loans.

            SECTION 2.6.  Notes.

            (a) The Term Loan made by each Lender hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A-1 (each a "Term Note" and collectively the "Term Notes") in the face amount of each such Lender's Percentage of the Term Loan, payable to the order of each such Lender, duly executed by AAF and dated the Closing Date.

            (b) The Baywatch Loans made by each Lender hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A-2 (each a "Baywatch Note" and collectively the "Baywatch Notes") in the face amount of each such Lender's Baywatch Commitment, payable to the order of each such Lender, duly executed by Baywatch and dated the Closing Date.

            (c) The B.N. Loans made by each Lender hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A-3 (each a "B.N. Note" and collectively the "B.N. Notes") in the face amount of each such Lender's B.N. Commitment, payable to the order of each such Lender, duly executed by Baywatch Nights and dated the Closing Date.

            (d) The Working Capital Loans made by each Lender hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A-4 (each a "Working Capital Note" and collectively the "Working Capital
Notes") in the face amount of each such Lender's Working Capital Commitment, payable to the order of each such Lender, duly executed by the Parent and dated the Closing Date.

            (e) Each of the Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.7 hereof. Each Lender and the Agent on its behalf is hereby authorized by the appropriate Borrower, but not obligated, to enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Notes; provided, however, that the failure of any Lender or the Agent to set forth such Loans, principal payments or other information shall not in any manner affect the obligations of the appropriate Borrower to repay such Loans.

            (f) The Baywatch Notes, the B.N. Notes and the Working Capital Notes shall be payable in full on the Commitment Termination Date, subject to mandatory prepayment as provided in Section 2.12 hereof.

            (g) The outstanding principal amount of the Term Loan shall be payable in (i) thirteen quarterly installments due on the last Business Day of each March, June, September and December (commencing September 30, 1995) in accordance with the following schedule:


              Quarterly                               Amount of
            Payment Date                          Quarterly Payment
            ------------                          -----------------
            September 1995                            $2,500,000
            December 1995                              2,500,000
            March 1996                                   500,000
            June 1996                                    500,000
            September 1996                             3,000,000
            December 1996                              3,000,000
            March 1997                                 1,000,000
            June 1997                                  1,000,000
            September 1997                             3,000,000
            December 1997                              3,000,000
            March 1998                                 1,000,000
            June 1998                                  1,000,000
            September 1998                             4,000,000


and (ii) a final installment due on the last Business Day of December 1998 in an amount equal to the aggregate unpaid principal amount of the Term Loan.

            SECTION 2.7.  Interest on Notes.

            (a) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, at maturity and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrowers (as applicable) and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

            (b) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin. Interest shall be payable on each Alternate Base Rate Loan on each applicable Interest Payment Date, at maturity and on the date of a conversion of such Alternate Base Rate Loan to a Eurodollar Loan.

            (c) Anything in this Credit Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum permitted by Applicable Law.

            SECTION 2.8.  Commitment Fees and Other Fees.

            (a) The Borrowers jointly and severally agree to pay to the Agent for the account of each Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of June
1995) prior to the Commitment Termination Date and on the Commitment Termination Date, an aggregate fee (the "Commitment Fees") of 1/2 of 1% per annum, computed on the basis of the actual number of days elapsed over a year of 360 days, on the average daily amount by which such Lender's Total Commitment, as such Total Commitment may be reduced in accordance with the provisions of this Credit Agreement, exceeds the sum of such Lender's outstanding Revolving Credit Loans plus its Percentage of L/C Exposure during the preceding period or quarter.

            (b) Such Commitment Fees shall commence to accrue from the Closing Date.

            (c) In addition, the Borrowers jointly and severally agree to pay to the Agent on the Closing Date any and all fees that are then due and payable pursuant to the Fee Letter dated January 30, 1995 between the Parent and the Agent.

            SECTION 2.9. Optional and Mandatory Termination or Reduction of Commitments.

            (a) Upon written or telephonic (promptly confirmed in writing) notice to the Agent, which notice must be received by the Agent not later than 11:00 a.m. New York City time on the same Business Day, the relevant Borrower may at any time permanently terminate the appropriate Commitment in its entirety, or from time to time permanently reduce the appropriate Commitment in part. Each such reduction shall be in a minimum aggregate principal amount of $500,000 or an integral multiple thereof.

            (b) Following the repayment of the Term Loan, the Total Commitments shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds of (i) all issuances by any Debtor of any debt securities issued after the Closing Date (other than to another Debtor) and (ii) any asset sale made by any Debtor which sale is not in the ordinary course of business and the Net Cash Proceeds of which sale exceed $1,000,000; provided, however that Net Cash Proceeds of any sale by the Parent of its existing Santa Monica corporate headquarters facility shall not permanently reduce the Total Commitments as aforesaid to the extent that substantially contemporaneously such Net Cash Proceeds are invested in a new corporate headquarters facility. Such reduction in the Total Commitments shall occur simultaneously with the receipt by any Debtor of such Net Cash Proceeds.

            (c) Any reduction of the Total Commitments pursuant to this Section shall be pro rata in accordance with each Lender's Percentage and applied to reduce the Total Commitment of each Lender.

            SECTION 2.10.  Default Interest; Alternate Rate of Interest.

            (a) If any of the Borrowers shall default in the payment of the principal of or interest on any Loan becoming due hereunder, whether at stated maturity, by acceleration or otherwise, or the payment of any other amount becoming due hereunder after notification from the Agent to the appropriate Borrower of such amount, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on all Loans and overdue amounts outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the rate then in effect for Eurodollar Loans and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Alternate Base Rate Loans.

            (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, (i) the Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in the amount of the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period or (ii) the

Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrowers and the Lenders, and any request by any of the Borrowers for a Eurodollar Loan (or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.11), made after receipt of such notice, shall be deemed a request for an Alternate Base Rate Loan; provided, however, that in the circumstances described in clause
(i) above such deemed request shall only apply to the affected Lender's portion thereof. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request (or portion thereof, as the case may be) for a Eurodollar Loan shall be deemed to be a request for an Alternate Base Rate Loan.

            SECTION 2.11.  Continuation and Conversion of Loans.

            The appropriate Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or to continue such Eurodollar Loan or a portion thereof for a successive Interest Period, or (ii) to convert any Alternate Base Rate Loan or a portion thereof to a Eurodollar Loan, subject to the following:

            (a) a Borrower shall give the Agent prior notice of each continuation or conversion hereunder of at least three Business Days for continuation as or conversion to a Eurodollar Loan and one Business Days for continuation as or conversion to an Alternate Base Rate Loan; such notice shall be irrevocable and to be effective, must be received by the Agent on the day required not later than 11:00 a.m., New York City time;

            (b) no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of any such Eurodollar Loan into a subsequent Interest Period;

            (c) no Alternate Base Rate Loan may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than six separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Loans even if made on the same date);

            (d) if fewer than all Eurodollar Loans and Alternate Base Rate Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans held by the Lenders immediately prior to such continuation or conversion;

            (e) the aggregate principal amount of Loans continued as or converted to Eurodollar Loans as part of the same borrowing, shall be $1,500,000 or such greater amount which is an integral multiple of $100,000;

            (f) accrued interest on the Loans (or portion thereof) being continued or converted shall be paid by the Borrowers at the time of continuation or conversion;

            (g) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of a continuation or conversion;

            (h) if a Eurodollar Loan is converted to another type of Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.12(b) shall be paid upon such conversion; and

            (i) each request for a continuation as or conversion to a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the appropriate Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period. The Agent shall, after it receives notice from any of the Borrowers, promptly give the Lenders notice of any continuation or conversion.

            SECTION 2.12.  Prepayment of Loans; Reimbursement of Lenders.

            (a) Subject to the terms of paragraph (b) of this Section 2.12, the appropriate Borrower shall have the right at its option at any time and from time to time to prepay (i) any Alternate Base Rate Loan, in whole or in part, upon at least one Business Day's written, telephonic (promptly confirmed in writing) or telegraphic notice, in the principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 or the remaining balance of such Loan if less than $500,000 and (ii) any Eurodollar Loan, in whole or in part, upon at least three Business Days' written, telephonic (promptly confirmed in writing) or telegraphic notice, in the principal amount of $1,500,000 or such greater amount which is an integral multiple of $100,000. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the

Borrowers to prepay such Loan in the amount and on the date stated therein. Such notice shall also specify the expected principal amount of Loans to be outstanding after giving effect to such prepayment.

            (b) The appropriate Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by any such Lender in the reemployment of the funds released (i) by any prepayment (for any reason) of any Eurodollar Loan if such Loan is repaid other than on its last day of the Interest Period for such Loan or (ii) in the event that after such Borrower delivers a notice of borrowing under Section 2.5(a) or Section 2.11(a) in respect of Eurodollar Loans, such Loan is not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than (I) a suspension or limitation under Section 2.10(b) of the right of the Borrowers to select a Eurodollar Loan or (II) a breach by the Lenders of their obligation hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to
Section 2.7 hereof, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (B) the amount realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amounts shown on such certificate within ten days of the Borrower's receipt of such certificate.

            (c) In the event any of the Borrowers fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.12(a), the Borrowers shall pay to the Agent for the account of the applicable Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrowers and the Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amounts shown on such certificate within ten days of the Borrower's receipt of such certificate.

            (d) Within five (5) days following the delivery to the Agent of each Borrowing Base Certificate, the appropriate Borrower will prepay the Revolving Credit Loans to the extent, if any, that the total of all Revolving Credit Loans outstanding plus the L/C Exposure exceeds the Borrowing Base as set forth on such Borrowing Base Certificate.

            (e) The outstanding principal amount of the Working Capital Loans shall be repaid immediately to the extent that the aggregate amount thereof exceeds the aggregate Working Capital Commitments of all Lenders then in effect; the outstanding principal amount of the Baywatch Loans shall be repaid immediately to the extent that the aggregate amount thereof exceeds the aggregate Baywatch Commitments of all Lenders then in effect and the outstanding principal amount of the B.N. Loans shall be repaid immediately to the extent that the aggregate amount thereof exceeds the aggregate B.N. Commitments of all Lenders then in effect.

            (f) Simultaneously with each termination and/or mandatory or optional reduction of the Commitments pursuant to Section 2.9, the Borrowers shall pay to the Agent for the benefit of the Lenders the excess of the aggregate outstanding principal amount of the appropriate Revolving Credit Loans over the applicable reduced Commitments, all accrued and unpaid interest thereon and the Commitment Fees on the amount of the Commitments so terminated or reduced through the date thereof. For purposes hereof, in connection with prepayments as a result of a reduction in the Commitments pursuant to Section 2.9(b), unless the Parent shall have determined that Net Cash Proceeds are the result of sale of an asset which relates solely to a Production Company (and the Agent has approved such determination, in which case such prepayment shall be used to reduce the Commitment of the appropriate Production Company and the Loans related thereto), all such prepayments shall first be utilized to reduce the Term Loan and following repayment of the Term Loan, shall reduce such Commitment and Loans related thereto as the Parent may elect. In addition, prior to repayment of the Term Loan 100% of all Net Cash Proceeds (other than pursuant to the preceding sentence) shall be applied as mandatory prepayments of the Term Loan.

            (g) Subject to the provisions of Section 2.12(j), on the last Business Day of each week (or more frequently if determined by the Agent in its sole discretion) in which the balance of cash receipts which have been transferred into any Collection Account at the office of the Agent from the lockboxes maintained by the Borrowers at the office of the Agent is in excess of $250,000, the outstanding principal amount of the relevant Loans shall be prepaid in an amount equal to the sum of items on deposit in each such Collection Account which equals $250,000 or such greater amount which is an integral multiple of $50,000. This Section 2.12(g) shall apply to each Collection Account; provided, however, that in the event receipts have been incorrectly transferred (e.g. Baywatch receipts have been transferred to the Term Collection Account), the Borrower shall so advise the Agent and the appropriate Loans shall be prepaid.

            (h) On the last Business Day of each week (each a "Transfer Date"), the outstanding principal amount of the Term Notes shall be subject to mandatory prepayment; the amount of such prepayment to be determined pursuant to the following sentence. Fifty percent (50%) of the amount of the cash receipts which have been transferred into the Term Collection Account from the lockbox/collection account maintained by AAF at the office of the Agent and are on deposit in the Term Collection Account on such Transfer Date shall be transferred into the Royalty Account and the remaining 50% of such amount shall be transferred into the AAF Cash Collateral Account and applied by the Agent as follows:

                    (i) to pay accrued but unpaid interest on the Term Loans then due and then,

                   (ii) to pay interest on the Term Loan on the next two Interest Payment Dates. The amount to be held in the Cash Collateral Account pursuant to this clause (ii) shall be calculated by applying the interest rate in effect on Eurodollar Loans on such date to the principal balance of the Term Loan as of the date of such transfer and then,

                  (iii) so long as no Default or Event of Default has occurred and is continuing, to be used by AAF to pay corporate overhead in the event AAF has delivered to the Agent a written request for the release of funds for such purpose; provided, however, that the amount so released to AAF by the Agent during any calendar quarter pursuant to this clause (iii) shall not exceed (A) $1,500,000 during each quarter of 1995 and (B) for each calendar year thereafter, the amount permitted hereunder for the corresponding quarter of the prior calendar year plus 10%, subject however, to the provisions of Section 6.31(a) and provided further that AAF may not request the release of funds for such purpose more often than once each calendar week. The Agent hereby agrees to transfer such funds into the Chemical Account and AAF agrees to use such funds solely to pay expenses constituting corporate overhead and then,

                   (iv) so long as no Default or Event of Default has occurred and is continuing, to be used by AAF in connection with projects relating to Product, in the event AAF has delivered to the Agent a written request for the release of funds for such purposes; provided, however, that the amount so requested by AAF during any calendar year pursuant to this clause (iv) shall not exceed (A) $500,000 during 1995 and (B) for each calendar year thereafter, the amount permitted hereunder for the prior calendar year plus 10%. The Agent hereby agrees to transfer such funds into the Chemical Account and AAF agrees to use such funds solely in connection with projects relating to Product. Then,

                    (v)  to the outstanding principal amount of the Term Loan.

            (i) Each prepayment of the Term Loan made pursuant to clause (h) of this Section 2.12 shall be applied as follows:

                    (i) to the quarterly payment due at the end of the current calendar quarter pursuant to Section 2.6(g) hereof and then,

                   (ii) to the quarterly payment due at the end of the next succeeding calendar quarter pursuant to Section 2.6(g) hereof, and then

                  (iii) to installments of principal in inverse order of their maturity until such time as a total of $1,500,000 has been so applied during such quarter pursuant to this clause (iii) at which time the next repayment made pursuant to Section 2.12(h)(v) and applied pursuant to this clause (iii) shall be applied to the quarterly payment due at the end of the second succeeding next calendar quarter pursuant to Section 2.6(g) hereof and thereafter applied to installments of principal in inverse order of their maturity.

            (j) If on any day on which the Loans would otherwise be required to be prepaid but for the operation of this Section 2.12(j) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of the Loans which consist of Alternate Base Rate Loans, and no Default or Event of Default is then continuing, then on such Prepayment Date the Agent at the request of the relevant Borrower shall transfer funds, if any, from a Collection Account referenced in Section 2.12(g) above into the appropriate Cash

Collateral Account identified by such Borrower in an amount equal to such excess. If any of the Borrowers makes such deposit (i) only the outstanding Alternate Base Rate Loans shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period in effect after such Prepayment Date, the Agent is irrevocably authorized and directed to apply funds from the appropriate Cash Collateral Account (and liquidate investments held in such Cash Collateral Account as necessary) to prepay Eurodollar Loans for which the Interest Period is then ending until the aggregate of such prepayments equals the prepayment which would have been required on such Prepayment Date but for the operation of this Section 2.12(j).

            (k) Unless otherwise designated in writing by the appropriate Borrower, all prepayments shall be applied to the applicable principal payment set forth in this Section 2.12, first to that amount of such applicable principal payment then maintained as Alternate Base Rate Loans by such Borrower, and then, subject to the provisions of Section 2.12(j), to that amount of such applicable principal payment maintained as Eurodollar Loans by such Borrower in order of the scheduled expiry of Interest Periods with respect thereto.

            (l)  All prepayments (other than those made pursuant to clauses
(e), (g) and (h) above) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to the date of prepayment.

            SECTION 2.13.  Change in Circumstances.

            (a) In the event that after the date hereof any change in Applicable Law or in the official interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

                    (i) subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding (x) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish non-residence or otherwise comply); or

                   (ii) change the basis of taxation of any payment to any Lender of principal or any interest on any Eurodollar Loan (except as limited in clause (i) above); or

                  (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of such Lender with respect to any Eurodollar Loan; or

                   (iv) impose upon such Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case the appropriate Borrower shall pay to the Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

            (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Revolving Credit Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies on capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered with respect to Loans made by such Lender hereunder.

            (c) Each Lender shall deliver to the Borrowers and the Agent from time to time, one or more certificates setting forth the amounts due to such Lender under paragraphs (a) and (b) above, the changes as a result of which such amounts are due, the manner of computing such amounts and the manner of computing the amounts allocable to Loans hereunder pursuant to paragraphs (a) and (b) above. Each such certificate shall be conclusive in the absence of manifest error. The appropriate Borrower shall pay to the Agent for the account of each such Lender the amounts shown as due on any such certificate within ten Business Days after its receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

            (d) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost under Section 2.12(b) or this Section 2.13 or (ii) would require the Borrowers to pay an increased amount under Section 2.10(b) or this Section 2.13, it will use reasonable efforts to notify the Borrowers of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans pursuant to Section 2.12(b) or this Section 2.13 would be materially reduced or the taxes or other amounts otherwise payable under Section 2.12(b) or this Section 2.13 would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

            (e) In the event any Lender shall have delivered to the Borrowers a notice that amounts are due to such Lender pursuant to this Section 2.13 or
Section 2.16 or that any of the events designated in paragraph (d) hereof have occurred, the Parent may (but subject in any such case to the payments required by Section 2.12(b) and (c) and Section 2.16(e)), provided that there shall exist no Default or Event of Default, upon at least five Business Days' prior written or telecopier notice to such Lender and the Agent, but not more than 30 days after receipt of notice from such Lender, identify to the Agent an Eligible Assignee reasonably acceptable to the Agent which will purchase the Commitments of such Lender, the amount of outstanding Loans and any participations in Letters of Credit from such Lender providing such notice and such Lender shall thereupon assign its Commitments, any Loans owing to such Lender and any participations in Letters of Credit and the Notes held by such Lender to such replacement Eligible Assignee pursuant to Section 13.3. Such notice shall specify an effective date for such assignment and at the time thereof, the appropriate Borrower(s) shall pay all accrued interest, Commitment Fees and all other amounts (including without limitation all amounts payable under this Section 2.13) owing hereunder to such Lender as at such effective date for such assignment.

            SECTION 2.14.  Change in Legality.

            (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the appropriate Borrower and the Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or (ii) require that, subject to Section 2.12(b), all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn.

            (b) A notice to the appropriate Borrower by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the appropriate Borrower.

            SECTION 2.15.  Manner of Payments.

            All payments of principal and interest by any Borrower in respect of any Loans to it shall be pro rata among the Lenders holding such Loans in accordance with the then outstanding principal amounts of such Loans held by them and all Borrowings of any Loans by any Borrower hereunder shall be made pro rata among the Lenders in accordance with their Commitments. Subject to
Section 2.12(h), all payments by a Borrower hereunder and under the Notes shall be made in Dollars in Federal or other immediately available funds at the office of the Agent's Agent Bank Services Department, 140 East 45th St., 29th Floor, New York, NY 10017, Attention: Doris Mesa for credit to All American Communication Clearing Acct., Account No. 144-8-16084 (Reference: All American Communications, Inc. - Credit Agreement dated as of April 13, 1995") no later than 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or converted to a Loan of a different type.

            SECTION 2.16.  United States Withholding.

            (a) Prior to the date of the initial Loans hereunder, and from time to time thereafter if requested by the appropriate Borrower or the Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Agent and the appropriate Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under the Notes.

            (b) The Borrowers and the Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Notes, if and to the extent that the Borrowers or the Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event that any of the Borrowers or the Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event a Borrower or the Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lenders from whom the taxes were deducted or withheld; and (iii) shall forward to such Lenders any payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrowers and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

            (c) Each Lender agrees (i) that as between it and the Borrowers or the Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to paragraph (g) of Section 13.3 and (ii) to indemnify the Borrowers and the Agent and any officers, directors, agents, or employees of the Borrowers or the Agent against and to hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrowers or the Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder.

            (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 13.3 shall be bound by this Section 2.16, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.16.

            (e) Notwithstanding the foregoing, in the event that any additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Agent (i) the sum payable by the appropriate Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made,
(ii) the appropriate Borrower shall make such deductions and (iii) the appropriate Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law. For purposes of this Section 2.16, the term "Initial Date" shall mean (i) in the case of the Agent, the date hereof, (ii) in the case of each Lender as of the date hereof, the date hereof and (iii) in the case of any other Lender, the date of the Assignment and Acceptance or the date of the Assumption Agreement, as the case may be, pursuant to which it became a Lender.

            (f) In the event that a Lender receives a refund of or credit for taxes withheld pursuant to clause (e) of this Section 2.16, which credit or refund is identifiable by such Lender as being a result of taxes withheld in connection with sums payable hereunder or under any other Fundamental Document, such Lender shall promptly notify the Agent and the appropriate Borrower and shall remit to the appropriate Borrower the amount of such refund or credit allocable to payments made hereunder or under the other Fundamental Documents.

            (g) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event that would cause any Borrower to pay any amount pursuant to clause (e) of this Section 2.16, it will use reasonable efforts to notify the Borrowers of such event and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.16(e) in respect of such Loans would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

            SECTION 2.17.  Interest Adjustments.

            If the provisions of this Credit Agreement or any Note would at any time require payment by any of the Borrowers to a Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to that Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Credit Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by the law applicable to the Loans.

            The amount of any Interest Deficit relating to a particular Loan and Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the appropriate Borrower to the Lenders of all the Loans at that time outstanding pursuant to Section 2.9(a) hereof. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.12(a) hereof) shall be cancelled and not paid.

            SECTION 2.18.  Letters of Credit.

            (a) (i) Subject to the terms and conditions hereof and of Applicable Law, the Fronting Bank agrees to issue Letters of Credit payable in Dollars from time to time after the Closing Date and prior to the Commitment Termination Date upon the request of the Parent, provided, however, that (A) the Parent shall not request that any Letter of Credit be issued if, after giving effect thereto, (1) the sum of the then current L/C Exposure plus the aggregate Working Capital Loans then outstanding would exceed the aggregate Working Capital Commitments of all the Lenders or (2) all outstanding Revolving Credit Loans plus L/C Exposure would exceed the lesser of (I) the then current amount of the Borrowing Base or (II) the aggregate of the Total Commitments of all Lenders then in effect and (B) in no event shall the Fronting Bank issue any Letter of Credit having an expiration or earliest revocation date after the Commitment Termination Date.

            (ii) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Fronting Bank a participation in such Letter of Credit in accordance with such Lender's Percentage.

            (iii) Each Letter of Credit may, at the option of the Fronting Bank, provide that the Fronting Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence and continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Fronting Bank shall deposit the funds in question in a segregated account with the Fronting Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Fronting Bank for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the appropriate Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Fronting Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by the Fronting Bank under the related Letter of Credit.

            (b) Whenever the Parent desires the issuance of a Letter of Credit, it shall deliver to the Fronting Bank a written notice no later than 1:00 p.m. (New York time) at least five Business Days prior to the proposed date of issuance. Such notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit,
(iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Fronting Bank, the Parent shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Parent shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Fronting Bank to make payment under the Letter of Credit; provided, however, that the Fronting Bank, in its reasonable discretion, may require customary changes in any such documents and certificates. Promptly after receipt of such notice, the Agent shall notify each Lender of the issuance and the amount of each such Lender's respective participation therein.

            (c) The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for documentary Credits of the International Chamber of Commerce. The Fronting Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Fronting Bank in good faith to be genuine. The Fronting Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements to that Letter of Credit.

            (d) If the Fronting Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default or Event of Default or acceleration has occurred), the Fronting Bank shall give notice of such payment to the Lenders and each Lender hereby authorizes and requests the Fronting Bank to advance for its account pursuant to the terms thereof its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Fronting Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which the Fronting Bank shall have made payment on any such draft, such Lender shall pay interest thereof to the Fronting Bank at a rate per annum equal to the Fronting Bank's cost of obtaining overnight funds in the New York Federal Funds Market. In the case of any draft presented under a Letter of Credit which is required to be paid at any time on or before the Commitment Termination Date, such payment of the unreimbursed draft shall constitute an Alternate Base Rate Loan (under the Working Capital Commitment, if available) hereunder and interest shall accrue from the date the Fronting Bank makes payment of a draft under the Letter of Credit.

            (e) If any draft is presented under a Letter of Credit, payment of which is required to be made after the termination of the Commitments (it being understood that no Letter of Credit shall be issued which would expire after April 13, 1999), then the Parent will, upon demand by the Fronting Bank, pay to the Fronting Agent, in immediately available funds, the full amount of such draft. If such payment is not made by the Parent and the Fronting Bank shall make payment on any draft presented under a Letter of Credit, the Fronting Bank shall give notice of such payment to the Lenders and each Lender hereby authorizes and requests the Fronting Bank to advance for its account pursuant to the terms thereof its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Fronting Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which the Fronting Bank shall have made payment on any such draft, such Lender shall pay interest thereon to the Fronting Bank at a rate per annum equal to the Fronting Bank's cost of obtaining overnight funds in the New York Federal Funds Market.

Such payment shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Fronting Bank makes payment of a draft under the Letter of Credit at the rate specified in Section 2.10.

            (f) (i) The Parent agrees to pay the following amount to the Fronting Bank with respect to Letters of Credit issued by it hereunder:

                  (A) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Fronting Bank in respect of each such drawing from the date of the drawing to but excluding the date such amount is reimbursed by the Parent at a rate which is at all times equal to 2% per annum in excess of the rate in effect for Alternate Base Rate Loans; provided, however, that no such default interest shall be payable if such reimbursement is made from the proceeds of Loans pursuant to Section 2.18(d);

                  (B) with respect to the issuance, amendment, transfer or any other transaction related to each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Fronting Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                  (C) a fronting fee for the period from and including the Closing Date to but excluding the Commitment Termination Date, computed at a rate equal to 1/4 of 1% per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) of the daily average L/C Exposure, such fee to be due and payable in arrears on and through the last day of each fiscal quarter of the Parent, on the Commitment Termination Date and on the expiration of the last outstanding Letter of Credit.

            (ii) The Parent agrees to pay to the Agent for distribution to each Lender in respect of all L/C Exposure, such Lender's pro rata share of a commission on the amount thereof calculated at a rate per annum of 2% (computed on the basis of the actual number of days elapsed over a year of 360 days) of the daily average L/C Exposure. Such commission shall be payable in arrears on and through the last day of each fiscal quarter and on the later of the Commitment Termination Date and the expiration of the last outstanding Letter of Credit.

            (iii) Promptly upon receipt by the Fronting Bank of any amount described in clause (i)(A) or (ii) of this Section

2.18(f), or any amount described in Section 2.18(e) previously reimbursed to the Fronting Bank by the Lenders, the Fronting Bank shall distribute to each Lender its pro rata share of such amount. Amounts payable under clauses (i)(B) and (i)(C) of this Section 2.18(f) shall be paid directly to the Fronting Bank and shall be for its exclusive use.

            (g) If by reason of (i) any change after the date hereof in Applicable Law, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Fronting Bank or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the date hereof by any Governmental Authority or monetary authority (including any change whether or not proposed or published prior to the date hereof), including, without limitation, Regulation D:

                  (A) the Fronting Bank or any Lender shall be subject to any tax, levy, duty, fee, charge, deduction or withholding with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, charge, fee, deduction or withholding (i) that is measured with respect to the overall net income of the Fronting Bank or such Lender or of a Lending Office of the Fronting Bank or such Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Fronting Bank or such Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Fronting Bank or such Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (ii) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish non-residence or otherwise comply);

                  (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit shall be changed (except as limited in clause (A) above);

                  (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Fronting Bank or participations therein purchased by any Lender; or

                  (D) there shall be imposed on the Fronting Bank or any Lender any other condition regarding this Section 2.18, any Letter of Credit or any participation therein;

and the result of the foregoing is to increase the actual cost to the Fronting Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Fronting Bank or any Lender, in each case by or in an amount which the Fronting Bank or any Lender shall reasonably deem material, then and in any such case the Fronting Bank or such Lender may, at any time, notify the Parent, and the Parent shall pay on demand such amounts as the Fronting Bank or such Lender may specify to be necessary to compensate the Fronting Bank or such Lender for such additional cost or reduced receipt.
Section 2.13(b), (c), (d) and Section 2.14 shall in all instances apply to the Fronting Bank and any Lender with respect to Letters of Credit issued hereunder.

            (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Majority Lenders or the Fronting Bank may, at their option, require the Parent to deliver to the Fronting Bank Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Fronting Bank. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Fronting Bank for the amount of any drawings honored under Letters of Credit; provided, however, that if prior to the Commitment Termination Date, no Event of Default is then continuing, the Fronting Bank shall return all of such collateral relating to such deposit to the Parent if requested by it.

            (i) If at any time, the L/C Exposure plus Revolving Credit Loans outstanding exceeds the Borrowing Base, then the Majority Lenders or the Fronting Bank may, at their option, require the Parent to deliver Cash Equivalents to the Fronting Bank in an amount sufficient to eliminate such excess or to furnish other security for such excess acceptable to the Fronting Bank. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Fronting Bank for the amount of any drawings honored under Letters of Credit; provided, however, that if subsequent to any such deposit such excess is reduced to an amount less than the amount of such deposited amounts and no Default or Event of Default is then continuing, the Parent shall be entitled to receive such excess collateral if requested by it.

            (j)  If at any time, a prepayment would be required under Section
2.12 in an amount in excess of Working Capital Loans then outstanding, such excess (but not more than an amount equal to the L/C Exposure) shall be deposited in the Cash Collateral Account as security for outstanding Letters of Credit.

            (k) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Parent under this Section 2.18 shall remain in full force and effect until the Fronting Bank and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.


3.  REPRESENTATIONS AND WARRANTIES OF DEBTORS

            In order to induce the Lenders to enter into this Credit Agreement and to make the Loans and issue the Letters of Credit provided for herein, each Debtor, jointly and severally, makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of the Notes, the making of the Loans and the issuance of the Letters of Credit:

            SECTION 3.1.  Corporate Existence and Power.

            Each of the Debtors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business so requires and where the failure to be in good standing as a foreign corporation would render an Eligible Receivable unenforceable or would give rise to a material liability of any Borrower or the Parent and its Subsidiaries taken as a whole. Each of the Debtors has the corporate power and authority to own its respective properties and carry on its respective businesses as now being conducted, to execute, deliver and perform, as applicable, its obligations under this Credit Agreement, the Notes and the other Fundamental Documents and other documents contemplated hereby to which it is or will be a party as provided herein and to grant to the Agent, for the benefit of the Lenders, a security interest in the Collateral as contemplated by Article 8 hereof and in the Pledged Securities as contemplated by Article 10 hereof.

            SECTION 3.2.  Corporate Authority and No Violation.

            The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Debtor and, in the case of the Borrowers, the borrowings hereunder and the execution and delivery of the relevant Notes and, in the case of each Debtor, the grant to the Agent for the benefit of the Lenders of the security interest in the Collateral and the Pledged Securities as contemplated herein and in the other Fundamental Documents (a) have been duly authorized by all necessary corporate action on the part of each such Debtor, (b) will not constitute a violation by any Debtor of any provision of Applicable Law, any order of any court or other agency of the United States or any state thereof applicable to any of the Debtors or any of their respective properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws of any of the Debtors, or any material provision of any Distribution Agreement, Licensing Agreement, indenture, agreement, bond, note or other similar instrument to which any of the Debtors is a party or by which any of the Debtors or their respective properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under or create any right to terminate any such Distribution Agreement, indenture, agreement, bond, note or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Debtors other than pursuant to this Credit Agreement or the other Fundamental Documents to which it is a party.

            SECTION 3.3.  Governmental Approval.

            All authorizations, approvals, registrations or filings from or with any governmental or public regulatory body or authority of the United States or any state thereof or any foreign jurisdiction required on the part of any Debtor for the execution, delivery and performance by any Debtor of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrowers of the relevant Notes, have been duly obtained or made, and are in full force and effect.

            SECTION 3.4.  Binding Agreements.

            This Credit Agreement and the other Fundamental Documents when executed will constitute the legal, valid and binding obligations of the respective Debtors, enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

            SECTION 3.5.  Financial Statements.

            The audited consolidated balance sheet of the Parent and its Subsidiaries at December 31, 1994, together with the related consolidated or consolidating statements of income and cash flow and the related notes and supplemental information, has been prepared in accordance with GAAP, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present the consolidated financial condition or the results of operations of the Parent and its Subsidiaries, at the dates or for the periods indicated, subject in the case of unaudited statements to changes resulting from normal year-end and audit adjustments, and (in the case of balance sheets) reflect (including the notes thereto) all known liabilities, contingent or otherwise, as of such dates required in accordance with GAAP to be shown or reserved against, or disclosed in the notes to the financial statements.

            SECTION 3.6.  No Material Adverse Change.

            (a) At (and for the period ending on) the Closing Date, there has been no material adverse change from the business plan previously provided by the Parent to the Agent and included in the February 1995 Confidential Information Memorandum.

            (b) No Debtor has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the date hereof, on a pro forma basis after giving effect to all Indebtedness (including the Loans) (w) each Debtor expects the cash available to such Debtor, after taking into account all other anticipated uses of the cash of such Debtor (including the payments on or in respect of debt referred to in clause (y) of this Section 3.6(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Debtor or which may be rendered against such Debtor in any action in which such Debtor is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (x) the sum of the present fair saleable value of the assets of each Debtor will exceed the probable liability of such Debtor on its debts (including its Guaranties); (y) no Debtor will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Debtor from any source, and of amounts to be payable on or in respect of debts of such Debtor and the amounts referred to in clause (w)); and (z) each Debtor believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Debtor does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.6, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed (other than those being disputed in good faith), undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

            SECTION 3.7.  Subsidiaries; Ownership of Stock.

            (a) Annexed hereto as Schedule 3.7 is a correct and complete list as of the date hereof, of all the Subsidiaries of the Parent showing, as to each, its name, the jurisdiction of incorporation, its authorized capitalization and the ownership of the capital stock of such Subsidiary;

            (b) Except as noted on Schedule 3.7, neither the Parent nor any Subsidiary owns any Voting Stock or beneficial interest, directly or indirectly, in any entity other than in the Subsidiaries of the Parent and in Fremantle; and

            (c) All of the outstanding shares of capital stock of each Subsidiary of the Parent have been validly issued and are fully paid and non-assessable; such shares are owned by the Person set forth in Schedule 3.7 free and clear of all liens, charges or encumbrances except as contemplated herein.

            SECTION 3.8.  Copyrights, Patents and Other Rights.

            (a) On the date hereof, the Product, Recorded Product and Film Assets listed on Schedule 3.8(a) hereof comprise all of the Product, Recorded Product and Film Assets in which any Debtor has any right, title or interest (either directly or through a joint venture or partnership) and the value to the Debtor of which in the Debtors' reasonably commercial judgment is in excess of $250,000 and the description of the interests held by each Debtor are set forth on such Schedule. Each Debtor has duly recorded its interest in each such Product, Recorded Product or Film Asset in the United States Copyright Office and delivered copies of all such recordations to the Agent (other than such Product, Recorded Product or Film Assets which in the aggregate do not represent more than 1% of the overall value of the Collateral). No Product, Recorded Product or Film Asset or any component part thereof violates or infringes upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, contract or copyright right or any other right of any Person if such infringement would materially adversely affect the business or financial condition of any Debtor or expose any Debtor to material damages or costs or contains any libelous or slanderous material. There is no claim, suit, action or proceeding pending or threatened against any Debtor that involves a claim of infringement of any copyright and no Debtor has knowledge of any existing infringement by any other Person of any copyright held by any Debtor.

            (b) Schedule 3.8(b) hereto (i) lists all the trademarks registered by any Debtor on the date hereof and identifies the Debtor which registered each such trademark and (ii) specifies as to each, the jurisdictions in which such trademark has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and (iii) specifies as to each, as applicable, material licenses, sublicenses and other material agreements as of the date hereof (other than any agreements which relate to the exploitation of a item of Product), to which any Debtor is a party and pursuant to which any Person is authorized to use such trademark. Each trademark set forth on Schedule 3.8(b) shall be included on Schedule A to the Trademark Security Agreement delivered to the Agent pursuant to Section 4.01.

            SECTION 3.9.  Fictitious Names.

            Except as disclosed on Schedule 3.9, none of the Debtors are doing business or intend to do business other than under its full corporate name, including, without limitation, under any trade name or other doing business name.

            SECTION 3.10.  Title to Properties.

            The Debtors have good title to each of the properties and assets reflected on the latest balance sheets referred to in Section 3.5 (other than such properties or assets disposed of in the ordinary course of business since the date of such balance sheets) and all such properties and assets are free and clear of Liens, except Permitted Encumbrances.

            SECTION 3.11.  Places of Business.

            The chief executive office of each Debtor is, on the date hereof, as set forth on Schedule 3.11 hereto, which offices in the United States are the places where each Debtor is "located" for the purpose of the UCC and the Uniform Commercial Code in effect in any State in which any Debtor is so located. All of the places where each Debtor keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule 3.11 hereto.

            SECTION 3.12.  Litigation.

            Except as set forth on Schedule 3.12 hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or any investigation by any Governmental Authority of the affairs of or threatened litigation action or other proceedings against or affecting any Debtor or of any of their respective properties or rights which, if adversely determined, would reasonably be expected to materially and adversely affect (i) the ability of any Debtor to perform its obligations under the Fundamental Documents to which it is a party,
(ii) the ability of any Debtor to carry on its business, (iii) the security interests granted to the Agent for the benefit of the Lenders under the Fundamental Documents, (iv) the financial condition or business of the Parent and its Subsidiaries taken as a whole or, (v) the Collateral. No Debtor is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default would have a material adverse effect upon the financial condition or the business of the Parent and its Subsidiaries taken as a whole.

            SECTION 3.13.  Federal Reserve Regulations.

            No Debtor is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Working Capital Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose violative of or inconsistent with any of the provisions of any regulation of the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U and X thereto.

            SECTION 3.14.  Investment Company Act.

            No Debtor is, or will during the term of this Credit Agreement be,
(x) an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (y) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America, any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

            SECTION 3.15.  Taxes.

            Each Debtor has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or have caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by Section 5.14 hereof. No Debtor knows of any material additional assessments or any basis therefor. The Debtors reasonably believe that the charges, accrual and reserves on the books of the Parent and its Subsidiaries in respect of taxes or other governmental charges are adequate.

            SECTION 3.16.  Compliance with ERISA.

            Each Debtor is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it. As of the date hereof, no Debtor has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty on prohibited transactions imposed by ERISA or
Section 4975 of the Code. No liability to the PBGC has been or is expected to be incurred with respect to the Plans and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. No Debtor has engaged in a transaction which would result in the incurrence by such Debtor of any liability under Section 4069 of ERISA. No Debtor has taken any action and no event has occurred with respect to any Multiemployer Plan which would subject any Debtor to liability under either
Section 4201 or 4204 of ERISA.

            SECTION 3.17.  Agreements.

            (a) No Debtor is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument (including the Distribution Agreements or any Licensing Agreements) to which it is a party which would reasonably be expected to result in any material adverse change in the business, properties, assets, operations, condition (financial or otherwise) or prospects of any Borrower or the Parent and its Subsidiaries taken as a whole.

            (b) Schedule 3.17 is a true and complete listing (in form satisfactory to the Agent) as of the date hereof of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of the Debtors, (ii) all joint venture agreements to which the Debtors are a party (iii) all material Distribution Agreements and/or Licensing

Agreements to which the Debtors are party, including, but not limited to those agreements relating to receivables, Product or licenses acquired as a result of the acquisition of the Fremantle stocks and assets, and (iv) all other contracts and agreements which are material to any Debtor. The Debtors have delivered or made available to the Agent a true and complete copy of each agreement listed on Schedule 3.17, including all exhibits and schedules. For purposes of this Section 3.17, a Distribution Agreement or other contract or agreement shall be deemed "material" if the Debtors reasonably expect that prior to the Commitment Termination Date any Debtor would, pursuant to the terms thereof, (x) recognize net revenues after the payment of third party shares in excess of $250,000 or (y) incur liabilities or obligations (not covered by corresponding revenues) in excess of $100,000.

            SECTION 3.18.  Security Interest; Other Security.

            (a) This Credit Agreement and the other Fundamental Documents, when executed and delivered and, upon the making of the initial Loan hereunder, will create and grant to the Agent for the benefit of the Lenders (upon (i) the filing of the appropriate UCC-1 financing statements, (ii) the filing of the Copyright Security Agreements with the U.S. Copyright Office, (iii) the filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office and (iv) delivery of the Pledged Securities to the Agent) valid and first priority perfected security interests in the Collateral and the Pledged Securities subject only to Permitted Encumbrances (other than any Collateral consisting of a Debtor's interest in a copyright as to which a security interest may only be perfected by a filing in the U.S. Copyright Office and as to which no filing has been made in the U.S. Copyright Office to perfect the transfer of such interest to such Debtor and which in the aggregate do not represent more than 1% of the overall value of the Collateral).

            (b) The Keyman Life Insurance is in full force and effect and the Debtors know of no defense or offset to the full and timely payment thereon which could be asserted by the insurer issuing such policy if a bona fide claim were to be made.

            (c) The Keyman Life Insurance Assignment constitutes a valid and effective transfer to the Agent for the benefit of the Lenders for security purposes of all right, title and interest of the Debtors in and to the Keyman Life Insurance.

            SECTION 3.19.  Disclosure.

            Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Agent for the benefit of the Lenders by any Debtor in connection with the transactions contemplated hereby, at the time it was furnished or delivered contained any untrue statement of a material fact regarding any Debtor or, when taken together with such other agreements, documents, certificates and statements omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to any Debtor not constituting general industry conditions or not disclosed in such agreements, documents, certificates and statements which materially and adversely affects, or could reasonably be expected in the future to materially and adversely affect, the business, assets or condition, financial or otherwise of the Parent and its Subsidiaries taken as a whole.

            SECTION 3.20.  Distribution Rights.

            Each Debtor has sufficient right, title and interest in Product and/or Recorded Product to enable it (i) to enter into and perform all of the Distribution Agreements and/or Licensing Agreements to which it is a party and other agreements generating Eligible Receivables and accounts receivable reflected on the most recent balance sheet delivered to the Lenders pursuant hereto, and (ii) to charge, earn, realize and retain all fees and profits to which such Debtor is entitled thereunder, and is not in breach of any of its obligations under such agreements, nor does any Debtor have any knowledge of any breach or anticipated breach by any other parties thereto, which breach in either case either individually or when aggregated with all other such breaches would have a material adverse effect on the Borrowers taken as a whole or on the Parent and its Subsidiaries taken as a whole.

            SECTION 3.21.  Environmental Liabilities.

            (a) Except as set forth on Schedule 3.21 hereto, no Debtor has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting, any of their properties or assets, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of the Debtors' knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

            (b) To the best of each Debtor's knowledge (i) no Debtor has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, where such would reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of any of the Debtors and (ii) no claims have been made against any of the Debtors during the past five years and no presently outstanding citations or notices have been issued against any of the Debtors, where such could reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of any of the Debtors, which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Debtor, or any of their employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to any of the Debtors or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Debtors or any other location where such could have a materially adverse effect on the business or condition (financial or otherwise) of the Borrowers taken as a whole or the Parent and its Subsidiaries taken as a whole.

            SECTION 3.22.  Pledged Securities.

            All of the Pledged Securities are duly authorized, validly issued and fully paid, and are owned and held by the Pledgors, free and clear of any liens, encumbrances, or security interests whatsoever other than those created pursuant to this Credit Agreement or Permitted Encumbrances and there are no restrictions on the transfer of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws. Except as set forth on
Schedule 3.22, there are no outstanding rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock, of any shares, of the issuers of the Pledged Securities. The Pledged Securities are owned by the Persons specified on Schedule 3.7.

            SECTION 3.23.  Real Properties.

            Listed on Schedule 3.23 are all material real properties currently owned or occupied by a Debtor and a designation of each such property as being owned or leased by such Person and relevant terms of material leases.


4.  CONDITIONS OF LENDING

            SECTION 4.1. Conditions Precedent to Initial Loans or Letter of Credit.

            The obligation of each Lender to make its initial Loan or issue and participate in the initial Letter of Credit is subject to the following conditions precedent:

            (a) Corporate Documents. At the time of the making of the initial Loan, the Agent shall have received, with copies for each of the Lenders:

                    (i) a copy of each Debtor's certificate of incorporation, certified as of a recent date by the Secretary of State of such Debtor's jurisdiction of incorporation;

                   (ii) a certificate of such Secretary of State, dated as of a recent date as to the good standing of and payment of taxes by each Debtor which lists the charter documents on file in the office of such Secretary of State;

                  (iii) a certificate dated as of a recent date as to the good standing of each Debtor issued by the Secretary of State of each jurisdiction in which each Debtor is qualified as a foreign corporation; and

                   (iv) a certificate of the Secretary of each Debtor dated the date of the initial Loans and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Debtor as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Debtor authorizing (to the extent applicable) the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Credit Agreement, the Notes to be executed by it, and any other documents required or contemplated hereunder or thereunder, (C) that the certificate of incorporation of such Debtor has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause
            (i) above except to the extent specified in such Secretary's certificate and (D) as to the incumbency and specimen signature of each officer of such Debtor executing (as applicable) this Credit Agreement, the Notes or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such Debtor as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)).

            (b) Notes. On or before the date of the making of the initial appropriate Loans, the Agent shall have received the Notes executed by the Borrowers.

            (c) Opinions of Counsel. The Agent shall have received the favorable written opinions, dated the Closing Date and addressed to the Agent and the Lenders, of (i) Kaye, Scholer, Fierman, Hays & Handler, counsel to the Borrowers and the other Debtors, covering the matters set forth in Exhibit D-1 hereto, (ii) the general counsel to the Borrowers and the other Debtors, covering the matters set forth in Exhibit D-2 hereto, (iii) special copyright counsel to the Borrowers and the other Debtors acceptable to the Majority Lenders, covering the matters set forth on Exhibit D-3 hereto and (iv) such local counsel as the Majority Lenders may reasonably request regarding perfection of security interests and such other matters as the Majority Lenders shall reasonably request.

            (d)  Projected Financial Information.   The Debtors shall have
delivered to the Agent forecasted financial statements consisting of balance sheets, cash flow statements and income statements together with appropriate supporting details and a statement of the underlying assumptions. Such projected statements shall cover a period commencing on the Closing Date and ending at year end 1996, and shall have been prepared on a basis consistent with the Parent's past practices. All of the foregoing shall have been prepared in good faith and shall represent the reasonable, good faith opinion of the senior management of the Parent of the most probable course of its business as of the date of delivery of such projections to the Agent.

            (e) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole from December 31, 1994 except for changes due to seasonality that are consistent with the corresponding periods in prior years.

            (f) Insurance. The Debtors shall have furnished the Agent with a summary of all existing insurance coverage and evidence acceptable to the Agent that the insurance policies required by Section 5.5 hereof have been obtained and are in full force and effect.

            (g) Borrowing Base Certificate. The Agent shall have received an initial Borrowing Base Certificate.

            (h) Security and Other Documentation. On or prior to the Closing Date, the Agent shall have received fully executed copies of (i) a Pledgeholder Agreement for each item of Product, Recorded Product or Film Asset for which a Debtor has control over any physical elements thereof as listed on Schedule 3.8(a) hereto; (ii) a Copyright Security Agreement for each item of Product, Recorded Product or Film Asset in which a Debtor has a copyrightable interest (as listed on Schedule 3.8(a) hereto) executed by such Debtor; (iii) a Trademark Security Agreement for each trademark in which a Debtor has any interest (as listed on Schedule 3.8(b) hereto) executed by such Debtor; (iv) a Laboratory Access Letter addressed to each laboratory where a Debtor has access rights to any physical elements of Product or Recorded Product; (v) appropriate UCC-1 financing statements relating to the Collateral; and (vi) the Pledged Securities with appropriate undated stock powers executed in blank.

            (i) Security Interests in Copyrights and other Collateral. On or prior to the Closing Date, the Agent shall have received evidence satisfactory to it that each Debtor has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses under copyright), as set forth in its financial statements and in the other documents presented to the Lenders to enable each such Debtor to perform the Distribution Agreements and Licensing Agreements to which each such Debtor is a party and as to Baywatch, perform the Baywatch Distribution Agreement and as to Baywatch Nights, perform the Baywatch Nights Distribution Agreement and as to each Debtor to grant to the Agent for the benefit of the Lenders the security interests contemplated by the Fundamental Documents, and that all financing statements, copyright filings and other filings under Applicable Law necessary to provide the Agent for the benefit of the Lenders with a first priority perfected security interest in the Pledged Securities, Keyman Life Insurance and Collateral (subject, as to the Collateral, to Permitted Encumbrances and other than any Collateral consisting of a Debtor's interest in a copyright as to which a security interest may only be perfected by filing in the U.S. Copyright Office and as to which no filing has been made in the U.S. Copyright Office to perfect the transfer of such interest to such Debtor and which in the aggregate do not represent more than 1% of the overall value of the Collateral) have been filed or delivered to the Agent in satisfactory form for filing.

            (j) Employment Agreements. Each of the Lenders shall have received true, correct and complete copies of the Employment Agreements and any amendments thereto in effect on the Closing Date, which shall be in form and substance satisfactory to the Agent.

            (k) Payment of Fees. All fees and expenses then due and payable by any Debtor in connection with the transactions contemplated hereby shall have been paid including, but not limited to, fees and expenses due and payable by the Borrowers to the Agent and the Lenders.

            (l) Certificate from the Borrowers. The Agent shall have received a certificate, signed by an Authorized Officer on behalf of each of the Borrowers, confirming that such Borrower has determined that the projected availability of the Revolving Credit Loans as determined by the Borrowing Base, together with funds from internally generated sources, is sufficient to finance such Borrower in a manner compatible with the forecasted financial statements previously delivered to the Lenders.

            (m) Litigation. No litigation shall be pending or threatened which involves this Credit Agreement or which in the Agent's good faith judgment would be likely to materially and adversely affect the assets, operations, business, condition (financial or otherwise), or prospects of the Borrowers or the Parent and its Subsidiaries taken as a whole, or could reasonably be expected to materially adversely affect the ability of any Borrower or the Parent and its Subsidiaries (taken as a whole) to fulfill their respective Obligations hereunder.

            (n) Existing Debt. All unused commitments of the Debtors for financing (other than in connection with Indebtedness specified on Schedule 3.17) shall have been terminated and the Debtors shall have no Indebtedness other than as specified on Schedule 3.17. All Indebtedness under the Existing Agreement, Production Loan Agreement and Fremantle Agreement shall have been paid or shall be paid simultaneously with the making of the initial Loans hereunder.

            (o) UCC Searches. The Agent shall have received UCC searches satisfactory to it indicating that no other filings (other than in connection with Permitted Encumbrances) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Agent to make a UCC filing in order to provide the Agent with a perfected security interest in the Collateral.

            (p) ERISA. The Agent shall have received copies of all Plans of the Debtors that are in existence on the Closing Date, and descriptions of those that are committed to on the Closing Date.

            (q) Distribution Agreements. The Agent shall have received a fully executed copy of each of the Restated and Amended Baywatch Distribution Agreement and the Baywatch Nights Distribution Agreement, each certified as true and complete by an executive officer of AATI.

            (r) Contribution Agreement. The Agent shall have received a fully executed Contribution Agreement.

            (s) Keyman Life Insurance Assignment. The Keyman Life Insurance and the Keyman Life Insurance Assignment shall have been delivered to the Agent.

            (t) Fremantle Documents. The Agent shall have received the fully executed Interpublic Agreement, the fully executed Fremantle Security Agreement and the appropriate UCC-1 financing statements relating to the Fremantle Collateral.

            (u) Other Matters. All legal matters incident to this Credit Agreement and the transactions contemplated hereby shall be satisfactory to Morgan, Lewis & Bockius, counsel to the Agent.

            SECTION 4.2. Conditions Precedent to the Initial Baywatch Loan for Each Season of the Baywatch Series or the Initial B.N. Loan for each Season of the Baywatch Nights Series.

            The obligation of the Lenders to make the initial Baywatch Loan for each season of the Baywatch Series or the initial B.N. Loan for each season of the Baywatch Nights Series is subject to the following conditions precedent:

            (a) Completion Bond. The Agent on behalf of the Lenders shall have received a Completion Bond in form and substance satisfactory to the Agent covering all production costs, marketing and distribution expenses plus interest and fees on the relevant Commitment for all episodes of such Series naming the Agent on behalf of the Lenders as a beneficiary in an amount equal to the relevant Commitment plus interest and fees for the entire season's planned production.

            (b) Clearance. The appropriate Borrower shall have licensed such season's episodes to stations in television markets representing at least (i) with respect to Baywatch, 80% and (ii) with respect to Baywatch Nights, 70% of U.S. television households as determined based on the most recent Nielsen Rankings.

            (c)  Other Matters.  In addition:

                    (i) the Super Majority Lenders shall be satisfied in their sole discretion that such Series will generate receivables for such season sufficient to repay the relevant Loans for such Series or that sufficient alternative sources of financing are available to repay such Loans. Within 30 days after the receipt of the cash flow projections (pursuant to clause (ii) below) by the Agent, the Agent shall give notice to the Parent as to whether the Super Majority Lenders are satisfied that the condition specified in this
            Section 4.2(c)(i) has been met;

                   (ii) the Agent shall have received cash flow projections for the relevant Production Company covering the relevant season; and

                  (iii) no advertiser shall have been guaranteed by or on behalf of the applicable Production Company a minimum rating of higher than (A) 1.5 points above the average rating received for Baywatch during the prior broadcast season in connection with Baywatch or (B) 6.0 in connection with Baywatch Nights during its first season and thereafter, 1.5 points above the average rating received for Baywatch Nights during the prior broadcast season.

            (d) 1995/1996 Season. Prior to making the initial Baywatch Loan for the 1995/1996 season, the Agent shall have received assignment agreements, or such other financial arrangements satisfactory in form and substance to the Agent, in connection with such material licensing agreements as it deems appropriate.

     SECTION 4.3.  Conditions Precedent to Each Loan and Letter of Credit.

            The obligation of the Lenders to make each Loan and to issue and participate in each Letter of Credit (including the initial Loans and Letter of Credit) is subject to the following conditions precedent:

            (a) Notice. The Agent shall have received a notice with respect to such Borrowing as required by Article 2 hereof.

            (b) Borrowing Certificate. The Agent shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer of the Parent and the appropriate Borrower.

            (c) Representations and Warranties. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing and issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date and except to the extent that such changes have occurred without breach or default under any of the terms or conditions hereof including without limitation Articles 5 and 6 hereof) with the same effect as if made on and as of such date.

            (d) No Event of Default. On the date of each Borrowing hereunder, each Debtor shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing.

            (e) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole from December 31, 1994, except for changes due to seasonality that are consistent with the corresponding periods in prior years.

            (f) Additional Documents. The Lenders shall have received from the Borrowers on the date of each Borrowing and issuance of a Letter of Credit such documents and information as they may reasonably request relating to the satisfaction of the conditions in this Section 4.3.

Each request for a Borrowing or for issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing or the issuance of such Letter of Credit as to the matters specified in paragraphs (c), (d) and (e) of this Section.


5.  AFFIRMATIVE COVENANTS

            From the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Debtor agrees that, unless the Majority Lenders shall otherwise consent in writing, it will and will cause each of the Subsidiaries to:

            SECTION 5.1.  Financial Statements and Reports.

            Furnish or cause to be furnished to the Agent in sufficient numbers for distribution to the Lenders:

            (a) Within 95 days after the end of each fiscal year (or 110 days in the event the Parent has applied for an extension for such filing pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended) (i) the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of, and the related statements of income, shareholders' equity and cash flow for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an opinion of Ernst & Young or such other independent public accountants of recognized standing as shall be retained by the Parent and be satisfactory to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements and (ii) the unaudited consolidating balance sheet of the Parent and its Subsidiaries as at the end of, and the related unaudited consolidating statements of income and cash flow for, such fiscal year certified by the chief financial officer of the Parent, on behalf of the Parent;

            (b) Within 50 days after the end of each of the first three fiscal quarters of each of its fiscal years (or 65 days in the event the Parent has applied for an extension for such filing pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended), the unaudited consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of, and the related unaudited consolidated and consolidating statements of income and cash flow for, such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, together with a certificate signed by an Authorized Officer of the Parent, on behalf of the Parent, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Parent, all adjustments necessary to present fairly the financial position of the Parent and its Subsidiaries as at the end of the fiscal quarter and the results of its operations for the quarter then ended in conformity with GAAP;

            (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of the Parent, on behalf of the Parent, in form and substance satisfactory to the Agent (i) stating whether or not such Authorized Officer has knowledge of any condition or event which would constitute an Event of Default or Default has occurred and, if so, specifying each such condition or event and the nature thereof, (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.14, 6.17, 6.18, 6.19, 6.30, 6.32 and 6.33 hereof,
(iii) stating the actual amount of cash refunds made during such past quarter by the Parent or the Subsidiaries in connection with Barter Receivables and indicating the Refund Percentage as of such date and (iv) certifying that all filings required under Section 5.9 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c);

            (d) On or prior to the twentieth day of each month, a certificate ("Borrowing Base Certificate") in the form of Exhibit E hereto, setting forth the amount of each component included in the Borrowing Base as of the last Business Day of the preceding month, attached to which shall be detailed information including the calculation of each such component (the Borrowers, at their option, may furnish additional Borrowing Base Certificates setting forth such information as of such other dates as they may deem appropriate);

            (e) Promptly upon their becoming available, copies of (i) all management projections, studies or evaluations prepared by consultants for or presented to any Debtor's Board of Directors and (ii) all audits, studies, reports or evaluations prepared for or submitted to any of the Debtors by any outside professional firm or service, including, without limitation, the comment letter submitted by the Debtors' accountants to management in connection with their annual audit;

            (f) Within 30 days after filing with the Internal Revenue Service, copies of the actual corporate income tax return(s) of the Parent and its consolidated Subsidiaries;

            (g) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which the Parent or any other Debtor shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency and (ii) all reports, financial statements, press releases and other information which the Parent or any other Debtor shall release, send or make available to its common stockholders generally;

            (h) Notice of (i) any substantive action taken by any Debtor in connection with the proposed issuance of any additional debt or equity securities and (ii) the date on which such Debtor expects to receive the net cash proceeds from the issuance of such additional debt or equity securities;

            (i) By June 30th of each year (commencing June 30, 1996), forecasted financial statements consisting of balance sheets of the Parent and its Subsidiaries, cash flow statements and income statements together with appropriate supporting details and a statement of underlying assumptions comparable to the projections delivered to the Lenders pursuant to Section 4.1(d) hereof which cover the succeeding two fiscal years, and which shall have been prepared in accordance with GAAP;

            (j) If requested by the Agent, then within 90 days after the end of each fiscal year commencing with the fiscal year ended December 31, 1994 a report from Ernst & Young LLP or other independent public accountants of recognized standing as shall be retained by the Borrowers and reasonably satisfactory to the Majority Lenders, stating that, in accordance with generally accepted auditing standards, they have examined the Borrowing Base Certificate submitted to the Lenders by the Borrowers for the month ended December 31 and expressing their opinion that such statement fairly presents such elements of the Borrowing Base in accordance with the definitions contained in this Credit Agreement; and

            (k) From time to time such additional information regarding the financial condition or business of the Debtors or otherwise regarding the Collateral, as any Lender may reasonably request for the purpose of assuring itself as to compliance by the Debtors with the terms hereof.

            SECTION 5.2.  Corporate Existence.

            Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises, and comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority.

            SECTION 5.3.  Maintenance of Properties.

            Keep its tangible properties which are material to its business in good repair, working order and condition and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings.

            SECTION 5.4.  Notice of Material Events.

            (a) Promptly upon any executive officer of any Debtor obtaining knowledge of (i) any Default or Event of Default, or becoming aware that any Lender has given notice or taken any other action with respect to a claimed Event of Default, (ii) any material adverse change in the condition or operations of any Borrower or the Parent and its Subsidiaries taken as a whole, financial or otherwise, (other than changes due to seasonality that are consistent with the corresponding periods in prior years) (iii) any action or event which might materially and adversely affect the performance of the Debtors' obligations under this Credit Agreement, the repayment of the Notes, or the security interests granted to the Agent for the benefit of the Lenders under this Credit Agreement or any other Fundamental Document, (iv) the opening of any office of any Debtor or the change of the executive office or the principal place of business of any Debtor or of the location of any Debtor's books and records, (v) any change in the name of any Debtor, (vi) any other event which may materially and adversely impact upon the amount or collectibility of accounts receivable of the Debtors or otherwise materially decrease the value of the Collateral or (vii) any Person giving any notice to any Debtor or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraph (d) of Article 7, such Debtor shall promptly give written notice thereof to the Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken and the nature of such claimed Event of Default or condition and what action such Debtor has taken, is taking and proposes to take with respect thereto.

            (b) Promptly upon any executive officer of any Debtor obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Debtor or any of its assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in the case of (i) or (ii) might, if adversely determined, reasonably be expected to have a materially adverse effect on the Borrowers taken as a whole or the Parent and its Subsidiaries taken as a whole, such Debtor shall promptly give notice thereof to the Agent and provide such other information as may be available to it to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), such Debtor upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) and (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters. For the purposes of this Section 5.4, the submittal or filing by a Debtor of a notice or report or an application for the issuance, modification or renewal of any permit or the acknowledgment by a Governmental Authority of receipt of such notice, report or application shall not constitute an "action", "suit", "proceeding", "investigation" or "arbitration".

            SECTION 5.5.  Insurance.

            (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices.

            (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses.

            (c) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Debtor, through the third anniversary of the date on which such item of Product is Completed and/or as otherwise required by applicable contracts, a so-called "Errors and Omissions" policy with respect to all items of Product for which principal photography has commenced, and cause such Errors and Omissions policy to provide coverage to the extent and in such manner as is customary for items of Product of like type but, at minimum, to the extent and in such manner as is required under all applicable contracts relating thereto.

            (d) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Debtor, or from the date of acquisition of each item of Product acquired by any Debtor (1) until such time as the Agent shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and an interpositive or internegative or duplicate master tape in another location of the final version of the Completed Product, insurance on the negatives and sound tracks or master tapes of such item of Product in an amount not less than the cost of re-shooting the principal photography of the item of Product, and (2) until principal photography of such item of Product has been concluded, a cast insurance policy with respect to such item of Product, which provides coverage to the extent and in such manner as is customary for a like type of

Product, but at minimum, to the extent required under all applicable contracts relating thereto.

            (e) Maintain, or cause to be maintained, in effect distributor's "Errors and Omissions" insurance to the extent and in amounts customary for companies in similar businesses.

            (f) Cause all such above-described insurance (excluding worker's compensation insurance) to (1) provide for the benefit of the Lenders that 30 days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to the Agent; (2) name the Agent for the benefit of the Lenders as the loss payee (except for errors and omissions insurance and other third party liability insurance), provided, however, that production insurance recoveries received prior to Completion or abandonment of an item of Product may be utilized to finance the production of such item of Product and property insurance proceeds may be used to repair damage in respect of which such proceeds were received; and (3) to the extent that neither the Agent nor the Lenders shall be liable for premiums or calls, name the Agent for the benefit of the Lenders as an additional assured.

            (g) Upon the request of the Agent, the Parent will render to the Agent a statement in such detail as the Agent may request as to all such insurance coverage.

            (h) So long as Anthony Scotti is employed by the Parent, maintain or cause to be maintained the Scotti Life Insurance.

            (i) So long as Lawrence Lamattina is employed by the Parent or AAF maintain or cause to be maintained the Lamattina Life Insurance in face amounts as follows:

                Term Loan Amount                Face Amount

            $30,000,000 - 25,000,001            $10,000,000
             25,000,000 - 15,000,001              5,000,000
             15,000,000 or less                     -0-


            SECTION 5.6.  Fremantle.

            Cooperate with Fremantle, to the extent practicable, to assure that such actions are taken as are necessary to comply with the provisions of the Fremantle Security Agreement and to preserve the Agent's security interest in the Fremantle Collateral.

            SECTION 5.7.  Production.

            Use its best efforts to cause any item of Product being produced by any Debtor to be produced in accordance with the standards set forth in, and within the time period established in, all agreements with respect to such item of Product to which such Debtor is a party, subject to the terms and conditions of such agreements.

            SECTION 5.8.  Music.

            When an item of Product has been scored, if requested by the Agent, deliver to the Agent, (a) written evidence of the music synchronization rights obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such item of Product.

            SECTION 5.9.  Copyright.

            (a) When an item of Product, Film Asset or Recorded Product can be copyrighted and, with respect to the Series, in no event later than within ten Business Days after the end of the relevant broadcast season, and to the extent any Debtor is or becomes the copyright proprietor thereof or to the extent such interest is obtained by any Debtor, or any Debtor otherwise acquires a copyrightable interest, take any and all actions necessary to register the copyright for such item in the name of such Debtor (subject to a lien in favor of the Agent for the benefit of the Lenders pursuant to the Copyright Security Agreement) in conformity with the laws of the United States and such other jurisdictions as the Majority Lenders may reasonably specify, and immediately deliver to the Agent (i) written evidence of the registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement and
(ii) a Copyright Security Agreement Supplement relating to such item executed by such Debtor.

            (b) Use its reasonable best efforts to obtain instruments of transfer or other documents evidencing the interest of any Debtor with respect to the copyright relating to items of Product, Recorded Product or Film Assets in which such Debtor is not entitled to be the initial copyright proprietor, and promptly record such instruments of transfer on the United States Copyright Register and such other jurisdictions as the Agent may specify.

            SECTION 5.10.  Books and Records.

            Maintain or cause to be maintained at all times true and complete books and records of its financial operations and provide the Agent and its representatives access to such books and records upon reasonable notice and during regular business hours in order that the Agent may make such audits and examinations and make abstracts from such books, accounts, records and other papers pertaining to the Collateral (including, but not limited to, Eligible Receivables included in the Borrowing Base) and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Agent may deem appropriate for the purpose of verifying the accuracy of the Borrowing Base Certificate and the various other reports delivered by the Borrowers to the Agent and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement.

            SECTION 5.11.  Observance of Agreements.

            Duly observe and perform all material terms and conditions of all material agreements with respect to the exploitation of items of Product and/or Recorded Product and diligently protect and enforce the rights of the Debtors under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

            SECTION 5.12. Film Properties and Rights; Debtors to Act as Pledgeholder.

            Act as pledgeholder for the Agent for the benefit of the Lenders with the same effect as if the Agent for the benefit of the Lenders were a pledgee in possession of all Film Assets relating to items of Product which are now or hereafter in the (actual or constructive) possession of any Debtor, subject to such access as shall be necessary to distribute such items of Product.

            SECTION 5.13.  Laboratories; No Removal.

            (a) To the extent any Debtor has control over or rights to receive any of the physical elements of any item of Product, deliver or cause to be delivered to a laboratory or laboratories located within the United States all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and deliver to the Agent a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Debtor has only rights of access to preprint material or master tapes then the Debtors will deliver to the Agent a fully executed Laboratory Access Letter covering such materials. Prior to requesting any such laboratory to deliver such negative or other preprint or sound track material or master tapes to another laboratory, any such Debtor shall provide the Agent with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other laboratory.

            (b) During production of any item of Product produced by any Debtor, such Debtor shall promptly deliver the daily rushes for such item of Product to the appropriate laboratory.

            (c) With respect to each Series and any other items of Product completed after the date hereof, as soon as practicable after completion, deliver to the Agent and the laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such laboratories.

            SECTION 5.14. Taxes and Charges; Indebtedness in Ordinary Course of Business.

            Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Debtor or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Debtor; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Debtor shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary; and provided, further, that such Debtor will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The Debtors will pay when due, or in conformance with customary trade terms, all other indebtedness incident to its operations in a manner consistent with the Parent's past business practices.

            SECTION 5.15.  Liens.

            Defend the Collateral against any and all Liens howsoever arising, other than Permitted Encumbrances.

            SECTION 5.16.  Cash Receipts.

            In the event any Debtor receives (i) payment from any account debtor or obligor, which payment should have been remitted to the Agent or (ii) the proceeds of any sale of Product or Recorded Product, whether in the form of cash or otherwise, such Debtor shall immediately remit such payment or proceeds to the Agent for deposit in the appropriate Collection Account for application in accordance with Section 2.12(g).

            SECTION 5.17.  Further Assurances; Security Interests.

            (a) Upon the request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Debtors, such further instruments as may be appropriate in the reasonable judgment of the Agent, to provide the Agent (for the benefit of the Lenders) a perfected Lien in the Collateral and to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

            (b) Upon the request of the Agent, promptly execute or cause to be executed any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Agent for the ratable benefit of the Lenders as beneficiaries thereof the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

            (c) Promptly undertake to deliver or cause to be delivered to the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance satisfactory to the Agent, as the Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Agent for the benefit of the Lenders.

            SECTION 5.18.  Recorded Product.

            Provide the Agent with:

            (a) copies of requests for audit by performers promptly after receipt by any Debtor; and

            (b) if requested by the Agent, copies of reports on the Debtors' recorded music business, including reports from BMG Music or PolyGram N.V.

            SECTION 5.19.  Receivables Audit.

            In connection with the annual audit by Ernst & Young (or any successor auditor) if so requested by the Agent arrange for account debtors to confirm accounts receivables (both on and off balance sheet) directly to the Agent.

            SECTION 5.20.  ERISA Compliance and Reports.

            Furnish to the Agent (a) as soon as possible, and in any event within 30 days after any Debtor knows that (A) any Reportable Event with respect to any Plan has occurred, a statement of an Authorized Officer of the Parent, setting forth on behalf of such Debtor details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by the applicable Debtor of such Reportable Event given to the PBGC or (B) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan has been or is proposed to be terminated, unorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan, a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or the Borrowers or such Debtor will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, if the occurrence of any of the foregoing events would result in a liability which is materially adverse to the financial condition of the Parent and its Subsidiaries taken as a whole or would materially and adversely affect the ability of any Borrower to perform its obligations under this Credit Agreement or the Notes, a statement of an Authorized Officer of the Parent, setting forth details as to such event and the action the applicable Debtor proposes to take with respect thereto, (b) promptly upon reasonable request of the Agent, copies of each annual and other report with respect to each Plan and
(c) promptly after receipt thereof, a copy of any notice any Debtor may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan.

            SECTION 5.21.  Environmental Laws.

            (a) Promptly notify the Agent upon any Debtor becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to be materially adverse to the Parent and its Subsidiaries or any Debtor, and promptly furnish to the Agent all notices of any nature which any Debtor may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a material adverse effect on the Parent and its Subsidiaries or any Debtor.

            (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws.

            (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Debtor shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

            (d) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Debtor with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

            SECTION 5.22.  Bank Accounts.

            Provide the Agent with notice of the opening of any bank accounts by any Debtor other than those listed on Schedule 5.22 hereof and execute such forms of notice to the banks holding such accounts as reasonably requested by the Agent.

6.  NEGATIVE COVENANTS

            From the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Debtor agrees that, unless as to Sections 6.1, 6.2, 6.3, 6.5, 6.11, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.23, 6.28, 6.30 and 6.31, the Super
Majority Lenders shall otherwise consent in writing or as to any other Section in this Article 6, the Majority Lenders shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries to:

            SECTION 6.1.  Limitations on Indebtedness.

            Incur, create, assume or suffer to exist any Indebtedness other than:

                     (i) the Indebtedness represented by the Notes and the other Obligations;

                    (ii) Indebtedness in respect of secured purchase money financing to the extent permitted by Section 6.2(ii);

                   (iii) Indebtedness in respect of Capital Leases to the extent permitted under Section 6.11 hereof;

                    (iv) normal business liabilities which are not yet due and payable and are not the result of a transaction which is the equivalent of borrowing of money;

                     (v) liabilities relating to net or gross profit participations, deferments and guild residuals with respect to items of Product and/or Film Assets;

                   (vi) the Convertible Subordinated Notes in a maximum principal amount of $60,000,000 and

                  (vii) existing Indebtedness listed on Schedule 3.17 hereto but no increases, extensions or renewals thereof unless otherwise noted on Schedule 3.17.

            SECTION 6.2.  Limitations on Liens.

            Incur, create, assume or suffer to exist any Lien on its income, property or assets, whether now owned or hereafter acquired, except:

                    (i) Liens pursuant to written security agreements (in form and substance acceptable to the

            Agent) in favor of guilds required pursuant to terms of collective bargaining agreements, which Liens are subordinated or junior to the claims of the Lenders hereunder pursuant to documentation that is satisfactory in form and substance to the Agent;

                   (ii) Liens (including in the form of Capital Leases) granted to the Person financing the acquisition of property, plant or equipment if (A) limited to the particular assets acquired; (B) the debt secured by the Lien does not exceed the amount financed for the acquisition cost of a particular asset for which the Lien is granted; (C) such transaction does not otherwise violate this Credit Agreement and (D) the aggregate amount of all indebtedness secured by Liens permitted under this paragraph does not exceed $2,000,000 at any one time outstanding;

                  (iii) deposits under worker's compensation, unemployment insurance and Social Security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business (other than completion bonds);

                   (iv) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of Section 5.14 hereof;

                    (v) Liens on receivables in situations where a Debtor is acting solely as a collection agent for such receivables in return for a fee;

                   (vi) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by laboratories and production houses, record warehouses and suppliers of materials and equipment but in any instance not securing obligations in excess of $500,000 in the aggregate;

                  (vii) possessory Liens (other than of laboratories and production houses) which (a) occur in the ordinary course of business, (b) secure normal trade debt which is not yet due and payable, (c) do not secure Indebtedness for borrowed money and (d) do not defer payment terms beyond 180 days;

                (viii) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed));

                   (ix) the Liens of the Agent and the Lenders under this Credit Agreement, the other Fundamental Documents and other documents contemplated hereby;

                    (x)  existing Liens set forth on Schedule 6.2 hereto;

                   (xi) Liens in connection with the lease of computer equipment and office furniture;

                  (xii) a Lien to Richard and Esther Shapiro Entertainment Inc. ("RSE") on assets which relate solely to the series "Malibu Branch" provided that the security agreement in connection therewith shall be in form and substance satisfactory to the Agent and that if the Agent deems it appropriate, the Agent, Malibu and RSE shall enter into an intercreditor agreement in form and substance satisfactory to the Agent; and

                  (xiii) Liens of completion guarantors in connection with Completion Bonds which comply with Section 6.22 hereof.

            SECTION 6.3.  Guaranties.

            Incur, create, assume or suffer to exist any Guaranty, either directly or indirectly, or otherwise in any way become responsible for any Indebtedness (including working capital maintenance, pay-or-play contracts or other similar obligations) of any other Person, contingently or otherwise, except (i) for the endorsement of negotiable instruments by any Debtor in the ordinary course of business, (ii) for Program Acquisition Guaranties and other commitments to the extent permitted by Section 6.28, (iii) for existing Guaranties listed on Schedule 3.17 hereto and (iv) for Guaranties to the Agent and the Lenders in accordance with the terms of this Credit Agreement.

            SECTION 6.4.  Limitations on Investments.

            Make or permit to exist any Investment (including any loans to Fremantle, any officer, shareholder or other Affiliate of any Debtor) other than (i) loans to Thomas Bradshaw ("Bradshaw") in the aggregate principal amount of not more than $286,000 at any one time outstanding, provided, however, that such loans shall be secured on terms satisfactory to the Agent and shall be payable with accrued interest not later than February 25, 1996, or such earlier or later date as Bradshaw shall no longer be employed as Chief Financial Officer of the Parent, (ii) in Cash Equivalents, (iii) intercompany advances between Borrowers and from a Borrower and/or any Guarantor to a Borrower or a Guarantor (other than to (A) any Subsidiary (including any Guarantor) incorporated in a jurisdiction outside the United States (a "Foreign Debtor") to which all Debtors may not make total advances to all such Foreign Debtors in excess of $750,000 at any one time outstanding in the aggregate unless the Agent (for the benefit of the Lenders) shall have a perfected security interest in the assets of such Foreign Debtor on terms and conditions satisfactory to the Agent which shall include, but not be limited to, (x) a valid and enforceable first position lien (subject to Permitted Encumbrances) in such Foreign Debtor's assets and (y) a favorable written opinion of such local counsel as is acceptable to the Agent with respect thereto or (B) Malibu, to which all Debtors may not make advances in excess of $7,500,000 at any time outstanding in the aggregate, (iv) intercompany advances from a Foreign Debtor to a Borrower or Guarantor, and (v) by any consolidated Subsidiary to the Parent in connection with a tax-sharing agreement between the Parent and such consolidated Subsidiary; provided, however, that all intercompany loans and advances contemplated by clauses (ii) and (iii) of this Section 6.4 shall be on open account and not evidenced by any note or other instrument and shall be subordinated to the Loans hereunder on terms specified in Section 13.15.

            SECTION 6.5.  Restricted Payments.

            Declare, make or incur any liability to make any Restricted Payments other than:

            (a) Restricted Payments constituting dividends to any of the Borrowers or to a Subsidiary of any of the Borrowers (other than to Malibu Branch);

            (b) Restricted Payments to pay the Parent's reasonable legal, accounting, operational and other similar expenses;

            (c) Restricted Payments to allow the Parent to pay income taxes actually paid by the Parent or intercompany advances otherwise permitted by
Section 6.4;

            (d) Restricted Payments constituting dividends to the Parent to enable the Parent to pay salaries pursuant to the Employment Agreements or otherwise;

            (e) Restricted Payments by the Debtors constituting fees and expenses (incurred in the ordinary course) relating to the Convertible Subordinated Notes, interest payments due and payable to the holders of the Convertible Subordinated Notes, Additional Amounts (as defined in the Convertible Subordinated Notes), mandatory redemptions of the Convertible Subordinated Notes, and optional redemptions of the Convertible Subordinated

Notes (with the consent of the Super Majority Lenders), but only if at the time of each payment contemplated by this Section 6.5(e) (and after giving effect thereto), no Event of Default (other than an Event of Default under clause (d) of Article 7 hereof) has occurred and is continuing;

            (f) The payment by Parent to The Bank of New York of the redemption price required to be paid upon exercise of the put rights for each of the Class B-1 Warrant and Class B-2 Warrant in accordance with their respective terms provided the amount of such payments shall not exceed $250,000 and $1,250,000, respectively; and

            (g) Restricted Payments constituting a conversion or exchange of the Parent's Class A Common Stock to Class B Common Stock.

            SECTION 6.6.  Limitations on Leases.

            Incur, create or assume any commitment to make any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement hereafter entered into (other than Capital Leases and Program Acquisition Guarantees to the extent permitted by Section 6.28) for the use of real or personal property or both but excluding Product and/or Recorded Product, if immediately thereafter the aggregate of all such payments that shall be payable by all of the Debtors during any period of twelve consecutive months thereafter shall exceed $400,000 in excess of the prior year's total measured on a pro-forma basis; provided, however, if during 1995 the Parent relocates its principal office, the Debtors may incur a one-time additional increase in total lease payments payable by all of the Debtors during any period of twelve consecutive months up to a maximum of $1,000,000 in excess of the prior year's total.

            SECTION 6.7.  Limitations on Sale of Assets.

            Sell, lease, license, transfer, liquidate or otherwise dispose of any item of Product, Recorded Product or any other asset except:

            (a) licenses for exploitation of Product on television or in other media pursuant to License Agreements in the ordinary course of business consistent with past practices;

            (b) outright sales of Product and Recorded Product not in excess of $2,000,000 in the aggregate prior to the Commitment Termination Date; and

            (c) the sale by the Parent of its existing Santa Monica corporate headquarters facility.

            SECTION 6.8.  Receivables.

            Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Debtor except for the purpose of collection in the ordinary course of business.

            SECTION 6.9.  Sale and Leaseback.

            Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions any Debtor sells essentially all of its right, title and interest in an item of Product or Recorded Product and acquires or licenses the right to distribute or exploit such item of Product or Recorded Product in media and markets accounting for substantially all the value of such item of Product or Recorded Product.

            SECTION 6.10.  Places of Business; Change of Name.

            Change the location of its chief executive office or principal place of business or any of the locations where it keeps any material portion of the Collateral or its books and records with respect to the Collateral or change its name without (i) giving the Agent 30 days prior written notice of such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Agent or which are otherwise necessary or desirable to maintain perfection of the security interest of the Agent for the benefit of the Lenders in the Collateral.

            SECTION 6.11.  Limitations on Capital Expenditures.

            Make or incur any obligation to make Capital Expenditures (other than in connection with items of Product or Recorded Product), in the aggregate in excess of $1,000,000 from the Closing Date until the Commitment Termination Date; provided, however, that in addition thereto the Parent may incur additional capital expenditures during 1995 in connection with the relocation of its principal offices up to a maximum of $1,500,000.

            SECTION 6.12.  Transactions with Affiliates.

            Effect any transaction (other than the Malibu Branch Distribution Agreement) with Fremantle or an Affiliate of any Debtor (other than transactions among the Parent and/or its wholly-owned Subsidiaries) on a basis less favorable to any Debtor than would have been the case if such transaction had been effected at arms-length with a Person other than Fremantle or such Affiliate.

            SECTION 6.13.  Prohibition of Amendments or Waivers.

            Amend, alter, modify, or waive, or consent to any amendment, alteration, modification or waiver of:

            (a) any material agreement to which any Debtor is a party, or the terms thereof in any manner which would change, alter or waive any material term thereof and which might (i) materially and adversely affect the collectibility of accounts receivable that form part of the Borrowing Base,
(ii) materially and adversely affect the financial condition of any Debtor,
(iii) materially and adversely affect the rights of the Lenders under this Credit Agreement, the other Fundamental Documents and any other agreements contemplated hereby, (iv) materially decrease the value of the Collateral, or
(v) decrease the amount of the Borrowing Base to less than the then outstanding principal amount of the Loans;

            (b)  the articles of incorporation or bylaws of any Debtor except
(i) such amendments or modifications as are deemed ministerial by the Agent in its sole discretion or (ii) with the Agent's prior consent, which consent shall not be unreasonably withheld or delayed; or

            (c) the Employment Agreements (except extensions of a given Employment Agreement that would otherwise expire prior to the Commitment Termination Date).

            SECTION 6.14.  Net Worth.

            Permit Net Worth at any time after March 31, 1995 to be less than $18,500,000 plus 50% of the cumulative consolidated Net Income of the Parent and its Subsidiaries for the period from March 31, 1995 through the last day of the fiscal quarter immediately preceding the date of determination plus 100% of the net proceeds of any equity issued by the Parent or Indebtedness converted into equity after the Closing Date.

            SECTION 6.15.  Refund Percentage.

            Permit the Refund Percentage at the end of any Rolling Period to exceed 5%.

            SECTION 6.16.  General and Administrative Expense.

            Incur selling, general and administrative expenses (excluding direct syndication, promotion and advertising and distribution costs and other items included in Budgeted Negative Cost) in excess of $30,000,000 in the fiscal year ending December 31, 1995 and in any subsequent fiscal year, in excess of the amount permitted hereunder for the prior fiscal year plus 10%.

            SECTION 6.17.  Leverage.

            Permit the Leverage Ratio to exceed 2.0:1.0 at any time.

            SECTION 6.18.  Interest Coverage Ratio.

            Permit the Interest Coverage Ratio to be less than 1.75:1.00 for the quarters ending September 30, 1995 and December 31, 1995 or less than 2.0:1.0 for any quarter thereafter.

            SECTION 6.19.  Program Spending Ratio.

            Permit the Program Spending Ratio at the end of any Rolling Period to be less than .5:1.0 up to and including September 30, 1995 and .75:1.0 thereafter.

            SECTION 6.20.  No Negative Pledge.

            Enter into any agreement after the date hereof (other than the Fundamental Documents) which prohibits the creation or assumption of any Lien upon the properties or assets of any Debtor, whether now owned or hereafter acquired or requiring an obligation to be secured if some other obligation is secured.

            SECTION 6.21.  Acquisitions or Mergers.

            (a) Merge into or consolidate with a Person or (b) acquire substantially all the assets of another Person; provided, however that a Borrower may acquire substantially all of the assets of another Person provided that the actual cost of such transaction to the Borrower is not more than $2,000,000.

            SECTION 6.22.  Limitations on Transactions With Completion
Guarantors.

            Enter into an arrangement with a completion guarantor unless the arrangement would qualify as a Completion Bond and the Agent for the benefit of the Lenders is the named beneficiary of such arrangement; but in no event shall any Debtor enter into an arrangement with a completion guarantor which provides for the completion guarantor to:

                    (i) receive a fee in excess of 6% of the Budgeted Negative Cost of the item of Product involved;

                   (ii)  receive any profit participation;

                  (iii) recoup any of its contribution to the cost of the item of Product before such Debtor recoups (either from Proceeds of exploitation of such item of

            Product or from payments by such completion guarantor) its share of Budgeted Negative Cost; or

                   (iv) receive interest at a rate per annum in excess of the Alternate Base Rate plus 2%.

            SECTION 6.23.  Change in Business.

            (a) Engage in any business substantially different from, or not related to, the business that the Parent and its Subsidiaries are presently engaged in, including without limitation, the general field of television entertainment and recorded music production and distribution. The permitted conduct of the businesses of the Parent and Subsidiaries as described herein shall include the production of Product directly by the Parent or a Subsidiary, the purchase and sale of Product, the purchase and sale of distribution rights (subject to the limitations set forth in this Credit Agreement), the license of exhibition rights to television stations, networks and others, the license and sale of ancillary rights (as such term is understood in the television industry), the promotion and marketing of Product and the production, distribution, marketing and promotion of recorded music which includes development of new recording artists and entering into contracts with established recording artists.

            (b)  Engage in theatrical film production or distribution.

            (c) FDF shall not engage in any business other than such activities which are incident to its holding the shares of Fremantle (Deutschland) Fernsehproduktions GmbH and any other direct or indirect Subsidiary of the Parent incorporated in a jurisdiction outside the United States.

            SECTION 6.24.  ERISA Compliance.

            Engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan maintained by any Debtor; or permit any Plan maintained by any Debtor to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Services; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Debtor pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan maintained by any Debtor to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which results in the imposition of a Lien on any property of any Debtor pursuant to Section 302(f) of ERISA or
Section 412(n) of the Code.

            SECTION 6.25.  Subsidiaries.

            Acquire or create any new direct or indirect Subsidiary provided however that the Parent may incorporate additional Subsidiaries if (i) each such Subsidiary executes an instrument of joinder satisfactory to the Agent whereby such Subsidiary becomes a Debtor and Guarantor hereunder and the capital stock of such Subsidiary becomes part of the Pledged Securities hereunder or (ii) the Parent takes such other action in connection with the stock of such Subsidiary as is deemed appropriate by the Agent to protect the Lenders' security interest therein.

            SECTION 6.26.  Bank Accounts.

            After the date hereof, open or maintain any bank account other than
(a) at the office of the Agent as contemplated by Section 8.3 hereof, (b) those accounts listed on Schedule 5.22 or (c) a production account for a specific item of Product which is in production, as to which the Agent shall have received notice and as to which the Agent shall have been granted a perfected first priority security interest in such account.

            SECTION 6.27.  Hazardous Materials.

            Except as set forth on Schedule 3.21, cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose or of permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in material violation of any Environmental Law.

            SECTION 6.28.  Production/Acquisition Commitments.

            (a) Except as contemplated by paragraph (c) below, commence active preproduction for any item of Product in respect of which a Debtor has direct production funding responsibility unless the following three conditions are satisfied: (i) Budgeted Negative Cost is no more than $175,000 per week of episodes (i.e. one episode in the case of a weekly series or five episodes in the case of daily strip) in the case of any television series or $250,000 in the case of any other Product, (ii) Budgeted Negative

Cost does not exceed the sum of good faith projected cash receipts (based on reasonable assumptions) anticipated to be received during the initial license period including minimum payments under executed pre-sale or co-production arrangements with Approved Obligors due either upon Completion of the Item of Product or within 15 months after Completion and (iii) either (y) a written presale agreement has been executed with a U.S. broadcast or cable television network which provides for minimum payments of at least 75% of Budgeted Negative Cost or (z) pre-sale or co-production arrangements have been executed with Approved Obligors pursuant to which foreign rights to such Item of Product are granted in return for minimum payments of at least 50% of the Budgeted Negative Cost.

            (b) Except as contemplated by paragraph (c) below, incur any obligation to pay any Program Acquisition Guarantee in excess of $50,000 unless the following three conditions are satisfied: (i) the Program Acquisition Guarantee is no more than $175,000 per week of episodes in the case of any television series or $250,000 in the case of any other Product, (ii) the Debtors have licensed such Product to stations in television markets representing at least 70% of U.S. television households as determined based on the most recent Nielsen Rankings (or the payment of such Program Acquisition Guarantee is expressly conditioned upon such licensing) or to a network and
(iii) no Debtor is obligated to make a payment under any such Program Acquisition Guarantee for an item of Product, or episode thereof in the case of any television series, prior to delivery thereof to such Debtor in accordance with broadcast obligations undertaken by the Debtors and in conformity with technical broadcast and other customary industry standards.

            (c)  In addition to the obligations and actions described in
Section 6.28(a), (b) and (d), the Debtors may incur the obligations and take the actions described in this Section 6.28(c):

                    (i) Active preproduction of the relevant Series for the next broadcast season may be commenced if the condition precedent set forth in Section 4.2(c) as to such Series has been satisfied for such season;

                   (ii) Program Acquisition Guarantees in respect of "Family Feud" not exceeding $7,500,000 in the aggregate for the 1994-1995 broadcast season;

                    (iii) Program Acquisition Guarantees in respect of "Sirens" for the (A) 1994-1995 broadcast season not exceeding $434,000 per episode for a maximum of 22 episodes and (B) 1995-1996 broadcast season not exceeding $450,000 per episode for a maximum of 22 episodes; and

                  (iv) Commitments of up to $7,000,000 to purchase local advertising time throughout the domestic television market at prevailing rates in respect of "Superhuman Samurai Syber Squad" for the 1994-1995 broadcast season and 1995-1996 season.

            (d)   In addition to the obligations described in Section 6.28(a),
(b) and (c), the Debtors may incur the obligation to make Program Acquisition Guarantees or commence active preproduction for any item of Product in respect of which a Debtor has direct production funding responsibility, in either case relating to Product licensed to a U.S. broadcast network (i.e. CBS, ABC, NBC, Fox, UPN or Warner) provided (x) the total of (1) the license fee payable by such network and (2) the fees payable in connection with foreign pre-sales for such item of Product (the terms of which are acceptable to the Majority Lenders, in each case payable no later than delivery of such item of Product, is an amount equal to 100% of the Program Acquisition Guarantee, or Budgeted Negative Cost, as applicable and (y) a written agreement has been executed with the network which provides for payment of such license fee.

            SECTION 6.29.  Advertiser Guaranties.

            Guaranty any advertiser a minimum rating (i) of higher than 6.0 for the first broadcast season of Baywatch Nights, (ii) of higher than 5.0 for the first broadcast season of any other new show (unless the Majority Lenders have consented to a higher minimum rating for such show) or (iii) for any show, in excess of 1.5 points above the average rating received for such show for the prior broadcast season.

            SECTION 6.30.  Unrecouped Expenses.

            Permit unrecouped expenses on Recorded Product to exceed $5,500,000.

            SECTION 6.31.  AAF.

            (a) Permit AAF to incur selling, general and administrative expenses in excess of $7,000,000 in any fiscal year.

            (b) Permit AAF's EBITDA Ratio to be less then 1.0:1.0 at the end of any Rolling Period. "EBITDA Ratio" shall mean the ratio of AAF's EBITDA for such period to the sum of the accrued interest plus scheduled amortization payments on the Term Loan for such period.





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            SECTION 6.32.  Distribution Fees and Expenses.

            (a) Pay any distribution fees or expenses to Fremantle or any Affiliate.

            (b) Neither Baywatch nor Baywatch Nights shall pay any distribution fees or expenses to any Person (including without limitation, any other Debtor) except that (i) Baywatch may make such payments as are required under the Baywatch Distribution Agreement and (ii) Baywatch Nights may make such payments as are required under the Baywatch Nights Distribution Agreement, in each case, if at the time of each such payment (and after giving effect thereto) no Default or Event of Default is continuing.

            SECTION 6.33.  Use of Proceeds of Loans.

            (a) In connection with the Term Loan, use the proceeds thereof for any purpose other than to refinance existing bank debt as of the Closing Date under the Fremantle Agreement.

            (b) In connection with Baywatch Loans, use the proceeds thereof for any purpose other than to finance the production and distribution of the Baywatch Series, to pay any distribution fee or distribution, promotional and advertising expenses or any other amounts due to AATI required under the Baywatch Distribution Agreement, to the extent the payment of such fee is permitted under Section 6.32 hereof or to refinance existing bank debt as of the Closing Date under the Production Loan Agreement.

            (c) In connection with Baywatch Nights Loans, use the proceeds thereof for any purpose other than to finance the production and distribution of the Baywatch Nights Series and to pay any distribution fee or distribution, promotional and advertising expenses or any other amounts due to AATI required under the Baywatch Nights Distribution Agreement, to the extent the payment of such fee is permitted under Section 6.32 hereof.

            (d) In connection with Working Capital Loans, use the proceeds thereof for any purpose other than to finance certain working capital needs of the Parent and the Subsidiaries of the Parent or to refinance Indebtedness as of the Closing Date under the Existing Agreement.


7.  EVENTS OF DEFAULT

            In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):





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            (a)  any representation or warranty made by any Debtor in this
Credit Agreement or any other Fundamental Document or in connection with this Credit Agreement or with the execution and delivery of the Notes or the Borrowings hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of any Debtor to the Agent or any Lender under or in connection with this Credit Agreement and not corrected prior to the Closing Date, shall prove to have been false or misleading in any material respect when made or delivered;

            (b) default shall be made in the payment of any principal of or interest on the Notes or of any fees or other amounts payable by the Borrowers hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and in the case of payments of any amounts other than principal, such default shall continue unremedied for five (5) days after receipt by the Borrowers of an invoice therefor;

            (c) default shall be made by any Debtor in the due observance or performance of any covenant, condition or agreement contained in Section 5.4 or
Article 6 of this Credit Agreement;

            (d) default shall be made with respect to any payment of any Indebtedness of any Debtor in excess of $500,000 when due or the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which the Parent is required to redeem or repurchase or offer to holders of the Convertible Subordinated Notes, the opportunity to have redeemed or repurchased, any such indebtedness;

            (e) any Debtor or Fremantle shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Debtor or Fremantle shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material





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allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Debtor or Fremantle shall take any action to authorize any of the foregoing;

            (f) any involuntary case, proceeding or other action against any Debtor or Fremantle shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of thirty (30) days;

            (g) final judgment(s) for the payment of money in excess of $250,000 shall be rendered against any Debtor which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged or bonded in full within thirty (30) days from the entry of a final order of affirmance on appeal;

            (h) any Person shall have a right in the Collateral prior or equal to that of the Lenders (except Permitted Encumbrances) or any Person or any Debtor shall assert that any Person has such right and such Person or such Debtor (as applicable) shall not renounce such right within 10 days after the Agent has requested such renunciation;

            (i) failure to deliver a Borrowing Base Certificate to the Agent within 10 Business Days of the date such Certificate was due pursuant to
Section 5.1(d) hereof, provided, however, that any failure to deliver a Borrowing Base Certificate shall not give rise to an Event of Default under this clause (i) in the event there are no outstanding Revolving Credit Loans;

            (j)  a Change in Control shall occur;

            (k)  a Change in Management shall occur;

            (l) as long as Anthony Scotti is an employee of the Parent, the Scotti Life Insurance shall be cancelled or terminated; as long as Lawrence Lamattina is an employee of the Parent or AAF, the Lamattina Life Insurance (in the amounts provided for in Section 5.5(i)) shall be cancelled or terminated;

            (m) default shall be made by any Debtor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of





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this Credit Agreement, or any other Fundamental Document and such default shall continue unremedied for thirty (30) consecutive days after any Debtor obtains knowledge of such occurrence; or

            (n) (i) the Parent or a Subsidiary shall cease to be the legal and beneficial owner of 100% of the non-voting issued and outstanding shares of capital stock of Fremantle or (ii) Interpublic shall cease to be the legal and beneficial owner of 100% of the issued and outstanding shares of the Fremantle Voting Stock; provided, however, that in the event Mark Goodson Productions shall have waived the change in control termination provision in its relevant agreements with Fremantle or otherwise consented to the transfer of the Fremantle Voting Stock to the Parent or a Subsidiary of the Parent, an Event of Default shall not be deemed to have occurred in the event the Parent or a Subsidiary of the Parent (rather than Interpublic) becomes the owner of a minimum of 79.9% of the Fremantle Voting Stock;


then, in every such event and at any time thereafter during the continuance of such event, the Agent may, or if directed by the Majority Lenders shall, take either or both of the following actions, at the same or different times: terminate forthwith the Commitments and/or declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in the Notes to the contrary notwithstanding. If an Event of Default specified in paragraphs (e) or (f) above shall have occurred, the Commitments shall automatically terminate and the Notes shall automatically become due and payable, both as to interest and principal, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Lenders pursuant to Applicable Law or otherwise.


8.  GRANT OF SECURITY INTEREST; REMEDIES

            SECTION 8.1.  Security Interests.

            The Borrowers, as security for the due and punctual payment of the Obligations and the Guarantors, as security for their obligations under Article 9 hereof, hereby mortgage, pledge, assign, transfer, set over, convey and deliver to the Agent (for the benefit of the Lenders) and grant to the Agent (for the benefit of the Lenders) a security interest in the Collateral.





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            SECTION 8.2.  Use of Collateral.

            So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Debtor may use the Collateral in any lawful manner permitted hereunder.

            SECTION 8.3.  Collection Accounts.

            (a) The Debtors will establish a lockbox arrangement and related collection bank accounts (each, a "Collection Account") with the Agent and will direct all Persons who become licensees, buyers or account debtors under receivables with respect to any item included in the Collateral to make payments under or in connection with the license agreements, sales agreements or receivables directly to the appropriate lockbox or Collection Account. To the extent practicable, the Debtors, will amend existing agreements to direct all Persons who are licensees, buyers or account debtors under receivables with respect to any item included in the Collateral, to make payments under or in connection with the license agreements, sales agreements or receivables directly to the appropriate lockbox or Collection Account. The Debtors shall establish four separate collection accounts for payments to be made to AAF, Baywatch, Baywatch Nights and all other Debtors.

            (b) In connection with productions relating to Product in countries other than the United States and Canada, the broadcasters to which such Product is to be licensed shall pay into a collection account established by AAF or the Agent in such country the amount due to AAF in connection with such production (including production costs (to the extent such broadcaster is responsible for providing production funds for such Product) and the license fee payable to AAF). In the event AAF has previously submitted to the Agent the budget for such production, within two (2) Business Days after such funds are deposited into the local collection account, the Agent shall release an amount to AAF from such account in the amount of the budget. The net balance in each such account shall be transferred to the Collection Account established in connection with the Term Loan (the "Term Collection Account") on a weekly basis to be applied pursuant to the terms of Section 2.12(h) hereof.

            (c) The Debtors will execute such documentation as may be required by the Agent in order to provide for the deposit into the Collection Accounts of all items received in the lockbox and to otherwise effectuate the provisions of this Section 8.3.





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            SECTION 8.4.  Debtors to Hold in Trust.

            Upon the occurrence and during the continuance of an Event of Default, the Debtors will, upon receipt by them of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum in trust for the Lenders, and forthwith, without any notice or demand whatsoever (all notices, demands, or other actions on the part of the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section 8.7 hereof.

            SECTION 8.5.  Collections, etc.

            Upon the occurrence and during the continuance of an Event of Default, the Agent may, in its sole discretion, in its name or in the name of any Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Debtor. The Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Debtor fails to make any payment or take any action required hereunder, the Agent may, after notice to the Borrowers, make such payments and take all such actions as the Agent reasonably deems necessary to protect the Agent's security interests in the Collateral and/or the value thereof, and the Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Agent appear to be equal to, prior to or superior to the security interests of the Lenders in the Collateral and any Liens not expressly permitted by this Credit Agreement.

            SECTION 8.6.  Possession, Sale of Collateral, etc.

            Upon the occurrence and during the continuance of an Event of Default, the Agent may enter upon the premises of any Debtor or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Agent may take such measures as it may deem necessary or proper for the care or protection thereof, including the right to remove all or any





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portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Agent shall decide, in one or more sales or parcels, at such prices as the Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except 7 days' written notice to the Borrowers of the time and place of any such public sale or sales and such other notices as may be required by Applicable Law and cannot be waived), and any Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Debtor, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Article 8, the Agent may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Debtor, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Agent and the Lenders by any Debtor hereunder as a credit against the purchase price. The Agent shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and the Agent shall not be chargeable with any of the obligations or liabilities of any Debtor. Each Debtor hereby agrees (i) that it will indemnify and hold the Agent and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Agent pursuant to this
Article 8, or arising out of any act of, or omission to act on the part of, any party other than the Agent prior to such taking of actual possession or control by the Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Debtor, or its agents before or after the commencement of such actual possession or control by the Agent; and (ii) the Agent shall have no liability or obligation to any Debtor arising out of any such claim except for acts of willful misconduct or gross negligence or not taken in good faith. Subject only to the lawful rights of third parties, any laboratory which has possession of any of the Collateral is hereby constituted and appointed by the Debtors as pledgeholder for the Agent and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized (to the fullest extent permitted by Applicable Law) to sell all or any portion of the Collateral upon the order and direction of the Agent, and each Debtor hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived





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hereunder.  In any action hereunder, the Agent shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Agent shall be entitled to apply, without prior notice to the Debtors, any cash or cash items constituting Collateral in the possession of the Agent to payment of the Obligations.

            SECTION 8.7.  Application of Proceeds on Default.

            During the continuance of an Event of Default, the balances in the Chemical Account, Collection Account(s), Cash Collateral Account(s), the Royalty Account, or in any account of any Debtor with the Agent, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied (in such order as the Agent shall in its sole discretion determine, but subject to instructions received, if any, from the Super Majority Lenders and to the rights of the Lenders) to the payment in full of the Obligations, provided, however, that, the Majority Lenders may in their discretion apply funds comprising the Collateral to pay the cost (i) of completing any Product owned in whole or in part by any Debtor in any stage of production and (ii) of making delivery to the licensees of such Product. Any amounts remaining after such indefeasible payment in full shall be remitted to an account maintained by the Debtors with the Agent or as a court of competent jurisdiction may otherwise direct.

            SECTION 8.8.  Power of Attorney.

            Upon the occurrence of an Event of Default, (a) each Debtor does hereby irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Agent or such other Person to receive, open and dispose of all mail addressed to any Debtor, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Agent with full power and right to cause the mail of such Persons to be transferred to the Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder, and each Debtor hereby ratifies and confirms all that the Agent or its substitutes shall properly do by virtue hereof; (b) each Debtor does hereby further irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Agent or any Debtor (i) to enforce all of each Debtor's rights under and pursuant to all agreements with respect to the Collateral, all





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for the sole benefit of the Agent on behalf of the Lenders, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Debtor, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Agent on behalf of the Lenders hereunder, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder.

              SECTION 8.9.  Financing Statements, Direct Payments.

            Each Debtor hereby authorizes the Agent to file UCC financing statements and any amendments thereto or continuations thereof, any Copyright Security Agreement, any Copyright Security Agreement Supplement and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Agent on behalf of the Lenders on the Collateral, in all cases without the signatures of any Debtor or to execute such items as attorney-in-fact for any Debtor. Each Debtor further authorizes the Agent upon the occurrence of an Event of Default, and during the continuation of such Event of Default, to notify any account debtors that all sums payable to any Debtor relating to the Collateral shall be paid directly to the Agent.

            SECTION 8.10.  Further Assurances.

            Upon the request of the Agent, each Debtor hereby agrees to duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Debtors, such further instruments as may be necessary or proper, in the judgment of the Agent, to carry out the provisions and purposes of this Article 8, necessary, in the judgment of the Agent, to perfect and preserve the Liens of the Agent on behalf of the Lenders hereunder and under the Fundamental Documents, and in the Collateral or any portion thereof.

            SECTION 8.11.  Termination.

            The security interests granted under this Article shall terminate when all the Obligations have been indefeasibly fully paid and performed and the Commitment shall have terminated. Upon request by any Debtor (and at the sole expense of the Debtors) after such termination, the Agent will take all reasonable action and do all things reasonably necessary, including executing UCC terminations, Pledgeholder Agreement terminations, termination letters to account debtors and





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copyright reassignments, to release the security interest granted to it hereunder.

            SECTION 8.12.  Remedies Not Exclusive.

            The remedies conferred upon or reserved to the Agent in this Article are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Agent. Without limiting the generality of the foregoing, the Agent and the Lenders shall have all rights and remedies of a secured creditor under Article 9 of the UCC.

            SECTION 8.13.  Quiet Enjoyment.

            The Lenders acknowledge that their security interest hereunder is subject to the rights of Quiet Enjoyment of parties to Distribution Agreements, Licensing Agreements and other similar agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, "Quiet Enjoyment" shall mean in connection with the rights of licensees under Licensing Agreements, the Lenders' agreement that their rights under this Credit Agreement and the Fundamental Documents and in the Collateral are subject to the rights of such parties to distribute, exhibit and/or to exploit the Product licensed to them, and to receive prints or tapes or have access to preprint material or master tapes in connection therewith and that even if the Lenders shall become the owner of the Collateral in case of an Event of Default, the Lenders' ownership rights shall be subject to the rights of said parties under such agreements, provided, however, that the Lenders shall not be responsible for any liability or obligation of any Debtor under any license agreement.

            SECTION 8.14.  Continuation and Reinstatement.

            Each Debtor further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of principal or interest on any Obligation is rescinded or must otherwise be restored by the Agent or the Lenders upon the bankruptcy or reorganization of any Debtor or otherwise.

9.  GUARANTY

            SECTION 9.1.  Guaranty.

            (a) Each Guarantor unconditionally and irrevocably guarantees the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such





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proceeding).  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Obligation.

            (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, the Borrowers or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Agent or the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of the Agent or the Lenders to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, the Notes or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or the Lenders to exercise any right or remedy against any other guarantor of the Obligations; or (vi) the release or substitution of any guarantor.

            (c) Each Guarantor further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or the Lenders to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or the Lenders in favor of the Borrowers, any other guarantor or to any other Person.

            (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrowers and any circumstances affecting the ability of the Borrowers to perform under this Credit Agreement.

            (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Agent and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to each Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.





                                    - 112 -

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            SECTION 9.2.  No Impairment of Guaranty, etc.

            The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or the Lenders to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are paid in full.

            SECTION 9.3.  Continuation and Reinstatement, etc.

            (a) Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Agent or the Lenders upon the bankruptcy or reorganization of any of the Borrowers or a Guarantor, or otherwise. In furtherance of the provisions of this Article 9, and not in limitation of any other right which the Agent or the Lenders may have at law or in equity against any of the Borrowers or a Guarantor by virtue hereof, upon failure of any of the Borrowers to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Agent on behalf of the Lenders, forthwith pay or cause to be paid to the Agent on behalf of the Lenders in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.10(a) hereof.

            (b) All rights of the Guarantors against any of the Borrowers, arising as a result of the payment by any Guarantor of any sums to the Agent for the benefit of the Lenders or directly to the Lenders hereunder by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrowers, such amount shall be held in trust for the benefit of the Agent and shall forthwith be





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paid to the Agent on behalf of the Lenders to be credited and applied to the
Obligations, whether matured or unmatured.

            SECTION 9.4.  Limitation on Guaranteed Amount etc.

            Notwithstanding any other provision of this Article 9, the amount guaranteed by the Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any applicable state law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties thereto that any rights of subrogation or contribution which such Guarantor may have under this Article 9 (or as a result of the operation of Article 8 with regard to assets of other Debtors) or any other Agreement or under Applicable Law shall be taken into account.


10.  PLEDGE

            SECTION 10.1.  Pledge.

            As security for the Obligations, each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent for the benefit of the Lenders, a security interest in all Pledged Securities now owned or hereafter acquired by it. On the Closing Date, the Pledgors shall deliver to the Agent the definitive instruments representing all Pledged Securities, accompanied by executed undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Agent on behalf of the Lenders or its counsel shall reasonably request.

            SECTION 10.2.  Registration in Nominee Name; Denominations.

            The Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities (a) in its own name or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Agent. The Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

            SECTION 10.3.  Voting Rights; Dividends; etc.

            (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to owners of the Pledged Securities or any part thereof





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for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in (c) below.

            (b) Any dividends or distributions of any kind whatsoever (other, so long as an Event of Default is not continuing, than cash) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Agent to be held subject to the terms hereof.

            (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Agent of the transfer of such rights to the Agent, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights.

            SECTION 10.4.  Remedies Upon Default.

            If an Event of Default shall have occurred and be continuing, the Agent on behalf of the Lenders may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the New York Uniform Commercial Code. The Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors; provided, however, that prior to the consummation of such sale the Pledgors shall be entitled to redeem the Pledged Securities by paying (i) all the Obligations and (ii) any additional costs or expenses incurred by the Agent in connection with the proposed sale of the Pledged Securities. The Agent shall give ten days' written notice of its intention to make any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case





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of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 10.4, the Agent may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Agent or any consenting Lender by any Debtor as a credit against the purchase price; and the Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to the Pledgors or any third party (other than the Lenders). The Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. Each Pledgor hereby agrees (i) it will indemnify and hold the Agent and the Lenders harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Agent pursuant to this Credit Agreement or arising out of any act of, or omission to act on the part of, any party prior to such taking of actual possession or control by the Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, their agents or Affiliates before or after the





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commencement of such actual possession or control by the Agent and (ii) the
Agent and the Lenders shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Credit Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

            SECTION 10.5.  Application of Proceeds of Sale and Cash.

            The proceeds of sale of the Pledged Securities sold pursuant to
Section 10.4 hereof shall be applied by the Agent on behalf of the Lenders as follows:

                  (i) to the payment of all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with such sale, including, but not limited to, all court costs and the reasonable fees and expenses of counsel for the Agent in connection therewith, and the payment of all other costs and expenses paid or incurred by the Agent in connection with this Credit Agreement, or the exercise of any right or remedy hereunder or otherwise in connection with the Obligations; and

                  (ii) to the payment in full of the Obligations in such order as determined by the Majority Lenders.

Any amounts remaining after such applications shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

            SECTION 10.6.  Securities Act, etc.

            In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder, each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or





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limitations affecting the Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Agent may perhaps be held to have certain general duties and obligations to the Pledgors to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Debtors will not attempt to hold the Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 10.6 would apply if, for example, the Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

            SECTION 10.7.  Continuation and Reinstatement.

            Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by Agent or the Lenders upon the bankruptcy or reorganization of any Pledgor or otherwise.

            SECTION 10.8.  Termination.

            The pledge referenced herein shall terminate when all of the Obligations shall have been indefeasibly fully paid and the Commitments shall have terminated, at which time the Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through any Lender but shall otherwise be without recourse upon or warranty by the Agent and at the expense of the Pledgors.





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11.  CASH COLLATERAL AND ROYALTY ACCOUNT

            SECTION 11.1.  Cash Collateral Accounts.

            On or prior to the Closing Date, there shall be established with the Agent two collateral accounts in the name of the Agent (one for AAF, the "AAF Cash Collateral Account" and one for all other Debtors, the "All American Cash Collateral Account"; collectively, the "Cash Collateral Accounts"), into which the appropriate Debtors shall from time to time deposit Dollars pursuant to the express provisions of this Credit Agreement requiring or permitting such deposits. Except to the extent otherwise provided in this Article 11, the Cash Collateral Accounts shall be under the sole dominion and control of the Agent.

            SECTION 11.2.  Royalty Account.

            On or prior to the Closing Date, there shall be established with the Agent a collateral account in the name of the Agent (the "Royalty Account"), into which the Agent shall from time to time transfer Dollars pursuant to the express provisions of this Credit Agreement requiring or permitting such transfer. Except to the extent otherwise provided in this
Article 11 and Section 2.12(h), the Royalty Account shall be under the sole dominion and control of the Agent.

            SECTION 11.3.  Investment of Funds.

            (a) The Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited in the Cash Collateral Accounts and the Royalty Account on the instructions of the Parent (provided that such notice may be given verbally to be confirmed promptly in writing) or, if the Parent shall fail to give such instruction upon delivery of any such funds, in the sole discretion of the Agent, provided that in no event may the Parent give instructions to the Agent to, or may the Agent in its discretion, invest or reinvest funds in the Cash Collateral Accounts or the Royalty Account in other than Cash Equivalents described in clause (i) of the definition of Cash Equivalents, or described in clauses (ii) and (iii) of the definition of Cash Equivalents to the extent issued by Chemical Bank.

            (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Accounts or the Royalty Account, as the case may be, shall be promptly reinvested by the Agent as a part of the Cash Collateral Accounts or the Royalty Account, as the case may be; and any net loss on any such investment shall be charged against the Cash Collateral Accounts or the Royalty Account, as the case may be.





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            (c)  Neither the Agent nor the Lenders shall be a trustee for the
Debtors, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Accounts or the Royalty Account, as the case may be, except as expressly provided herein and except that the Agent shall have the obligations of a secured party under the UCC. The Agent and the Lenders shall not have any obligation or responsibilities and shall not be liable in any way for any investment decision made pursuant to this Section 11.3 or for any decrease in the value of the investments held in the Cash Collateral Accounts or the Royalty Account, as the case may be.

            SECTION 11.4.  Grant of Security Interest.

            For value received and to induce the Lenders to make Loans from time to time to the Borrowers as provided for in this Credit Agreement, as security for the payment of all of the Obligations, the Debtors hereby assign to the Agent (for the benefit of the Lenders), and grant to the Agent (for the benefit of the Lenders), a first and prior Lien upon all the Debtors' rights in and to the Cash Collateral Accounts and the Royalty Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Accounts and the Royalty Account and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Accounts and the Royalty Account, and all rights pertaining to investments of funds in the Cash Collateral Accounts and the Royalty Account, shall immediately and without any need for any further action on the part of any of the Debtors, any Lender or the Agent, become subject to the Lien set forth in this Section 11.4, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

            SECTION 11.5.  Remedies.

            At any time during the continuation of an Event of Default, the Agent may sell any documents, instruments and securities held in the Cash Collateral Accounts or the Royalty Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Accounts or the Royalty Account to the satisfaction of the Obligations in such order as the Agent may determine, but subject to the rights of the Lenders. Any amounts remaining after such application shall be paid or delivered to the Parent or as a court of competent jurisdiction may direct.





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            SECTION 11.6.  Release of Royalty Funds.

            So long as no Default or Event of Default has occurred and is then continuing, AAF may request the release of funds from the Royalty Account to pay royalties; provided, however, that AAF may not request the release of funds for such purpose more often than once each calendar week. At the time of such request, AAF shall deliver to the Agent a certificate indicating therein the amount of royalty payments payable at such time by AAF in such detail as may be required by the Agent and the Agent shall transfer such funds from the Royalty Account into the Chemical Account. AAF hereby agrees to use such funds solely for the payment of royalties.

            SECTION 11.7.  Release of Project Funds.

            So long as no Default or Event of Default has occurred and is then continuing, AAF may request the release of funds from the AAF Cash Collateral Account in connection with projects relating to Product; provided, however, that AAF may not request the release of funds for such purposes in an amount to exceed (i) $500,000 during 1995 and (ii) for each calendar year thereafter, the amount permitted hereunder for the prior calendar year plus 10%. At the time of such request, AAF shall deliver to the Agent a written request indicating therein the amount of funds required in connection with such project and the Agent shall transfer such funds from the AAF Cash Collateral Account into the Chemical Account. AAF hereby acknowledges that such transfer shall only be made by the Agent to the extent there are sufficient funds in the AAF Cash Collateral Account to pay the next two succeeding quarters' interest on the Term Loan and that no principal installment pursuant to Section 2.6(g) which is then due has not been prepaid.

            SECTION 11.8.  Release of Funds for Corporate Overhead.

            So long as no Default or Event of Default has occurred and is then continuing, AAF may request the release of funds from the AAF Cash Collateral Account to pay corporate overhead; provided, however, that AAF may not request the release of funds for such purpose more often than once each calendar week at, provided, further, that AAF may not request the release of such funds for such purposes in an amount to exceed (i) $1,500,000 during each quarter of 1995 and (ii) for each calendar year thereafter, the amount permitted hereunder for the corresponding quarter of the prior calendar year plus 10%, subject however, to the provisions of Section 6.31. At the time of such request, AAF shall deliver to the Agent a written notice containing such request and the Agent shall transfer such funds from the AAF Cash Collateral Account into the Chemical Account. AAF hereby agrees to use such funds solely for the payment of items constituting corporate overhead. AAF hereby acknowledges that such transfer





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shall only be made by the Agent to the extent there are sufficient funds in the
AAF Cash Collateral Account to pay the next two succeeding quarters' interest on the Term Loan and that no principal installment pursuant to Section 2.6(g) which is then due has not been prepaid.

            SECTION 11.9.  Principal Payments.

            AAF hereby acknowledges that in the event a principal installment due pursuant to Section 2.6(g) has not been prepaid in accordance with the provisions of Section 2.12(i) of this Credit Agreement, the Agent shall apply (on the date such payment is due) sufficient funds from the AAF Cash Collateral Account to make such payment notwithstanding the fact that such funds had been held in the AAF Cash Collateral Account pursuant to Section 2.12(h)(iii) or
(iv).


12.  THE AGENT

            SECTION 12.1.  Administration by Agent.

            (a) The general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement shall be by the Agent or its designees. Each of the Lenders hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Credit Agreement as are expressly delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents.

            (b) The Lenders hereby authorize the Agent (in its sole discretion):

                    (i) in connection with the sale or other disposition of any asset included in the Collateral, in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Lenders) on such asset;

                   (ii) to determine that the cost to a Borrower or another Debtor is disproportionate to the benefit to be realized by the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral (other than any item which is to be included in the Borrowing Base) and that such Borrower or other Debtor should not be required to perfect such Lien in favor of the Agent (for the benefit of the Lenders);





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                  (iii)  to appoint subagents or Lenders to be the holder of record of a Lien to be granted to the Agent (for the benefit of the Lenders) or to hold on behalf of the Agent such collateral or instruments relating thereto; and

                   (iv) to grant the right of Quiet Enjoyment to licensees pursuant to the terms of Section 8.13.

            SECTION 12.2.  Advances and Payments.

            (a) On the date requested by any Borrower for the funding of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Each of the Lenders hereby authorizes and requests the Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Agent at a rate per annum equal to the Agent's cost of obtaining overnight funds in the New York Federal Funds Market.

            (b) Any amounts received by the Agent in connection with this Credit Agreement or the Notes the application of which is not otherwise provided for shall be applied, in accordance with each of the Lenders' Percentages, first, to pay accrued but unpaid Commitment Fees, second, to pay accrued but unpaid interest on the Notes, third, the principal balance outstanding on the Notes and fourth, to pay other amounts payable to the Agent. All amounts to be paid to any of the Lenders by the Agent shall be credited to the Lenders, after collection by the Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Agent, or as such Lender and the Agent shall from time to time agree.

            SECTION 12.3.  Sharing of Setoffs and Cash Collateral.

            Each of the Lenders agrees that if it shall, through the exercise of a right of bank's lien, setoff or counterclaim against any Debtor, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of any of the other Lenders (a) it shall promptly





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purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders' Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. The Debtors expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Note may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any of the Borrowers to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon, in the amount of such participation.

            SECTION 12.4.  Notice to the Lenders.

            Upon receipt by the Agent from any of the Debtors of any communication calling for an action on the part of the Lenders, or upon notice to the Agent of any Event of Default, the Agent will in turn immediately inform the other Lenders in writing (which shall include telegraphic communications) of the nature of such communication or of the Event of Default, as the case may be.

            SECTION 12.5.  Liability of Agent.

            (a) The Agent, when acting on behalf of the Lenders, may execute any of its duties under this Credit Agreement by or through its officers, agents, or employees and neither the Agent nor such officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Majority Lenders or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Agent nor any of its directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement or any related agreement, document or order, or shall be required





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to ascertain or to make any inquiry concerning the performance or observance by any of the Borrowers of any of the terms, conditions, covenants, or agreements of this Credit Agreement or any related agreement or document.

            (b) Neither the Agent, as Agent hereunder, nor any of its directors, officers, employees, or agents shall have any responsibility to the Borrowers or any other Debtor on account of the failure or delay in performance or breach by any of the Lenders or the Borrowers of any of their respective obligations under this Credit Agreement or the Notes or any related agreement or document or in connection herewith or therewith.

            (c) The Agent, as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a person or persons believed by it to be the proper person or persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

            SECTION 12.6.  Reimbursement and Indemnification.

            Each of the Lenders agrees (i) to reimburse the Agent in accordance with each Lender's Percentage, for any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers, and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, or agents, on demand, in accordance with each Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrowers or any other Debtor (except such as shall result from their gross negligence or willful misconduct).

            SECTION 12.7.  Rights of Agent.

            It is understood and agreed that Chemical Bank shall have the same rights and powers as a Lender hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers or any Subsidiary thereof, as though it were not the Agent of the





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Lenders under this Credit Agreement.  The fact that Chemical Bank may at any time engage in any such other transaction with a Borrower or any Subsidiary or Affiliate or Fremantle shall not however in any way diminish the obligations and responsibilities of Chemical Bank as Agent hereunder.

              SECTION 12.8.  Independent Investigation by Lenders.

            Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrowers and agrees that the Agent shall bear no responsibility therefor.

            SECTION 12.9. Execution by Agent of Security Documentation on behalf of the Lenders.

            The Agent hereby agrees to expressly indicate in all the security documentation (including the UCC-1 Financing Statements, Copyright Security Agreement, Trademark Security Agreement, Pledgeholder Agreements and any payment instructions) that it obtains or executes that it is doing such on behalf of the Lenders.

            SECTION 12.10. Agreement of Majority Lenders or Super Majority Lenders.

            Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Majority Lenders or Super Majority Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Majority Lenders or the Super Majority Lenders, as the case may be, and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 13.10 hereof.

            SECTION 12.11.  Notice of Transfer.

            The Agent may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Agent and become effective in accordance with Section 13.3 hereof.

            SECTION 12.12.  Successor Agent.

            The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, but such resignation shall not become effective until acceptance by a successor Agent of its appointment pursuant hereto. Upon any





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such resignation, the retiring Agent shall promptly appoint a successor Agent from among the Lenders which is experienced and sophisticated in entertainment industry lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Parent and the Majority Lenders. If no successor Agent shall have been so appointed by the retiring Agent and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the Borrowers may appoint a successor Agent (which successor may be replaced by the Majority Lenders; provided that such replacement is experienced and is sophisticated in entertainment industry lending and reasonably acceptable to the Parent), which shall be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000 and which is experienced and sophisticated in entertainment industry lending. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the credit documentation. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.


13.  MISCELLANEOUS

            SECTION 13.1.  Notices.

            Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, graphic scanning or other telegraphic or facsimile communications equipment of the sending party hereto, delivered by such equipment) addressed, if to the Agent or Chemical Bank, to it at 270 Park Avenue, New York, New York 10017, Attn: John Huber, facsimile no.: (212) 270-2056, with a copy to CBC-USA, Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn:
Christa Thomas or if to any Debtor at 1325 Avenue of the Americas, New York, New York 10019, Attn: Chief Financial Officer, facsimile no. (212) 541-2810, or if to a Lender, to it at its address set forth on the signature page, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Agent or a Lender giving notice pursuant to this Section 13.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement





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shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or upon receipt by such party, if by any telegraphic or facsimile communications equipment, in each case addressed to such party as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party.

            SECTION 13.2. Survival of Agreement, Representations and Warranties, etc.

            All warranties, representations and covenants made by the Debtors herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement shall be considered to have been relied upon by the Agent and the Lenders and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Agent of the Notes regardless of any investigation made by the Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Debtors hereunder.

            SECTION 13.3. Successors and Assigns; Syndications; Loan Sales; Participations.

            (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided, however, that the Borrowers may not assign their rights hereunder without the prior written consent of all the Lenders), and all covenants, promises and agreements by or on behalf of any of the Debtors which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Lenders.

            (b) Each of the Lenders may (but only with the prior written consent of the Agent, which consent shall not be unreasonably withheld) assign to an Eligible Assignee all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Total Commitment and the same portion of all Loans at the time owing to it and the Notes held by it); provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Credit Agreement, (ii) the amount of the (A) portion of the Term Loan made by such Lender plus (B) original Total Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to





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the Lender) shall be in a minimum principal amount of $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,000 to be paid to the Agent by the assigning Lender and (iv) Chemical Bank as Lender shall not assign its entire interest under this Credit Agreement without the prior written consent of the Debtors which may be granted or withheld in their sole discretion. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto).

            (c) Notwithstanding the other provisions of this Section 13.3, each Lender may at any time make an assignment of its interests, rights and obligations under this Credit Agreement to (i) any Affiliate of such Lender or
(ii) any other Lender hereunder, provided that after giving effect to such assignment, the assignee's Percentage shall not exceed 50%. Any such assignment to any Affiliate of the assigning Lender or any other Lender hereunder shall not be subject to the requirement of Section 13.3(b) that the amount of the total of the Term Loan made by such Lender plus the Commitment of the assigning Lender subject to each assignment be in a minimum principal amount of $5,000,000 and shall not release the assigning Lender of its remaining obligations hereunder, if any.

            (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility





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

with respect to the financial condition of the Debtors or the performance or observance by the Debtors of any of their obligations under the Fundamental Documents; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.5 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

            (e) The Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Debtors, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit I hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrowers. Within five Business Days after receipt of the notice, the Borrowers, at their own expense, shall execute and deliver to the Lender, in exchange for the surrendered Notes, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it and in the case of the Term Note, the amount of the Term Loan being assigned to such Lender) pursuant to such Assignment and Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such retained Commitment (and in the case of the Term Note, the amount of the Term Loan being retained by such Lender), shall be dated the date of the surrendered Notes and shall otherwise be in substantially the form of the appropriate Exhibit hereto. In addition the Debtors will promptly, at their own expense, execute such amendments to the Fundamental Documents to which it is a party and such additional documents, and take such other actions as the Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents.

            (g) Each of the Lenders may without the consent of the Debtors sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the Loans (including the Term Loan) owing to it and the Note or Notes held by it); provided, however, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights under this Credit Agreement, except with respect to proposed changes to interest rates, amount of Commitment, final maturity of Loans, releases of all or substantially all the Collateral and fees (as applicable to such participant),
(iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.12, 2.13 and 2.16(e) hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled and (v) the Debtors, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement.

            (h) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Debtors furnished to the Agent by or on behalf of the Debtors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter in form and substance equivalent to the confidentiality letter executed by the Lenders in connection with information received by such Lenders relating to this transaction to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.





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            (i)  Any assignment pursuant to paragraph (a) or (b) of this
Section 13.3 shall constitute an amendment of the Schedule of Commitments as of the effective date of such assignment.

            (j) The Borrowers consent that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any of the Notes evidencing such Loans (or any part thereof) to any Federal Reserve Bank.

            SECTION 13.4.  Expenses; Documentary Taxes.

            Whether or not the transactions hereby contemplated shall be consummated, the Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with performance of due diligence by the Agent in connection with the transactions hereby contemplated and the syndication, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the Notes and the making of the Loans, including but not limited to any internally allocated audit costs, the fees and disbursements of Morgan, Lewis & Bockius, counsel for the Agent, and any other counsel that the Agent shall retain, fees and expenses of technical or other consultants engaged by the Agent to the extent previously approved by a Borrower, as well as all reasonable out-of-pocket expenses incurred by the Lenders in the enforcement or protection of the rights of the Lenders in connection with this Credit Agreement or the Notes, and with respect to any action which may be instituted by any Person other than the Debtors against any Lender in respect of the foregoing, or as a result of any transaction, action or non-action arising from the foregoing, including but not limited to the fees and disbursements of any counsel for the Lenders. Such payments shall be made on the date of execution of this Credit Agreement and thereafter on demand. The Borrowers agree that they shall indemnify the Agent and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or the Notes. The obligations of the Borrowers under this Section shall survive the termination of this Credit Agreement and/or the payment of the Loans.

            SECTION 13.5.  Indemnification of Lenders.

            The Borrowers agree (a) to indemnify and hold harmless the Lenders (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature, and (b) to pay to the Agent an amount equal to the amount of all costs and expenses, including reasonable legal fees and disbursements, and with regard to both (a) and (b) growing out of or resulting from any Collateral, this Credit Agreement





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(including the preparation of this Credit Agreement and all related documents whether or not the transactions contemplated hereby are consummated), the Copyright Security Agreements and the Pledgeholder Agreements, the making of the Loans, or the administration and enforcement or exercise of any right or remedy granted to the Lenders hereunder or thereunder but excluding therefrom all costs arising out of or resulting from (i) the gross negligence or willful misconduct of the Lender claiming indemnification hereunder and (ii) litigation between the Borrowers and the Agent or the Lenders in connection with the Fundamental Documents or in any way relating to the transactions contemplated hereby if, after final non-appealable judgment, the Agent or the Lenders are not the prevailing party or parties in such litigation. The foregoing indemnity agreement includes any reasonable costs incurred by the Lenders in connection with any action or proceeding which may be instituted in respect of the foregoing by the Agent, or by any other Person either against the Lenders or in connection with which any officer or employee of the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius, counsel to the Agent, and any out-of-pocket costs incurred by the Lenders in appearing as a witness or in otherwise complying with legal process served upon them. In no event shall the Lenders be liable to the Borrowers for any matter or thing in connection with this Credit Agreement other than to make Loans and account for moneys actually received by them in accordance with the terms hereof.

            Whenever the provisions of this Credit Agreement or any other Fundamental Document provide that, if any Debtor shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty of any of the Debtors shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and the Agent does the same or causes it to be done, there shall be added to the Obligations hereunder the cost or expense incurred by the Agent in so doing, and any and all amounts expended by the Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at 4% in excess of the Alternate Base Rate from time to time in effect from the date advanced to the date of repayment.

            All indemnities contained in this Section shall survive the expiration or earlier termination of this Credit Agreement.

            SECTION 13.6.  CHOICE OF LAW.

            THIS CREDIT AGREEMENT AND THE NOTES HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.





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            SECTION 13.7.  WAIVER OF JURY TRIAL.

            TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH DEBTOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH DEBTOR ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE LENDERS THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

            SECTION 13.8.  No Waiver.

            No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

            SECTION 13.9.  Extension of Maturity.

            Except as otherwise specifically provided in Article 13 hereof, should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

            SECTION 13.10.  Amendments, etc.

            No modification, amendment or waiver of any provision of this Credit Agreement, and no consent to any departure by the Debtors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders or the Super Majority Lenders if so required, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of all of the Lenders (i) change the Commitment of any Lender, (ii) amend or modify any provision of this Credit Agreement which





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

provides for the unanimous consent or approval of the Lenders, (iii) release any Collateral or any of the Pledged Securities (except as contemplated herein) or release any Guarantor from its obligations hereunder, (iv) alter the fixed scheduled maturity or principal amount of any Loan, or the rate of interest payable thereon, or the rate at which the Commitment Fees accrue or the fixed scheduled maturity or amount of any other payment required to be made under this Credit Agreement, (v) amend the definition of "Majority Lenders" or "Super Majority Lenders" or (vi) amend this Section 13.10. No such amendment or modification may adversely affect the rights and obligations of the Agent hereunder without its prior written consent. No notice to or demand on any of the Borrowers shall entitle the Debtors to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked.

            SECTION 13.11.  Severability.

            Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 13.12.  SERVICE OF PROCESS.

            EACH DEBTOR (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE AGENT OR A LENDER. THE SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR





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OTHERWISE ARISE FROM THE SAME SUBJECT MATTER.  THE SUBMITTING PARTY HEREBY
CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 13.1 HEREOF. THE SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST THE SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

            SECTION 13.13.  Headings.

            Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

            SECTION 13.14.  Execution in Counterparts.

            This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

            SECTION 13.15.  Subordination of Intercompany Advances.

            (a) Each Debtor hereby agrees that any Indebtedness or other intercompany receivables or advances of any other Debtor, directly or indirectly, in favor of such Debtor of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness shall be made (i) except intercompany receivables and advances permitted pursuant to the terms hereof may be repaid in the ordinary course of business so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by all the Lenders in writing, until the prior payment in full all Obligations and termination of the Commitments.

            (b) In the event that any payment on any such indebtedness shall be received by such Debtor other than as permitted by Section 13.15(a) before payment in full of all Obligations and termination of the Commitments, such Debtor shall





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receive such payments and hold the same in trust for, and shall immediately pay over to, the Agent on behalf of the Lenders all such sums to the extent necessary so that the Lenders shall have been paid all Obligations owed or which may become owing.

            IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.



                                             BORROWERS AND GUARANTORS:

                                             ALL AMERICAN COMMUNICATIONS, INC.



                                             By /s/   Thomas Bradshaw
                                               ________________________________
                                               Name:  Thomas Bradshaw
                                               Title: Chief Financial Officer





                                             THE BAYWATCH PRODUCTION COMPANY



                                             By /s/   Thomas Bradshaw
                                               ________________________________
                                               Name:  Thomas Bradshaw
                                               Title: Chief Financial Officer





                                             THE BAYWATCH NIGHTS PRODUCTION
                                               COMPANY



                                             By /s/   Thomas Bradshaw
                                               ________________________________
                                               Name:  Thomas Bradshaw
                                               Title: Chief Financial Officer

                                             ALL AMERICAN FREMANTLE
                                               INTERNATIONAL, INC.



                                             By /s/    Thomas Bradshaw
                                               ________________________________
                                               Name:   Thomas Bradshaw
                                               Title:  Chief Financial Officer





                                             GUARANTORS:

                                             ALL AMERICAN PRODUCTIONS, INC.
                                             ALL AMERICAN TELEVISION, INC.
                                             ALL AMERICAN TELEVISION
                                               PRODUCTION, INC.
                                             ALL AMERICAN FDF HOLDINGS, INC.
                                             LBS COMMUNICATIONS, INC.
                                             THE MALIBU BRANCH PRODUCTION
                                               COMPANY
                                             SANTA MONICA SOUND RECORDERS, INC.
                                             SCOTTI BROTHERS ENTERTAINMENT
                                               INDUSTRIES, INC.
                                             SCOTTI BROTHERS RECORDS, INC.
                                             TALBOT TELEVISION LIMITED



                                             By /s/    Thomas Bradshaw
                                               ________________________________
                                               Name:   Thomas Bradshaw
                                               Title:  Authorized Signatory

                                             LENDERS:

                                             CHEMICAL BANK, individually and
                                               as Agent


                                             By /s/ John J. Huber
                                               ________________________________
                                               Name:  John J. Huber
                                               Title: Managing Director


                                             THE FIRST NATIONAL BANK OF BOSTON


                                             By /s/ Mary Etta Schneider
                                               ________________________________
                                               Name:  Mary Etta Schneider
                                               Title: Managing Director

                                             Address:    100 Federal Street
                                                         01-08-08
                                                         Boston, MA  02110
                                             Attn:       Mary Etta Schneider,
                                                         Managing Director
                                             Telephone No.:  (617) 434-7045
                                             Telecopy No.:   (617) 434-3401


                                             COUTTS & CO.

                                             By /s/ R.E. Skinner, Esq.
                                               ________________________________
                                               Name:  R.E. Skinner, Esq.
                                               Title: Deputy Head of Media
                                                      Banking

                                             Address:    440 Strand
                                                         London WC2R OQS
                                                         England
                                             Telephone No.:  (011) 4471-753-1658
                                             Telecopy No.:   (011) 4471-753-1069

                                                         with a copy to:

                                             NATIONAL WESTMINSTER BANK plc
                                             350 South Grand Avenue
                                             39th floor
                                             Los Angeles, CA  90071
                                             Attn.:      Hal Sadoff
                                                         Vice President
                                             Telephone No.:  (213) 624-8555
                                             Telecopy No.:   (213) 623-6540

                                             DE NATIONALE INVESTERINGSBANK N.V.


                                             By /s/ J.P. van der Zwan
                                               _________________________________
                                               Name:  J.P. van der Zwan
                                               Title: Director of Company
                                                      Financing

                                             By /s/  L. van't Hoenderdaal
                                               _________________________________
                                               Name:  L. van't Hoenderdaal
                                               Title: Senior Account Manager

                                             Address:    Carnegieplein #4
                                                         2501 BH The Hague
                                                         Box 380
                                                         The Netherlands
                                             Attn:       Lars van't Hoenderdaal,
                                                         Account Manager
                                             Telephone No.:  011-31-70-342-5449
                                             Telecopy No.:   011-31-70-365-1071


                                             UNION BANK


                                             By /s/ Gabe Renga
                                               _________________________________
                                               Name:  Gabe Renga
                                               Title: Senior Vice President

                                             Address:    445 S. Figueroa Street
                                                         15th floor
                                                         Los Angeles, CA  90071
                                             Attn:       Christine Ball,
                                                         Vice President
                                             Telephone No.:  (213) 236-6176
                                             Telecopy No.:   (213) 236-5747


                                          WELLS FARGO BANK


                                          By /s/ Patricia A. Dorsey
                                             _________________________________
                                             Name:  Patricia A. Dorsey
                                             Title: Vice President

                                          Address:    333 South Grand Avenue
                                                      3rd floor
                                                      Los Angeles, CA  90071
                                          Attn:       Patricia Dorsey,
                                                      Vice President
                                          Telephone No.:  (213) 253-6188
                                          Telecopy No.:   (213) 617-7622

                                          BANQUE FRANCAISE DU COMMERCE
                                          EXTERIEUR

                                          By /s/ Daniel Touffu
                                            ____________________________________
                                            Name:  DANIEL TOUFFU
                                            Title: FIRST VP AND REGIONAL MANAGER

                                          By /s/ Paul Lane
                                            ____________________________________
                                            Name:  Paul Lane
                                            Title: Vice President

                                          Address:    660 S. Figueroa Street
                                                      Suite 1400
                                                      Los Angeles, CA  90017
                                          Attn:       Daniel Touffu,
                                                      First Vice President
                                          Telephone No.:  (213) 627-2870
                                          Telecopy No.:   (213) 627-2761


                                          THE FUJI BANK LTD., LOS ANGELES
                                            AGENCY

                                          By /s/ Takao Endo
                                            ___________________________________

                                            Name:  Takao Endo
                                            Title: Joint General Manager

                                          Address:   333 South Grand Avenue
                                                     25th floor
                                                     Los Angeles, CA  90071
                                          Attn:      Elly Whalen,
                                                     Vice President and
                                                     Manager
                                          Telephone No:  (213) 253-4186
                                          Telecopy No.:  (213) 626-0475


                                          THE SUMITOMO TRUST & BANKING CO.
                                            LTD., NEW YORK BRANCH

                                          By /s/ Suraj P. Bhatia
                                            ___________________________________
                                            Name:  Suraj P. Bhatia
                                            Title: Senior Vice President

                                          Address:    527 Madison Avenue
                                                      6th floor
                                                      New York, NY  10022
                                          Attn:       Mitchell J. Gervis,
                                                      Vice President
                                          Telephone No.:  (212) 326-0716
                                          Telecopy No.:   (212) 418-4848

                                           BANQUE NATIONALE DE PARIS


                                           By /s/ Clive Bettles
                                             _________________________________
                                             Name:  Clive Bettles
                                             Title:  Vice President

                                           By /s/ Janice S. H. Ho
                                             _________________________________
                                             Name:  Janice S. H. Ho
                                             Title: Vice President

                                           Address:    725 S. Figueroa Street
                                                       Suite 2090
                                                       Los Angeles, CA  90017
                                           Attn:       Janice Ho,
                                                       Vice President
                                           Telephone No.:  (213) 488-9120
                                           Telecopy No.:   (213) 488-9602


                                           CALIFORNIA UNITED BANK N.A.


                                           By /s/ Joanne Lucchesi
                                             _________________________________
                                             Name:  Joanne Lucchesi
                                             Title: Senior Vice President

                                           Address:    10880 Wilshire Boulevard
                                                       Suite 1200
                                                       Los Angeles, CA  90024
                                           Attn:       Joanna M. Lucchesi,
                                                       Senior Vice President
                                           Telephone No.:  (310) 475-1592
                                           Telecopy No.:   (310) 271-4921

          Below is a listing and brief description of all Schedules to that certain Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995 among All American Communications, Inc. as a Borrower and a Guarantor, the other Borrowers named therein, the other Guarantors named therein, the Lenders named therein with Chemical Bank as Agent for the Lenders and Chemical Bank as Fronting Bank which are not filed herewith. The Company will furnish a copy of any such schedule to the Commission upon request.


Schedules

1           Schedule of Commitments
2           Approved Obligors and Approved Producers
3           Employment Agreements
3.7         Subsidiaries/Pledged Securities
3.8(a)      Product, Recorded Product and Film Assets
3.8(b)      Trademarks
3.9         Fictitious Names
3.11        Principal Executive Office/Location of Collateral
3.12        Litigation
3.17        Existing Indebtedness/Material Agreements
3.21        Environmental Liabilities
3.22        Outstanding Rights re Pledged Securities
3.23        Real Properties
5.22        Bank Accounts
6.2         Existing Liens

                                                                     EXHIBIT A-1


                               FORM OF TERM NOTE


$__________                                        New York, New York
                                                   as of April 13, 1995


                 FOR VALUE RECEIVED, ALL AMERICAN FREMANTLE INTERNATIONAL, INC., a Delaware corporation (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [INSERT NAME OF LENDER] (the "Lender") at the office of Chemical Bank at 270 Park Avenue, New York, New York 10017-2070, in lawful money of the United States of America in immediately available funds, the principal amount of ___________________ DOLLARS ($__________), or such lesser amount as shall then constitute the Lender's percentage of the Term Loan (as defined in the Credit Agreement referred to below) made by the Lender to the maker hereof pursuant to said Credit Agreement, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, as set forth in Section
2.15 of said Credit Agreement.

                 The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                 This Note is one of the Term Notes referred to in that certain Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, as the same may be amended from time to time, (the "Credit Agreement"), among the Obligor as one of the Borrowers thereunder, the other Borrowers referred to therein, the Guarantors referred to therein, the Lenders referred to therein, and Chemical Bank as Agent and as Fronting Bank, and is entitled to the benefits of and is secured by the security interests granted in the Credit Agreement and the other security documents referred to and described therein, which among other things contains provisions for optional and mandatory prepayment, and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.

                 THIS NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.


                                                  ALL AMERICAN FREMANTLE
                                                    INTERNATIONAL, INC.


                                                  By____________________________
                                                    Name:
                                                    Title:

                          [LAST PAGE OF NOTE]


                                                    Unpaid         Name of
                                                    Principal      Person
                                Payments            Balance        Making
Date    Amount of Loan    Principal    Interest     of Note        Notation
- - - - ----    --------------    ---------    --------     -------        ----------

                                                                     EXHIBIT A-2

                             FORM OF BAYWATCH NOTE


$__________                                                 New York, New York
                                                            as of April 13, 1995


                 FOR VALUE RECEIVED, THE BAYWATCH PRODUCTION COMPANY, a California corporation (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [INSERT NAME OF LENDER] (the "Lender") at the office of Chemical Bank at 270 Park Avenue, New York, New York 10017-2070, in lawful money of the United States of America in immediately available funds, the principal amount of ___________ DOLLARS ($__________), or the aggregate unpaid principal amount of all Baywatch Loans (as defined in the Credit Agreement referred to below) made by the Lender to the maker hereof pursuant to said Credit Agreement, whichever is less, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, as set forth in Section 2.15 of said Credit Agreement.

                 The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                 This Note is one of the Baywatch Notes referred to in that certain Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, as the same may be amended from time to time, (the "Credit Agreement"), among the Obligor and All American Communications, Inc. as Borrowers and Guarantors thereunder, the other Borrowers named therein, the other Guarantors named therein, the Lenders named therein, and Chemical Bank as Agent and as Fronting Bank, and is entitled to the benefits of and is secured by the security interests granted in the Credit Agreement and the other security documents referred to and described therein, which among other things contains provisions for optional and mandatory prepayment, and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.

                 THIS NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.


                                                 THE BAYWATCH PRODUCTION COMPANY


                                                 By_____________________________
                                                    Name:
                                                    Title:

                              [LAST PAGE OF NOTE]


                                                       Unpaid         Name of
                                                       Principal      Person
                                   Payments            Balance        Making
Date     Amount of Loan     Principal     Interest     of Note        Notation
- - - - ----     --------------     ---------     --------     ---------      --------

                                                                     EXHIBIT A-3

                               FORM OF B.N. NOTE


$__________                                                 New York, New York
                                                            as of April 13, 1995


                 FOR VALUE RECEIVED, THE BAYWATCH NIGHTS PRODUCTION COMPANY, a California corporation (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [INSERT NAME OF LENDER] (the "Lender") at the office of Chemical Bank at 270 Park Avenue, New York, New York 10017-2070, in lawful money of the United States of America in immediately available funds, the principal amount of ___________ DOLLARS ($__________), or the aggregate unpaid principal amount of all B.N. Loans (as defined in the Credit Agreement referred to below) made by the Lender to the maker hereof pursuant to said Credit Agreement, whichever is less, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, as set forth in Section 2.15 of said Credit Agreement.

                 The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                 This Note is one of the B.N. Notes referred to in that certain Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, as the same may be amended from time to time, (the "Credit Agreement"), among Obligor and All American Communications, Inc. as the Borrowers and Guarantors thereunder, the other Borrowers named therein, the other Guarantors named therein, the Lenders named therein, and Chemical Bank as Agent and as Fronting Bank, and is entitled to the benefits of and is secured by the security interests granted in the Credit Agreement and the other security documents referred to and described therein, which among other things contains provisions for optional and mandatory prepayment, and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.

                 THIS NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.


                                                  THE BAYWATCH NIGHTS PRODUCTION
                                                     COMPANY


                                                  By____________________________
                                                     Name:
                                                     Title:

                              [LAST PAGE OF NOTE]



                                                         Unpaid        Name of
                                                         Principal     Person
                                     Payments            Balance       Making
Date     Amount of Loan       Principal    Interest      of Note       Notation
- - - - ----     --------------       ---------    --------      ---------     --------

                                                                     EXHIBIT A-4

                          FORM OF WORKING CAPITAL NOTE

$__________                                                 New York, New York
                                                            as of April 13, 1995


                 FOR VALUE RECEIVED, ALL AMERICAN COMMUNICATIONS, INC., a Delaware corporation (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [INSERT NAME OF LENDER] (the "Lender") at the office of Chemical Bank at 270 Park Avenue, New York, New York 10017-2070, in lawful money of the United States of America in immediately available funds, the lesser of (a) the principal amount of ___________ DOLLARS ($__________), or (b) the total amount of (i) the aggregate unpaid principal amount of all Working Capital Loans (as defined in the Credit Agreement referred to below) made by the Lender to the maker hereof pursuant to said Credit Agreement and (ii) aggregate amount of unreimbursed drawings under Letters of Credit (as defined in said Credit Agreement) issued pursuant to said Credit Agreement, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, as set forth in Section 2.15 of said Credit Agreement.

                 The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                 This Note is one of the Working Capital Notes referred to in that certain Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, as the same may be amended from time to time, (the "Credit Agreement"), among the Obligor as one of the Borrowers and Guarantors thereunder, the other Borrowers named therein, the other Guarantors named therein, the Lenders named therein, and Chemical Bank as Agent and as Fronting Bank, and is entitled to the benefits of and is secured by the security interests granted in the Credit Agreement and the other security documents referred to and described therein, which among other things contains provisions for optional and mandatory prepayment, and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.

                 THIS NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.


                                               ALL AMERICAN COMMUNICATIONS, INC.


                                               By_______________________________
                                                 Name:
                                                 Title:

                              [LAST PAGE OF NOTE]



                                                        Unpaid         Name of
                                                        Principal      Person
                                    Payments            Balance        Making
Date     Amount of Loan     Principal      Interest     of Note        Notation
- - - - ----     --------------     ---------      --------     ---------      --------

                                                                     EXHIBIT B-1


                          COPYRIGHT SECURITY AGREEMENT


                 WHEREAS, All American Communications, Inc., a Delaware corporation ("Parent") and each Subsidiary of Parent whose name appears at the foot hereof (collectively the "Grantors") hold certain copyrights and rights under copyright with respect to certain movies-of-the-week, television series, motion pictures, films, videotapes or other programs produced for television release or for release in any other medium, shown on network, free and cable, pay and/or other television medium (including, without limitation, first-run syndication) in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now owned or hereafter developed, including, without limitation, those United States copyright registrations listed on Schedule 1 hereto (the "Product") and certain copyrights and rights under copyright with respect to certain audio embodiments of musical, spoken or other sounds whether embodied on disc, tape or other phonorecords or on or by any other meaning, method, process or device whether now owned or hereafter developed, including without limitation, those United States copyright registrations listed on Schedule 1A hereto ("Recorded Product");

                 WHEREAS, the Grantors are parties to a Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, as the same may from time to time be amended (the "Credit Agreement"), among the Grantors, the Lenders named therein (the "Lenders"), and Chemical Bank as Agent and as Fronting Bank;

                 WHEREAS, pursuant to the terms of the Credit Agreement, the Grantors granted to the Agent (for the benefit of the Lenders) a security interest in all of the personal property of the Grantors including all right, title and interest of the Grantors in, to and under any copyright or copyright license whether now existing or hereafter arising or acquired, and all proceeds thereof to secure the payment of the Grantors' respective obligations thereunder (hereinafter collectively referred to as the "Obligations");

                 NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Grantors do, as security for the Obligations, hereby grant to the Agent (for the benefit of the Lenders) a continuing security interest in all the Grantors' right, title and interest in and to each and every item of Product and Recorded Product, to the extent of Grantor's interest therein, whether presently existing or hereafter acquired or created including the scenario, screenplay or script upon which such item of Product and Recorded Product is based, all of the properties thereof, tangible and intangible, whether now in existence or hereafter to be made or produced, whether or not in possession of such Grantors, and all copyrights and all other rights therein and thereto of every kind and character, including with respect to each and every item of Product and Recorded Product and without limiting the foregoing language, each and all of the following particular rights and properties:

                             (i) all scenarios, screenplays and/or scripts at every stage thereof;

                            (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of the item of Product and/or Recorded Product and/or which are or will be incorporated into the item of Product and/or Recorded Product, all component parts of the item of Product and/or Recorded Product consisting of said literary and other properties, all motion picture rights in and to the story, all treatments of said story and other literary material, together with all preliminary and final screenplays used and to be used in connection with the item of Product and/or Recorded Product, and all other literary material upon which the item of Product and/or Recorded Product is based or from which it is adapted;

                           (iii) all rights in and to all music and musical compositions used and to be used in the item of Product and/or Recorded Product, including, but without being limited to, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

                            (iv) all exposed and developed negative film, tapes, sound tracks, positive prints, cutouts and trims connected with the item of Product, whether or not in completed form or in some state of completion;

                             (v)  all collateral, allied, subsidiary and
                 merchandising rights appurtenant or related to the item of Product and/or Recorded Product now or hereafter owned or controlled by any Grantor including, without limitation, the following rights: all rights to produce remakes or sequels or prequels to the item of Product based upon the item of Product, said literary properties or the theme of the item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or

                 "pay" television) or by any process analogous thereto, now known or hereafter devised, the item of Product or any remake or sequel or prequel to the item of Product; all rights to produce primarily for television or similar use a motion picture or series of motion pictures, by use of film or any other mechanical recording device now known or hereafter devised, based upon the item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in the item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tieups of any kind arising out of or connected with said literary properties, the item of Product and/or Recorded Product, the title or titles of the item of Product and/or Recorded Product, the characters of the item of Product or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to the item of Product, any remake or sequel thereof and/or said literary properties;

                            (vi)  all statutory copyrights, domestic and
                 foreign, obtained or to be obtained on the item of Product and/or Recorded Product, together with any and all copyrights obtained or to be obtained in connection with the item of Product and/or Recorded Product or any underlying or component elements of the item of Product and/or Recorded Product, including, but without being limited to, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this paragraph, including, without limitation, those copyright registrations identified on Schedule 1 hereto, together with the right to copyright and all rights to renew or extend such copyrights and the right to sue in the name of such Grantor or in the name of the Agent (for the benefit of the Lenders) for past, present and future infringements of copyright;

                           (vii) all insurance policies and completion bonds connected with an item of Product and/or Recorded Product and all proceeds which may be derived therefrom;

                          (viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account the item of Product and/or Recorded Product, the negatives, sound tracks, prints and motion picture rights in and to said story, other literary material upon which the item of Product is based or from which it is adapted, and said music and musical compositions used or to be used in the item of Product and/or Recorded Product;

                            (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the New York Uniform Commercial Code (the "UCC") or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of the item of Product and/or Recorded Product or any part of the item of Product and/or Recorded Product, including, without limitation, all proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of the item of Product and/or Recorded Product and/or any of the elements of the item of Product and/or Recorded Product including from collateral, allied, subsidiary and merchandising rights;

                             (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to the item of Product and/or Recorded Product, and the right to obtain copyrights and renewals of copyrights therein;

                            (xi) the title of the item of Product and/or Recorded Product and all rights of such Grantor to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or the rules and principles of law and of any other applicable statutory, common law, or other applicable statutes, common law or other rule or principle of law;

                           (xii) any and all contract rights and/or chattel paper which may arise in connection with the item of Product and/or Recorded Product;

                          (xiii) all accounts and/or other rights to payment which such Grantor presently owns or which may arise in favor of such Grantor in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of the item of Product and/or Recorded Product, and from exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with the item of Product and/or Recorded Product;

                           (xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Grantor or the Lenders for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with the item of Product and/or Recorded Product, any and all general intangible rights in favor of any Grantor or the Lenders relating to licenses of sound or other equipment, licenses for any photograph or photographic process, and all general intangibles related to the distribution or exploitation of the item of Product and/or Recorded Product including general intangibles related to or which grow out of the exhibition of the item of Product and/or Recorded Product and the exploitation of any and all other rights in the item of Product and/or Recorded Product set out in this definition;

                            (xv) any and all goods including inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of the item of Product and/or Recorded Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Grantor;

                           (xvi) all and each of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of any item of Product and/or Recorded Product, including, without limitation, any and all rights in favor of such Grantor and/or the Agent (for the benefit of the Lenders), the ownership or control of which are or may become necessary or desirable, in the opinion of the Agent, in order to complete production of the item of Product and/or Recorded Product in the event that the Agent exercises any rights it may have to take over and complete production of the item of Product and/or Recorded Product;

                          (xvii)  any and all documents issued by any
                 pledgeholder or bailee with respect to the item of Product and/or Recorded Product, the negatives, sound tracks or prints with respect thereto;

                          (xviii)  any and all rights of any Grantor under
                 contracts relating to the production of the Product and/or Recorded Product; and

                           (xix) any and all rights of any Grantor under any agreement now existing or hereafter entered into by such Grantor respecting distribution or other exploitation rights to the item of Product and/or Recorded Product.

                 Each of the Grantors agrees that if any person, firm or corporation shall do or perform any acts which the Agent believes constitute a copyright infringement of the photoplay or of any of the literary, dramatic or musical material contained in the Product and/or Recorded Product, or constitute a plagiarism, or violate or infringe any right of any Grantor or the Lenders therein or if any person, firm or corporation shall do or perform any acts which the Agent believes constitute an unauthorized or unlawful distribution, exhibition, or use thereof, then and in any such event, upon 30 days' prior written notice to such Grantor, while an Event of Default is continuing, the Agent may and shall have the right to take such steps and institute such suits or proceedings as the Agent may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Agent may take such steps or institute such suits or proceedings in its own name or in the name of such Grantor or in the names of the parties jointly.

                 This Agreement is made for collateral purposes only. This security interest is granted in conjunction with the security interests granted to the Agent (for the benefit of the Lenders) pursuant to the Credit Agreement. The parties do hereby further acknowledge and affirm that the rights and remedies of the Agent (for the benefit of the Lenders) with respect to the security interest made and granted hereby are more fully set forth in the Credit Agreement, and are subject to the limitations (including certain rights of quiet enjoyment in favor of licensees) set forth in the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                 THIS COPYRIGHT SECURITY AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

                 IN WITNESS WHEREOF, the Grantors have caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized
as of          , 1995.


                                             ALL AMERICAN COMMUNICATIONS, INC.



                                             By_______________________________
                                               Name:
                                               Title:





                                             THE BAYWATCH PRODUCTION COMPANY



                                             By_______________________________
                                               Name:
                                               Title:





                                             THE BAYWATCH NIGHTS PRODUCTION
                                               COMPANY



                                             By_______________________________
                                               Name:
                                               Title:





                                             ALL AMERICAN FREMANTLE
                                               INTERNATIONAL, INC.



                                             By_______________________________
                                               Name:
                                               Title:

                                             ALL AMERICAN PRODUCTIONS, INC.
                                             ALL AMERICAN TELEVISION, INC.
                                             ALL AMERICAN TELEVISION
                                               PRODUCTION, INC.
                                             ALL AMERICAN FDF HOLDINGS, INC.
                                             LBS COMMUNICATIONS, INC.
                                             THE MALIBU BRANCH PRODUCTION
                                               COMPANY
                                             SANTA MONICA SOUND RECORDERS, INC.
                                             SCOTTI BROTHERS ENTERTAINMENT
                                               INDUSTRIES, INC.
                                             SCOTTI BROTHERS RECORDS, INC.
                                             TALBOT TELEVISION LIMITED


                                             By______________________________
                                               Name:
                                               Title:  Authorized Signatory





Accepted:

CHEMICAL BANK, individually
  and as Agent


By:_______________________
   Name:
   Title:

STATE OF                          )
                                  :   ss.:
COUNTY OF                         )


                 On the ____ day of __________, in the year 1995, before me personally came _____________________, to me known, who, being by me sworn, did say that he resides at ________________________; that he is an Authorized Signatory of each of the corporations listed on the signature page to which this is attached, which corporations are described in, and which corporations executed the above instrument, and that he signed his name by order of the Board of Directors of each of said corporations.



                                            ___________________________________
                                                        Notary Public

                                                         SCHEDULE 1 to Copyright
                                                              Security Agreement



Title                      Registration No.               Date of Registration
_____                      ________________               ____________________

                                                        SCHEDULE 1A to Copyright
                                                              Security Agreement



Title                      Registration No.               Date of Registration
_____                      ________________               ____________________

                                                                     EXHIBIT B-2


                    SUPPLEMENT NO. __ TO COPYRIGHT SECURITY
                   AGREEMENT DATED AS OF ______________, 199_


                 WHEREAS, ______________ (the "Grantor") is a party to a Credit, Security, Guaranty and Pledge Agreement dated as of March __, 1995, as the same may from time to time be amended (the "Credit Agreement") among All American Fremantle International, Inc., All American Communications, Inc., The Baywatch Production Company, and The Baywatch Nights Production Company as Borrowers and Guarantors, the other Guarantors named therein, the Lenders named therein (the "Lenders"), Chemical Bank as Agent and as Fronting Bank;

                 WHEREAS, the Grantor has also entered into a Copyright Security Agreement, dated as of April 13, 1995 (as the same may be amended or supplemented from time to time, the "Copyright Security Agreement"), pursuant to which it has granted to the Agent (for the benefit of the Lenders), as security for its obligations under the Credit Agreement, a continuing security interest in all the Grantor's right, title and interest in and to Product and/or Recorded Product (such terms being used herein as defined in the Copyright Security Agreement), whether presently existing or hereafter acquired or created, and all copyrights and other rights in and to all such Product and/or Recorded Product;

                 WHEREAS, the Grantor has acquired or created certain Product and/or Recorded Product since the date of execution of the Copyright Security Agreement and holds certain copyrights and rights under copyright with respect to this Product and/or Recorded Product;

                 WHEREAS, Schedule 1 and/or Schedule 1A to the Copyright Security Agreement does not reflect (i) the Product and/or Recorded Product acquired or created by the Grantor since the date of execution of the Copyright Security Agreement or (ii) the copyrights and other rights in and to such Product and/or Recorded Product;

                 THEREFORE, Schedule 1 and/or Schedule 1A (as applicable) to the Copyright Security Agreement is hereby supplemented, effective as of the date hereof, so as to reflect all of the Product and/or Recorded Product in and to which the Grantor has granted a continuing security interest to the Agent (for the benefit of the Lenders) pursuant to the terms of the Copyright Security Agreement. The following Product and/or Recorded Product and copyright information are hereby added to Schedule 1 and/or Schedule 1A (as applicable) to the Copyright Security Agreement:

                 Title           Registration No.         Date of Registration
                 -----           ----------------         --------------------




                 Except as expressly supplemented hereby, the Copyright Security Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Copyright Security Agreement, the terms "Agreement", "this Agreement", "this Copyright Security Agreement", "herein", "hereafter", "hereto", "hereof" and words of similar import, shall, unless the context otherwise requires, mean the Copyright Security Agreement as supplemented by this Supplement.

                 IN WITNESS WHEREOF, the Grantor has caused this Supplement No. ___ to the Copyright Security Agreement to be duly executed by its officer thereunder duly authorized as of _____________, 199_.

                                                   [NAME OF GRANTOR]



                                                   By:_____________________
                                                      Name:
                                                      Title:


Accepted:

CHEMICAL BANK, as Agent



By:____________________
   Name:
   Title:

STATE OF               )
                       :  ss.:
COUNTY OF              )


                 On the _____ day of ___________________, in the year 199_, before me personally came _________________, to me known, who, being by me sworn, did say that (s)he resides at ___________________; that (s)he is the ________________ of _____________________, the corporation described in and which executed the above instrument; and that (s)he signed his/her name by order of the Board of Directors of said corporation.



                                                  ______________________________

                                                                       EXHIBIT C


                        FORM OF LABORATORY ACCESS LETTER


                 This letter will confirm the terms of an agreement among you (the "Laboratory"), [INSERT NAME OF DEBTOR WITH ACCESS RIGHTS TO ANY PHYSICAL ELEMENTS OF AN ITEM OF PRODUCT] ("Debtor") and Chemical Bank (as agent under the Credit Agreement hereinafter defined) (the "Agent") relating to the items (the "Properties") described on Schedule 1 hereto.

                 Reference is hereby made to that certain Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995 among All American Communications, Inc., All American Fremantle International, Inc., The Baywatch Production Company, and The Baywatch Nights Production Company as Borrowers and Guarantors, the other Guarantors named therein, the Lenders named therein (the "Lenders"), Chemical Bank as Agent and as Fronting Bank, as the same may be amended from time to time (the "Credit Agreement").

                 The Laboratory now has or may have in its possession or under its control certain of the negatives, dupe negatives, fine grain prints, soundtracks, positive prints, video tape masters or other physical properties in connection with the Properties, whether or not in completed form (all of the foregoing physical properties now or hereafter in the Laboratory's possession or control are herein collectively referred to as the "Physical Materials"). Debtor now possesses certain rights in connection with the Properties and the Physical Materials, including, without limitation, rights of access with respect to the Physical Materials (the "Access Rights").

                 For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                 1. The Laboratory hereby agrees and confirms to the Agent that Debtor is entitled to exercise the Access Rights with respect to the Physical Materials. Debtor and the Agent hereby confirm to the Laboratory, and the Laboratory hereby acknowledges, that in order to secure certain obligations under the Credit Agreement, Debtor has pursuant to the Credit Agreement, inter alia, granted to the Agent, for the benefit of the Lenders, a security interest in and to the Debtor's right, title and interest in and to the Access Rights.

                 2. The parties hereby agree that, upon written notice from the Agent to the Laboratory that the Agent has exercised its security interest with respect to Access Rights, the Laboratory shall accord to the Agent (or the Agent's successors or assigns) instead of the Debtor, the non-exclusive right to exercise the Access Rights including, without limitation, the right to have access to the Physical Materials and to order and receive from the Laboratory on the Laboratory's normal and customary terms all materials and services customarily rendered or furnished by the Laboratory in connection with the Physical Materials.

                 3. The Laboratory and the other parties hereto hereby agree that the rights of any party hereunder (including, without limitation, the Agent's non-exclusive right to exercise the Access Rights) shall not be affected, diminished, impeded or interfered with by reason of any failure of any other person or entity to pay for any charges which have heretofore been incurred or which may hereinafter be incurred in connection with the Properties or the Physical Materials, that the Laboratory will not look to any party hereunder for payment of any charges incurred by any other person or entity with respect to the Properties or the Physical Materials (it being understood and agreed that all services or materials ordered by any party shall be at the sole cost and expense of the party ordering the same) and that any claim or lien which the Laboratory may assert against any party hereto with respect to services or materials furnished or rendered by the Laboratory at the request of such party with respect to the Properties or the Physical Materials will not interfere with any other party's rights of access with respect to the Physical Materials or other rights referred to hereunder.

                 4. The parties hereto hereby agree that the Access Rights may not be altered, amended, supplemented, terminated or replaced without the prior written consent of the Agent, and that the Physical Materials may not be released to any other entity (including another laboratory) without the Agent's prior written consent.

                 Kindly confirm your agreement to and acceptance of the foregoing by signing in the space provided below.

                                                  Very truly yours,

                                                  [INSERT NAME OF DEBTOR(S)
                                                  WITH ACCESS RIGHTS]


                                                  By:___________________________
                                                      Name:
                                                      Title:

                                                  CHEMICAL BANK, as
                                                   Agent


                                                  By:___________________________
                                                      Name:
                                                      Title:

AGREED AND ACCEPTED BY:

[LABORATORY]


By:_______________________
   Name:
   Title:

                                   Schedule 1




                                 THE PROPERTIES

                                                                       EXHIBIT D

                           OPINIONS OF LEGAL COUNSEL

                                                                     EXHIBIT D-1

                     KAYE, SCHOLER, FIERMAN, HAYS & HANDLER
                                425 PARK AVENUE
                         NEW YORK, NEW YORK 10022-3598

                                 April 13, 1995


(212) 836-8000

Chemical Bank, as Agent
270 Park Avenue
New York, New York  10017

The lenders initially party to
the below-mentioned Credit Agreement

Ladies and Gentlemen:

                 We have acted as special counsel to All American Communications, Inc., a Delaware corporation (the "Parent"), All American Fremantle International, Inc., a Delaware corporation ("AAF"), The Baywatch Production Company, a California corporation ("Baywatch"), The Baywatch Nights Production Company, a California corporation ("Baywatch Nights"), The Malibu Branch Production Company, a California corporation ("Malibu"), All American Productions, Inc., a California corporation ("AAP"), All American Television Production, Inc., a California corporation ("AATP"), Santa Monica Sound Recorders, Inc., a California corporation ("Santa Monica"), LBS Communications, Inc., a New York corporation ("LBS"), All American Television, Inc., a Delaware corporation ("AATI"), All American FDF Holdings, Inc., a Delaware corporation ("FDF"), Scotti Brothers Records, Inc., a California corporation ("Scotti Brothers"), and Scotti Brothers Entertainment Industries, Inc., a Delaware corporation ("Scotti Brothers Entertainment" and, together with the Parent, AAF, Baywatch, Baywatch Nights, Malibu, AAP, AATP, Santa Monica, LBS, AATI, FDF and Scotti Brothers, each a "Company" and, collectively, the "Companies"), in connection with the execution and delivery of (i) the Credit, Security, Guaranty and Pledge Agreement, dated as of the date hereof (the "Credit Agreement"), among the Companies, the financial institutions initially party thereto as lenders (the "Lenders") and Chemical Bank, as agent for the Lenders and as Fronting Bank, and (ii) the other documents listed on Schedule I attached hereto (together with the Credit Agreement, the "Transaction Documents"). This opinion is given pursuant to Section 4.1(c)(i) of the Credit Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Credit Agreement.

                 In rendering our opinions expressed below, we have examined executed copies of the Transaction Documents. We have also examined, and, with your consent, are relying upon the

Chemical Bank, as Agent                2                         April 13, 1995


accuracy of: (i) certificates of public officials (including, without limitation, certificates of status, certified copies of the Certificate or Articles of Incorporation and other certificates relating to the Companies from the Delaware, California and New York Secretaries of State, as the case may
be), (ii) the officer's certificate of each Company dated the date hereof attached hereto as Exhibit 1 (each, a "Certificate"), and (iii) various corporate documents (including, without limitation, the Bylaws of each Company and the resolutions of the Board of Directors of each Company, certified as accurate and complete by the Secretary or other appropriate officer of the respective Company). We have also examined such other documents, certificates and records, and have reviewed such questions of law, as we have deemed necessary or appropriate in connection with the opinions hereinafter set forth.

                 In rendering our opinions, with your consent, we have assumed, without any investigation that:

                          (i) all signatures on the Transaction Documents or other documents are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as copies conform to the complete originals thereof and all certificates, reports, documents and other papers obtained from officers, partners, employees, representatives or public officials are accurate and complete;

                          (ii) each of the Transaction Documents has been duly executed and delivered on, as of or prior to the date hereof by each of the parties thereto other than the Companies, and that each of such parties has the full right, power and authority to enter into and perform its obligations thereunder;

                          (iii) the Transaction Documents constitute the legal, valid and binding obligations of each of the parties thereto other than the Companies, enforceable in accordance with their respective terms;

                          (iv) the Companies have received, or will receive, the consideration provided for in, or contemplated by, the Credit Agreement;

                          (v) except for the Transaction Documents, there are and will be no other understandings, agreements or documents between or among any of the Lenders, the Agent and the Companies, or others, which would expand or otherwise modify the obligations of the respective parties with respect to the Transaction Documents or which would otherwise have an effect on our opinion rendered herein;

Chemical Bank, as Agent                3                         April 13, 1995



                          (vi)  the representations, warranties and
         certificates as to factual matters contained in the Transaction Documents (and certificates delivered in connection herewith or therewith) are each true and correct; and

                          (vii) the Transaction Documents have not been amended, modified, terminated or revoked in any respect, and remain in full force and effect as of the date hereof.

                 As to various questions of fact material to our opinion, we have relied, without any investigation, with your consent, upon the representations and warranties of the parties made in the Transaction Documents and upon certificates of representatives of the Companies.

                 Based upon the foregoing, and subject to the exceptions, qualifications, and limitations set forth herein, it is our opinion that:

                 1. Each of the Companies is a corporation duly incorporated and validly existing in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own its properties and assets and to carry on its business substantially as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in the states listed on Schedule II.

                 2. Each Company has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party (including, without limitation, with respect to the Borrowers, to borrow under the Credit Agreement as contemplated thereby). The execution and delivery by each Company of each of the Transaction Documents to which it is a party and the performance by each such Company of its obligations thereunder (including, without limitation, with respect to the Borrowers, the borrowing under the Credit Agreement as contemplated thereby), have been duly authorized by all requisite corporate action on the part of each Company and each of the Transaction Documents to which a Company is a party have been duly executed and delivered by such Company.

                 3. Each of the Transaction Documents constitutes the legal, valid and binding obligation of each Company which is a party thereto, enforceable against such Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

Chemical Bank, as Agent                4                         April 13, 1995


                 4. The execution and delivery by each Company of each of the Transaction Documents to which it is a party and the performance by such Company of its obligations thereunder do not conflict with or result in a violation of any law or regulation to which such Company is subject or the Certificate or Articles of Incorporation or By-Laws of such Company or any order, writ, judgment or decree set forth in Section 2 of each Company's Certificate.

                 5. The execution and delivery by each Company of each of the Transaction Documents to which it is a party and the performance by such Company of its obligations thereunder (x) do not conflict with, or result in the breach of, or constitute (alone or with notice or lapse of time or both) a default under, any indenture, mortgage, deed of trust, agreement or other instrument set forth in Section 1 of such Company's Certificate (other than the credit agreements being discharged out of the proceeds of the initial borrowings thereunder) and (y) do not, pursuant to any such indentures, mortgages, deeds of trust, agreements or other instruments, result in the creation or imposition of any Lien (other than as contemplated by the Transaction Documents) upon any property or assets of such Company.

                 6. No approval, authorization, consent or other action by, or filing or registration with, any governmental authority, is required on the part of any Company in connection with the execution and delivery by such Company of any of the Transaction Documents to which it is a party or the performance of their respective obligations in each such Transaction Document except such as have been made or obtained and are in full force and effect and other than approvals, authorizations, consents, other actions, filings and registrations to record and/or perfect the security interests or liens created by the Transaction Documents.

                 7. None of the Companies is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or the Federal Power Act. The making of the Loans and the application of the proceeds thereof as contemplated by the Transaction Documents do not violate any applicable provisions of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended.

                 8. The Trademark Security Agreement creates in favor of the Agent a security interest in the registered trademarks listed on the schedules thereto (the "Trademarks") owned by the Companies, and upon the proper filing of the Trademark Security Agreement with the United States Patent and Trademark Office and

Chemical Bank, as Agent                5                         April 13, 1995


of the UCC financing statements set forth on Schedule I hereto (the "Financing Statements") in the office of the Secretary of State of the States of New York and California and the New York City's Registers Office-New York County, New York (the "Filing Offices"), such security interest will be a perfected security interest in the Trademarks to the extent of the Companies' interest therein.

                 9. The Credit Agreement creates in favor of the Agent a security interest in the Companies' right, title and interest in and to the Collateral (as defined in the Credit Agreement) described therein to which
Article 9 of the New York Uniform Commercial Code (the "NYUCC") or Division 9 of the California Uniform Commercial Code (the "CAUCC") is applicable (the "Article 9 Collateral"). The Agent upon the filing of the Financing Statements with the Filing Offices will have a perfected security interest in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement under the NYUCC or the CAUCC (the "Filing Collateral").

                 10. The Credit Agreement, together with and upon delivery to the Agent in the State of California or New York of the certificates representing the shares of stock of the Companies listed on Schedule III attached hereto in which the Parent, Scotti Brothers Entertainment, AAF, AATI or AAP (each a "Pledgor") has an interest identified opposite each Pledgor's name on Schedule 3.7 to the Credit Agreement (the "Pledged Securities") and stock powers with respect thereto duly endorsed in blank, creates in favor of the Agent a perfected security interest under the CAUCC or the NYUCC in the Pledged Securities. Assuming each of the Agent and the Lenders acquires its interest in the Pledged Securities in good faith and without notice of any adverse claims, the Agent will acquire a security interest in the Pledged Securities which is prior to any other security interest therein under the CAUCC or the NYUCC.

         The opinions expressed above are subject to the following additional assumptions and qualifications (as used herein, "Collateral" shall mean, collectively, the Pledged Securities, the Trademarks and the Article 9 Collateral):

                 A. Our opinions in paragraphs 8 and 9 above are limited to Article 9 of the NYUCC and Division 9 of the CAUCC and additionally the Federal Laws of the United States with respect to the perfection of a security interest in trademarks (the "Federal Trademark IP Laws"), and our opinion in paragraph 10 above is limited to Article 8 of the NYUCC and Division 8 of the CAUCC, and therefore those opinion paragraphs do not address laws of jurisdictions other than the Federal Trademark IP Laws, laws of New York except for Articles 8 and 9, as the case may be, of

Chemical Bank, as Agent                6                         April 13, 1995


the NYUCC, and laws of California except for Divisions 8 or 9, as the case may be, of the CAUCC.

                 B. Except to the extent Article 9 of the NYUCC or Division 9 of the CAUCC is applicable or the Federal Trademark IP Laws are applicable, this opinion does not address the security interest of the Agent or any Lender in any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof or any rights (including accounts or general intangibles) with respect to the lease, license or use thereof.

                 C. We express no opinion with respect to any Article 9 Collateral of a type described in Section 9-401(1)(a) or (b) of the NYUCC or of the type described in 9401(1)(b) of the CAUCC or represented by a certificate of title.

                 D. We express no opinion as to the priority of any security interest in Collateral other than as expressly provided in paragraph 10 above.

                 E. Our opinions in paragraphs 8, 9 and 10 above are subject to the following additional qualifications:

                          (i) The security interest of the Agent in proceeds of Collateral is limited to the extent set forth in Section 9-306 of the NYUCC and Section 9306 of the CAUCC, as the case may be;

                          (ii) In the case of Collateral consisting of chattel paper, accounts and general intangibles, the security interest of the Agent may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors;

                          (iii) To the extent that any Company acquires rights in Collateral subsequent to the date hereof, the Agent's security interest therein will not attach until such Company acquires such rights;

                          (iv) Such opinions do not address the effect of agreements or laws (other than the NYUCC and the CAUCC) prohibiting, restricting or conditioning the assignment of Collateral subject to
         Article 8 or 9 of the NYUCC or Collateral subject to Division 8 or 9 of the CAUCC;

                          (v) Except to the extent Article 9 of the NYUCC or Division 9 of the CAUCC is applicable or the Federal Trademark IP Laws are applicable, no opinion is expressed concerning any items of Collateral that are subject to a statute, regulation or treaty of the United States of America that provides for a national or international

Chemical Bank, as Agent                7                         April 13, 1995


         registration or a national or international certificate of title for the creation or perfection of a security interest therein or that specifies a place of filing different from the place specified in the NYUCC, the CAUCC and the Federal Trademark IP Laws for filing to perfect security interests;

                          (vi) We have assumed each Company has rights in the Collateral as to which it has granted a security interest;

                          (vii) We have assumed that each item of Collateral consisting of instruments, chattel paper or documents is represented by only one original document;

                          (viii) We have assumed that any and all recording taxes and fees with respect to the perfection of security interests in Collateral have been or will be paid to the appropriate governmental authorities;

                          (ix) We have relied, with your permission, without independent investigation, upon the representations of the Companies in the Credit Agreement as to each Company's chief executive office, other places of business, the place where records concerning the Collateral are kept and the location of Collateral and as to the other factual matters stated therein;

                          (x) We express no opinion as to the validity of any security interest in property that constitutes (A) crops, timber, minerals or the like (including oil and gas) or certain accounts relating to minerals or the like, (B) letters of credit, uncertificated securities or book-entry securities, (C) consumer goods or (D) goods (other than mobile goods of the type described in Section 9-103(3) of the NYUCC or Section 9103(3) of the CAUCC) which were not located in the State of California or New York as of the date hereof;

                          (xi) We call to your attention that a perfected security interest in the Filing Collateral may become unperfected (a) if a Company changes its location to another jurisdiction and appropriate steps are not taken in that other jurisdiction to maintain perfection or (b) as to any Filing Collateral acquired by a Company more than four months after it changes its name, identity or corporate structure so as to make a financing statement filed in connection therewith misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of such Company are properly filed before the expiration of such four month period; and

Chemical Bank, as Agent                8                         April 13, 1995


         additional filings may be required upon or incident to satisfaction of the obligations secured by the Collateral;

                          (xii) We call to your attention that the NYUCC and the CAUCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings of UCC financing statements, in order to maintain the effectiveness of such filings; and

                          (xiii) Such opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                 F. You should note that buyers and purchasers of the Collateral may, in certain circumstances, acquire such property free of the secured party's security interest.

                 G.       In rendering our opinions in paragraph 10 above,

                 (i) We have assumed that the Pledged Securities are maintained in the continuous possession of the Agent in the States of California or New York and continue either to be issued or indorsed in the name of the Agent or indorsed in blank;

                 (ii) We express no opinion as to the priority of any security interest with respect to a lien creditor to the extent
         Section 9301(4) of the CAUCC or Section 9-301(4) of the NYUCC limits the priority accorded any future advances by the Lenders or the Agent under the Credit Agreement or any other Transaction Documents; and

                 (iii) Such opinions do not address the priority of any lien, claim or encumbrance arising under any treaty, statute, rule or regulation other than the CAUCC or the NYUCC.

                 H. In the case of the issuance of distributions with respect to the Pledged Securities, the security interest of the Agent will be entitled to the same validity, perfection and priority as are the Pledged Securities only if possession thereof is obtained or other appropriate action is taken in accordance with the provisions of applicable law.

                 I. The opinions expressed in this letter are subject to and may be limited or affected by the requirements of applicable law relating to the exercise of remedies of a secured

Chemical Bank, as Agent                9                         April 13, 1995


lender regarding a creditor's rights with respect to personal property collateral upon the occurrence of a default in satisfying the secured obligation.

                 J. With respect to the Pledged Securities representing shares of stock in AAF, AATI, FDF and Scotti Brothers Entertainment, we express no opinion with respect to any attachment of such Pledged Securities under
Section 324 of the Delaware General Corporation Law if such Pledged Securities are only indorsed in blank and not registered in the name of the Agent.

                 K. Notwithstanding anything to the contrary herein, we are expressing no opinion as to the state of title to any property.

                 L. The opinions rendered herein are as of the date hereof and are based upon (i) our interpretation of, and are limited to, existing laws, which laws are subject to change at any time by legislative, administrative or judicial decisions and (ii) facts existing on this date, and are therefore limited to such laws and facts and we disclaim any undertaking to advise you of any changes which may hereafter be brought to our attention.

                 M. We note that the provisions of the Transaction Documents that permit the Agent, the Fronting Bank and/or one or more Lenders to take actions or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith.

                 N. Certain rights and remedies provided in the Transaction Documents may be unenforceable in whole or in part under the laws of New York or California and/or the Federal Laws of the United States; however, taken as a whole, the Transaction Documents provide sufficient enforceable rights and remedies for the practical realization of the benefits provided thereby.

                 O. The enforceability of the indemnity and exculpation provisions of the Transaction Documents may be limited by general principles of public policy.

                 P. While the Transaction Documents purport to be governed by New York law, we note that some of the Companies conduct significant portions of their business in the State of California. We therefore advise you of certain California statutory provisions and case law to the effect that, in certain circumstances, a guarantor may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that impair the subrogation rights of the guarantor against the principal, or otherwise takes any action or fails to take action

Chemical Bank, as Agent                10                        April 13, 1995

without notifying the guarantor that materially prejudices the guarantor. See, e.g., Cal. Civ. Code Section 2810; Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr. 64 (1968); Sumitomo Bank v. Iwasaki, 70 Cal. 2d 81, 447 P.2d
956, 73 Cal. Rptr. 564 (1968). However, there is also authority to the effect that a guarantor may validly waive such rights if the waivers are expressly set forth in the guarantee. E.g., Krueger v. Bank of America, 145 Cal. App. 3d 204, 193 Cal. Rptr. 322 (1983). There are also similar concepts under New York law.

                 Q. We have assumed, with your permission, that the Obligations constitute indebtedness incurred in the ordinary course of business of the Parent and consistent with the Parent's past practices or with practices within the entertainment industry for purposes of Section 16 of the Fiscal Agency Agreement dated September 29, 1993 referred to in Section 1 of such Company's Certificate.

                 This opinion letter is rendered solely for the benefit of the Agent and the Lenders in connection with the subject transaction and may not be relied upon by such parties for any other purpose, or be furnished to, used, circulated, quoted or relied upon by any other person for any purpose whatsoever, without our prior written consent.

                 Our opinions expressed above are limited to the internal laws, without reference to the conflict of law provisions thereof, of the States of New York and California, the General Corporation Law of the State of Delaware and the Federal Laws of the United States of America (other than (i) Federal securities laws and regulations (except for the Investment Company Act of 1940, as amended, and the Public Utility Holding Company Act of 1935) and (ii) laws and regulations relating to commodity (and other) futures and indices and other similar instruments, pension and employee benefit laws and regulations, Federal antitrust and unfair competition laws and regulations, Federal environmental laws and regulations, Federal land use and subdivision laws and regulations, Federal tax laws and regulations, federal racketeering laws and regulations, Federal health and safety laws and regulations, Federal labor laws and regulations, federal laws, regulations and policies concerning (A) national and local emergency, (B) possible judicial deference to acts of sovereign states and (C) criminal and civil forfeiture laws and other Federal statutes of general application to the extent they provide for criminal prosecution).

                                       Very truly yours,

                                       /s/  KAYE, SCHOLER, FIERMAN, HAYS
                                                 & HANDLER

                       ALL AMERICAN COMMUNICATIONS, INC.
                             OFFICER'S CERTIFICATE

                 This certificate is given to Kaye, Scholer, Fierman, Hays & Handler with the understanding that it will be relied upon by them in rendering their opinion ("KS Opinion") given to the lenders (the "Lenders") party to the Credit Agreement (as hereinafter defined) and Chemical Bank, as agent thereunder (the "Agent"), in connection with the execution and delivery of the Credit, Security, Guaranty and Pledge Agreement (the "Credit Agreement"), dated as of the date hereof, among All American Communications, Inc. (the "Corporation"), the other borrowers and guarantors defined therein, the Lenders and the Agent. Capitalized terms not otherwise defined herein are defined as set forth in the Credit Agreement.

                 The undersigned, the duly elected and acting Senior Executive Vice President of the Corporation hereby certifies that:

                 1. Schedule I attached hereto sets forth material indentures, mortgages, deeds of trust, agreements and other instruments (other than the Transaction Documents as that term is defined in the KS Opinion) to which the Corporation is a party or by which the Corporation or any of its property is or may be bound; such agreements are in full force and effect and have not been amended or modified in any respect;

                 2. the Corporation is not subject to any order, writ, judgment or decree;

                 3. except as set forth on Schedule 3.12 to the Credit Agreement, there are no actions, suits or proceedings at law or in equity or by or before any adjudicative tribunal (including an arbitration panel) now pending or threatened by a written communication against or affecting the Corporation or any business, property or rights of the Corporation and any of its subsidiaries (A) that seek to enjoin or otherwise interfere with any Transaction Documents or any transactions contemplated thereby or (B) that seek monetary relief in an amount exceeding $25,000;

                 4. the Corporation has no subsidiaries except as set forth on Schedule 3.7 to the Credit Agreement;

                 5. none of the Corporation and any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

                                   Exhibit 1

Dated:  April 13, 1995                      ALL AMERICAN COMMUNICATIONS, INC.


                                            By:  /s/ Thomas Bradshaw
                                                 ------------------------------
                                                 Name:   Thomas Bradshaw
                                                 Title:  Senior Executive Vice
                                                         President and Chief
                                                         Financial Officer

                                   SCHEDULE I

1. Shareholders Voting Agreement dated August 3, 1994 between The Interpublic Group of Companies, the Company and certain of the Corporation's shareholders.

2. Shareholders Agreement dated as of February 25, 1991 between the Corporation, Anthony J. Scotti, Benjamin J. Scotti, Thomas Bradshaw, Myron Roth, Sydney D. Vinnedge, George Back and Joseph E. Kovacs.

3. Employment Agreement dated as of February 25, 1991 between the Corporation and Anthony J. Scotti as amended.

4. Employment Agreement dated as of August 3, 1994 between the Corporation and Lawrence Lamattina.

5. Shared Facilities and Services Agreement dated as of August 2, 1994 by and between the Corporation and Fremantle International, Inc.

6. Registration Rights Agreement dated as of August 3, 1994 by and between the Corporation and The Interpublic Group of Companies, Inc.

7. Option Letter, dated August 3, 1994, from The Interpublic Group of Companies, Inc. and Fremantle International, Inc. to the Corporation.

8. Standard Industrial Lease Agreement dated October 31, 1994 between the Corporation and Wilshire Lincoln Properties.

9. Fiscal Agency Agreement dated September 29, 1993, between the Corporation and BankAmerica National Trust Company, as Fiscal Agent and Form of Note attached thereto as Exhibit A.

                             OFFICER'S CERTIFICATE

                 The undersigned, the duly elected and acting Senior Vice President of the following corporations hereby certifies that each of the following corporations join in the statements made in the foregoing All American Communications, Inc. Officer's Certificate and that each of the statements made therein are true and correct as to each of the following corporations:

                 All American Fremantle International, Inc.
                 The Baywatch Production Company
                 The Baywatch Nights Production Company
                 The Malibu Branch Production Company
                 All American Productions, Inc.
                 All American Television Production, Inc.
                 Santa Monica Sound Recorders, Inc.
                 LBS Communications, Inc.
                 All American FDF Holdings, Inc.
                 Scotti Brothers Records, Inc.
                 Scotti Brothers Entertainment Industries, Inc.


Dated:   April 13, 1995

                                             /s/ Thomas Bradshaw
                                             -------------------
                                                 Thomas Bradshaw

                                   SCHEDULE I
                             TRANSACTION DOCUMENTS

Capitalized terms not defined herein shall have the respective meanings assigned to them in the Credit Agreement. Unless otherwise noted, all transaction documents are dated April 13, 1995.

         1. Term Note in favor of the following lenders in the amounts set forth:

                          Name                              $
                          ----                              -
                          Chemical Bank                     4090909.09
                          The First National
                            Bank of Boston                  3000000.00
                          Coutts & Co.                      3000000.00
                          De Nationale
                            Investeringsbank                3000000.00
                          Union Bank                        3000000.00
                          Wells Fargo Bank                  3000000.00
                          Banque Francaise du
                            Commerce Exterieur              2727272.73
                          The Fuji Bank Ltd.,
                            Los Angeles Agency              2727272.73
                          The Sumitomo Trust &
                            Banking Co. Ltd.,
                            New York Branch                 2727272.73
                          Banque Nationale
                            de Paris                        1363636.36
                          California United
                            Bank N.A.                       1363636.36




         2. Baywatch Note in favor of the following lenders in the amounts set forth:

                          Name                              $
                          ----                              -
                          Chemical Bank                     2727272.73
                          The First National
                            Bank of Boston                  2000000.00
                          Coutts & Co.                      2000000.00
                          De Nationale
                            Investeringsbank                2000000.00
                          Union Bank                        2000000.00
                          Wells Fargo Bank                  2000000.00
                          Banque Francaise du
                            Commerce Exterieur              1818181.82
                          The Fuji Bank Ltd.,
                            Los Angeles Agency              1818181.82
                          The Sumitomo Trust &
                            Banking Co. Ltd.,
                            New York Branch                 1818181.82
                          Banque Nationale
                            de Paris                         909090.91
                          California United
                            Bank N.A.                        909090.91


         3. B.N. Note in favor of the following lenders in the amounts set forth:

                          Name                              $
                          ----                              -
                          Chemical Bank                     2727272.73
                          The First National
                            Bank of Boston                  2000000.00
                          Coutts & Co.                      2000000.00
                          De Nationale
                            Investeringsbank                2000000.00
                          Union Bank                        2000000.00
                          Wells Fargo Bank                  2000000.00
                          Banque Francaise du
                            Commerce Exterieur              1818181.82
                          The Fuji Bank Ltd.,
                            Los Angeles Agency              1818181.82
                          The Sumitomo Trust &
                            Banking Co. Ltd.,
                            New York Branch                 1818181.82
                          Banque Nationale
                            de Paris                         909090.91
                          California United
                            Bank N.A.                        909090.91


         4. Working Capital Note in favor of the following lenders in the amounts set forth:

                          Name                              $
                          ----                              -
                          Chemical Bank                     5454545.45
                          The First National
                            Bank of Boston                  4000000.00
                          Coutts & Co.                      4000000.00
                          De Nationale
                            Investeringsbank                4000000.00
                          Union Bank                        4000000.00
                          Wells Fargo Bank                  4000000.00
                          Banque Francaise du
                            Commerce Exterieur              3636363.64
                          The Fuji Bank Ltd.,
                            Los Angeles Agency              3636363.64
                          The Sumitomo Trust &
                            Banking Co. Ltd.,
                            New York Branch                 3636363.64
                          Banque Nationale
                            de Paris                        1818181.82
                          California United
                            Bank N.A.                       1818181.82


         5.      Copyright Security Agreement by and among Borrowers and
Guarantors.

         6.      Laboratory Access Letter from AATI and Dubs, Inc. to Chemical
Bank.

         7. Contribution Agreement (Working Capital) by and among Borrowers and Guarantors.

         8. Contribution Agreement (Other Loans) by and among Borrowers and Guarantors.

         9. Laboratory Pledgeholders Agreement by and among Chemical Bank and the following:

                 a.       Baywatch and

                          1.      Digital Magic / Four Media
                          2.      Fotokem
                          3.      Modern Video

                 b.       Baywatch, Stars Production Services and
                          Percenterprises Completion Bond, Inc.

                 c.       AATI and

                          1.      Bonded Archives
                          2.      Bonded Services
                          3.      Stars
                          4.      Dubs, Inc.

                 d.       AATI, Dubs, Inc. and Cineguarantie Ltd..

         10.     Trademark Security Agreement by and among Borrowers and
Guarantors.

         11. Form UCC-1 Financing Statements for the states of New York and California.

                                  SCHEDULE II
                           GOOD STANDING CERTIFICATES

ALL AMERICAN COMMUNICATIONS, INC., a Delaware corporation

Good Standing Certificate in:  Delaware

Good Standing Certificates in the Following Foreign Jurisdictions: California and New York


THE BAYWATCH PRODUCTION COMPANY, a California corporation

Good Standing Certificate in:  California

Good Standing Certificates in the Following Foreign Jurisdictions:  None


THE BAYWATCH NIGHTS PRODUCTION COMPANY, a California corporation

Good Standing Certificate in:  California

Good Standing Certificates in the Following Foreign Jurisdictions:  None


ALL AMERICAN FREMANTLE INTERNATIONAL, INC., a Delaware corporation

Good Standing Certificate in:  Delaware

Good Standing Certificates in the Following Foreign Jurisdictions:  None


ALL AMERICAN TELEVISION, INC., a Delaware corporation

Good Standing Certificate in:  Delaware

Good Standing Certificates in the Following Foreign Jurisdictions: California and New York


SCOTTI BROTHERS RECORDS, INC., a California corporation

Good Standing Certificate in:  California

Good Standing Certificates in the Following Foreign Jurisdictions:  None

SCOTTI BROTHERS ENTERTAINMENT INDUSTRIES, INC., a Delaware corporation

Good Standing Certificate in:  Delaware

Good Standing Certificates in the Following Foreign Jurisdictions: California and New York


LBS COMMUNICATIONS, INC., a New York corporation

Good Standing Certificate in:  New York

Good Standing Certificates in the Following Foreign Jurisdictions:  California


SANTA MONICA SOUND RECORDERS, INC., a California corporation

Good Standing Certificate in:  California

Good Standing Certificates in the Following Foreign Jurisdictions:  None


All AMERICAN TELEVISION PRODUCTION, INC., a California corporation

Good Standing Certificate in:  California

Good Standing Certificates in the Following Foreign Jurisdictions:  None


ALL AMERICAN PRODUCTIONS, INC., a California corporation

Good Standing Certificate in:  California

Good Standing Certificates in the Following Foreign Jurisdictions:  None


THE MALIBU BRANCH PRODUCTION COMPANY, a California corporation

Good Standing Certificate in:  California

Good Standing Certificate in the Following Foreign
Jurisdictions:  None


ALL AMERICAN FDF HOLDINGS, INC. a Delaware corporation

Good Standing Certificate in:  Delaware

Good Standing Certificate in the Following Foreign
Jurisdictions:  None

                                  SCHEDULE III
                               STOCK CERTIFICATES


Pledged Securities                         Pledgor
- - - - --------------------------------------------------
AATI                                       Parent

Scotti Brothers Entertainment              Parent

AAF                                        Parent

Scotti Brothers                            Scotti Brothers Entertainment

Santa Monica                               Scotti Brothers Entertainment

AATP                                       Scotti Brothers Entertainment

Baywatch                                   AATI

Baywatch Nights                            AATI

Malibu                                     AAP

AAP                                        Parent

LBS                                        AATI

FDF                                        Parent

Fremantle International, Inc.              Parent
(non-voting Stock)

                                                                     EXHIBIT D-2

                       ALL AMERICAN COMMUNICATIONS, INC.
                              2114 PICO BOULEVARD
                         SANTA MONICA, CALIFONRIA 90405

                                 April 13, 1995

Chemical Bank, as Agent
270 Park Avenue
New York, New York  10017

[BThe lenders initially party to
the below-mentioned Credit Agreement

Ladies and Gentlemen:

                 I am general counsel of All American Communications, Inc., a Delaware corporation (the "Parent"), All American Fremantle International, Inc., a Delaware corporation ("AAF"), The Baywatch Production Company, a California corporation ("Baywatch"), The Baywatch Nights Production Company, a California corporation ("Baywatch Nights"), The Malibu Branch Production Company, a California corporation ("Malibu"), All American Productions, Inc., a California corporation ("AAP"), All American Television Productions, Inc., a California corporation ("AATP"), Santa Monica Sound Recorders, Inc., a California corporation ("Santa Monica"), LBS Communications, Inc., a New York corporation ("LBS"), All American Television, Inc., a Delaware corporation ("AATI"), All American FDF Holdings, Inc., a Delaware corporation ("FDF"), Scotti Brothers Records, Inc., a California corporation ("Scotti Brothers"), and Scotti Brothers Entertainment Industries, Inc., a Delaware corporation ("Scotti Brothers Entertainment" and, together with the Parent, AAF, Baywatch, Baywatch Nights, Malibu, AAP, AATP, Santa Monica, LBS, AATI, FDF and Scotti Brothers, each a "Company" and, collectively, the "Companies"), in connection with the execution and delivery of (i) the Credit, Security, Guaranty and Pledge Agreement, dated as of the date hereof (the "Credit Agreement"), among the Companies, the financial institutions initially party thereto as lenders (the "Lenders") and Chemical Bank, as agent for the Lenders (the "Agent") and as Fronting Bank, and (ii) the other documents listed on Schedule I attached hereto (together with the Credit Agreement, the "Transaction Documents"). This opinion is given pursuant to Section 4.1(c) of the Credit Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Credit Agreement.

                 In rendering my opinions expressed below, I have examined such documents, certificates and records, and have reviewed such questions of law, as I have deemed necessary or appropriate in connection with the opinions hereinafter set forth.

Chemical Bank, as Agent                2                         April 13, 1995


                 Based on and subject to the foregoing, it is my opinion that:

                 1. The execution and delivery by each Company of each of the Transaction Documents to which it is a party and the performance by such Company of its of its obligations thereunder (x) do not conflict with, or result in the breach of, or constitute (alone or with notice or lapse of time or both) a default under, any indenture, mortgage, deed of trust, or, to my actual knowledge without independent investigation, any agreement set forth on
Schedule 3.17 of the Credit Agreement (other than the credit agreement being discharged out of the proceeds of the initial borrowings thereunder) and (y) do not, pursuant to any such indentures, mortgages, deeds of trust, or, to my actual knowledge without independent investigation, any agreements set forth on
Schedule 3.17 of the Credit Agreement, result in the creation or imposition of any Lien (other than as contemplated by the Transaction Documents) upon any property or assets of such Company.

                 2. Except as set forth on Schedule 3.12 of the Credit Agreement, there are no actions, suits or proceedings at law or in equity or by or before any adjudicative tribunal (including an arbitration panel) pending or threatened by a written communication against or affecting any Company or any business, property or rights of any Company that seek to enjoin or otherwise interfere with any Transaction Document or any transactions contemplated thereby.

                 3. The principal and interest payable under the Credit Agreement will constitute "Senior Indebtedness" for purposes of the Convertible Subordinated Notes of the Parent and are entitled to the benefits of the subordination provisions thereof.

                 This Opinion Letter may be relied upon by you and your respective assigns only in connection with the transactions contemplated by the Transaction Documents and may not be used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent.

                 My opinions expressed above are limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the Federal Laws of the United States of America.

                                                   Very truly yours,

                                                   /s/ Leonard Breijo

                                   SCHEDULE I
                             TRANSACTION DOCUMENTS

Capitalized terms not defined herein shall have the respective meanings assigned to them in the Credit Agreement. Unless otherwise noted, all transaction documents are dated April 13, 1995.

         1. Term Note in favor of the following lenders in the amounts set forth:

                          Name                              $
                          ----                              -
                          Chemical Bank                     4090909.09
                          The First National
                            Bank of Boston                  3000000.00
                          Coutts & Co.                      3000000.00
                          De Nationale
                            Investeringsbank                3000000.00
                          Union Bank                        3000000.00
                          Wells Fargo Bank                  3000000.00
                          Banque Francaise du
                            Commerce Exterieur              2727272.73
                          The Fuji Bank Ltd.,
                            Los Angeles Agency              2727272.73
                          The Sumitomo Trust &
                            Banking Co. Ltd.,
                            New York Branch                 2727272.73
                          Banque Nationale
                            de Paris                        1363636.36
                          California United
                            Bank N.A.                       1363636.36




         2. Baywatch Note in favor of the following lenders in the amounts set forth:

                          Name                              $
                          ----                              -
                          Chemical Bank                     2727272.73
                          The First National
                            Bank of Boston                  2000000.00
                          Coutts & Co.                      2000000.00
                          De Nationale
                            Investeringsbank                2000000.00
                          Union Bank                        2000000.00
                          Wells Fargo Bank                  2000000.00
                          Banque Francaise du
                            Commerce Exterieur              1818181.82
                          The Fuji Bank Ltd.,
                            Los Angeles Agency              1818181.82
                          The Sumitomo Trust &
                            Banking Co. Ltd.,

                            New York Branch                 1818181.82
                          Banque Nationale
                            de Paris                         909090.91
                          California United
                            Bank N.A.                        909090.91


         3. B.N. Note in favor of the following lenders in the amounts set forth:

                          Name                              $
                          ----                              -
                          Chemical Bank                     2727272.73
                          The First National
                            Bank of Boston                  2000000.00
                          Coutts & Co.                      2000000.00
                          De Nationale
                            Investeringsbank                2000000.00
                          Union Bank                        2000000.00
                          Wells Fargo Bank                  2000000.00
                          Banque Francaise du
                            Commerce Exterieur              1818181.82
                          The Fuji Bank Ltd.,
                            Los Angeles Agency              1818181.82
                          The Sumitomo Trust &
                            Banking Co. Ltd.,
                            New York Branch                 1818181.82
                          Banque Nationale
                            de Paris                         909090.91
                          California United
                            Bank N.A.                        909090.91


         4. Working Capital Note in favor of the following lenders in the amounts set forth:

                          Name                              $
                          ----                              -
                          Chemical Bank                     5454545.45
                          The First National
                            Bank of Boston                  4000000.00
                          Coutts & Co.                      4000000.00
                          De Nationale
                            Investeringsbank                4000000.00
                          Union Bank                        4000000.00
                          Wells Fargo Bank                  4000000.00
                          Banque Francaise du
                            Commerce Exterieur              3636363.64
                          The Fuji Bank Ltd.,
                            Los Angeles Agency              3636363.64
                          The Sumitomo Trust &
                            Banking Co. Ltd.,
                            New York Branch                 3636363.64
                          Banque Nationale
                            de Paris                        1818181.82
                          California United
                            Bank N.A.                       1818181.82


         5.      Copyright Security Agreement by and among Borrowers and
Guarantors.

         6.      Laboratory Access Letter from AATI and Dubs, Inc. to Chemical
Bank.

         7. Contribution Agreement (Working Capital) by and among Borrowers and Guarantors.

         8. Contribution Agreement (Other Loans) by and among Borrowers and Guarantors.

         9. Laboratory Pledgeholders Agreement by and among Chemical Bank and the following:

                 a.       Baywatch and

                          1.      Digital Magic / Four Media
                          2.      Fotokem
                          3.      Modern Video

                 b.       Baywatch, Stars Production Services and
                          Percenterprises Completion Bond, Inc.

                 c.       AATI and

                          1.      Bonded Archives
                          2.      Bonded Services
                          3.      Stars
                          4.      Dubs, Inc.

                 d.       AATI, Dubs, Inc. and Cineguarantie Ltd..

         10.     Trademark Security Agreement by and among Borrowers and
Guarantors.

         11. Form UCC-1 Financing Statements for the states of New York and California.

                                                                     EXHIBIT D-3

                     KAYE, SCHOLER, FIERMAN, HAYS & HANDLER
                                425 PARK AVENUE
                         NEW YORK, NEW YORK 10022-3598

                                 April 13, 1995

(212) 836-8000

Chemical Bank, as Agent
270 Park Avenue
New York, New York  10017

The lenders initially party to
the below-mentioned Credit Agreement

Ladies and Gentlemen:

                 We have acted as special counsel to All American Communications, Inc., a Delaware corporation (the "Parent"), All American Fremantle International, Inc., a Delaware corporation ("AAF"), The Baywatch Production Company, a California corporation ("Baywatch"), The Baywatch Nights Production Company, a California corporation ("Baywatch Nights"), The Malibu Branch Production Company, a California corporation ("Malibu"), All American Productions, Inc., a California corporation ("AAP"), All American Television Production, Inc., a California corporation ("AATP"), Santa Monica Sound Recorders, Inc., a California corporation ("Santa Monica"), LBS Communications, Inc., a New York corporation ("LBS"), All American Television, Inc., a Delaware corporation ("AATI"), All American FDF Holdings, Inc., a Delaware corporation ("FDF"), Scotti Brothers Records, Inc., a California corporation ("Scotti Brothers"), and Scotti Brothers Entertainment Industries, Inc., a Delaware corporation ("Scotti Brothers Entertainment" and, together with the Parent, AAF, Baywatch, Baywatch Nights, Malibu, AAP, AATP, Santa Monica, LBS, AATI, FDF and Scotti Brothers, each a "Company" and, collectively, the "Companies"), in connection with the execution and delivery of (i) the Credit, Security, Guaranty and Pledge Agreement, dated as of the date hereof (the "Credit Agreement"), among the Companies, the financial institutions initially party thereto as lenders (the "Lenders") and Chemical Bank, as agent for the Lenders (the "Agent") and as Fronting Bank, and (ii) the Copyright Security Agreement, dated as of the date hereof by the Companies and the Agent (the "Copyright Security Agreement"). This opinion is given pursuant to Section 4.1(c)(iii) of the Credit Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Credit Agreement.

                 In rendering our opinions expressed below, we have examined executed copies of the Credit Agreement and the Copyright Security Agreement. We have also examined unfiled copies of financing statements (the "Financing Statements")

Chemical Bank, as Agent                2                         April 13, 1995


naming each Company as debtor and the Agent as secured party, which we understand will be filed in the office of the Secretary of State of the States of New York and California and the New York City's Registers Office-New York County, New York (the "Filing Offices"). We have also examined such other documents, certificates and records, and have reviewed such questions of law, as we have deemed necessary or appropriate in connection with the opinions hereinafter set forth.

                 Based upon the foregoing, and subject to the exceptions, qualifications, and limitations set forth herein, it is our opinion that the Copyright Security Agreement creates in favor of the Agent a security interest in the U.S. registered copyrights listed on Schedules 1 and 1A of the Copyright Security Agreement as of the date hereof (the "Copyrights"). Upon the filing of the Financing Statements with the Filing Offices and the recordation of the Copyright Security Agreement, which is in form satisfactory for recordation, in the United States Copyright Office (the "Copyright Office"), such security interest will be perfected.

The opinion expressed above is subject to the following additional assumptions and qualifications:

                 A. Our opinion is limited to Article 9 of the New York Uniform Commercial Code (the "NYUCC"), Division 9 of the California Uniform Commercial Code (the "CAUCC") and the Federal Copyright Act of 1976, as amended (the "Copyright Act"). Except to the extent Article 9 of the NYUCC or Division 9 of the CAUCC is applicable or the Copyright Act is applicable, this opinion does not address the security interest of the Agent or any Lender in any copyrights, the proceeds thereof or any rights (including accounts or general intangibles) with respect to the lease, license or use thereof.

                 B.       In rendering our opinion above,

              (i) We have assumed, with your permission, that each of the Copyrights has been registered in the Copyright Office and that the records of the Copyright Office show the applicable Company as the owner thereof;

             (ii) The security interest of the Agent in proceeds of Copyrights is limited to the extent set forth in Section 9-306 of the NYUCC and Section 9306 of the CAUCC, as the case may be, and additional filings with respect to the proceeds of Copyrights may be required to be made in the Copyright Office;

            (iii) We express no opinion as to the effect of agreements or laws (other than the Copyright Act and the

Chemical Bank, as Agent                3                         April 13, 1995


         NYUCC and the CAUCC) prohibiting, restricting or conditioning the assignment of the Copyrights;

             (iv) We have assumed that each Company has rights in the Copyrights as to which it has granted a security interest;

              (v) We have assumed that the Copyright Security Agreement will be duly recorded by the Copyright Office and that all recording fees with respect thereto will be duly paid;

             (vi) We call to your attention that a perfected security interest in the Copyrights may become unperfected (a) if a Company changes its location to another jurisdiction and appropriate steps are not taken in that other jurisdiction to maintain perfection or (b) as to any Copyrights acquired by a Company more than four months after it changes its name, identity or corporate structure so as to make a financing statement filed in connection therewith misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of such Company are properly filed before the expiration of such four month period; additional filings should also be made in the Copyright Office if any Company changes its name or identity; additional filings should also be made in the Copyright Office if any Company delivers a Supplement to the Copyright Security Agreement with respect to U.S. registered copyrights acquired by such Company after the date hereof;

            (vii) We call to your attention that the NYUCC and the CAUCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings of UCC financing statements, in order to maintain the effectiveness of such filings;

           (viii) We have assumed that the description of each Copyright in Schedules 1 and 1A to the Copyright Security Agreement is accurate and provides sufficiently specific identification of the work to which it pertains in accordance with Section 205(c) of the Copyright Act;

             (ix) We express no opinion as to the nature or extent of any Company's rights in, or title to, any Copyright or as to the validity or enforceability of any Copyright;

              (x) We express no opinion as to the effectiveness outside of the territorial limits of the United States of any security interest in any Copyright; and

Chemical Bank, as Agent                4                         April 13, 1995


             (xi) We have relied, with your permission, without independent investigation, upon the representations and warranties in the Credit Agreement and the Copyright Security Agreement as to each Company's chief executive office and the places where its records concerning the Copyrights are kept and as to the other factual matters stated therein.

                 This opinion letter is rendered solely for the benefit of the Agent and the Lenders in connection with the subject transaction and may not be relied upon by such parties for any other purpose, or be furnished to, used, circulated, quoted or relied upon by any other person for any purpose whatsoever, without our prior written consent.

                                            Very truly yours,

                                            /s/ KAYE, SCHOLER, FIERMAN, HAYS
                                                 & HANDLER

                                                                       EXHIBIT E


                       FORM OF BORROWING BASE CERTIFICATE
                             as of ________________


                          The undersigned (the "Borrowers") HEREBY CERTIFY the
following information as of __________, 199_ pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, among All American Communications, Inc., All American Fremantle International, Inc., The Baywatch Production Company, and The Baywatch Nights Production Company as Borrowers and Guarantors, the other Guarantors named therein, the Lenders named therein and Chemical Bank as Agent and as Fronting Bank, as the same may be amended from time to time (herein called the "Credit Agreement"), the defined terms therein being herein used with the same meanings:

ITEM (from detailed          Amount           Advance           Borrowing
schedules attached)          $000's            Rate                Base
___________________          ______           _______           _________

a.  Domestic and
    Foreign
    Receivables              ______x            90%   =         _________

b.  Billed Barter
    Receivables              ______x            90%   =         _________

c.  Record
    Receivables              ______x            85%   =         _________

d.  Type A Barter
    Receivables              ______x            85%   =         _________

e.  Type B Barter
    Receivables              ______x            50%   =         _________

f.  Type C Barter
    Receivables              ______x            85%   =         _________

g.  Any of the Above
    Backed by an
    Acceptable L/C           ______x            100%   =        _________

h.  Cash and Cash
    Equivalents in
    Cash Collateral
    Account                  ______x            100%   =        _________


TOTAL BORROWING BASE
                                                                =========

                 The Borrowers have no reason to believe that the aggregate principal amount of all Revolving Credit Loans to all Borrowers outstanding as of the date of this certificate wouold exceed the Borrowing Base if such Borrowing Base was computed as of the date of this certificate.

                 IN WITNESS WHEREOF, the undersigned have caused this certificate to be executed this _____ day of ____________, 199_.

                                             THE BAYWATCH PRODUCTION COMPANY


                                             By____________________________
                                               Name:
                                               Title:


                                             THE BAYWATCH NIGHTS PRODUCTION
                                               COMPANY


                                             By___________________________
                                               Name:
                                               Title:


                                             ALL AMERICAN COMMUNICATIONS, INC.


                                             By___________________________
                                               Name:
                                               Title:

                                                                     EXHIBIT F-1
                                                                    (W.C. Loans)


                             CONTRIBUTION AGREEMENT


                 This CONTRIBUTION AGREEMENT ("Agreement") is entered into as of April 13, 1995 by and among All American Communications, Inc., a Delaware corporation (the "Company" or the "Borrower"), and each Subsidiary of the Company whose name appears at the foot hereof (the "Contributors", individually the "Contributor"), for the purpose of establishing the respective rights and obligations of contribution among the Contributors and the Borrower in connection with the Credit Agreement (as hereinafter defined). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.


                                    RECITALS


                 WHEREAS, the Borrower and the Contributors are parties to a Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, among the Borrower, the Contributors, the Lenders named therein (the "Lenders"), and Chemical Bank as Agent and as Fronting Bank (said agreement, as it may hereafter be amended or otherwise modified from time to time in accordance with its terms being the "Credit Agreement"), pursuant to which the Lenders have made certain commitments, subject to the terms and conditions set forth therein, to extend Working Capital Loans to the Borrower (the Borrower's obligations of every nature under the Credit Agreement and the other Fundamental Documents are referred to herein as the "Obligations");

                 WHEREAS, pursuant to the Credit Agreement, the Contributors have guaranteed the Obligations of the Borrower;

                 WHEREAS, pursuant to the Credit Agreement, the Contributors have granted to the Agent for the benefit of the Lenders a security interest in the Collateral as security for their respective obligations thereunder;

                 WHEREAS, as a result of the transactions contemplated by the Credit Agreement, the Borrower and the Contributors will benefit, directly and indirectly, from the Obligations and in consideration thereof desire to enter into this Agreement to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payments are made by the Contributor under the Credit Agreement or the Agent, on behalf of the Lenders, exercises recourse against any of the Collateral owned by the Contributors (such payment or recourse being referred to herein as a "Contribution");

                 NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Contributors and the Brrower hereby agree as follows:

                 SECTION 1. Contribution. In order to provide for just and equitable contribution among the Contributors and the Borrower in the event any Contribution is made by a Contributor (a "Funding Contributor") under the Credit Agreement, that Funding Contributor shall be entitled to a contribution from certain other Contributors and from the Borrower for all payments, damages and expenses incurred by that Funding Contributor in discharging any of the Obligations, in the manner and to the extent set forth in this Agreement. The amount of any Contribution under this Agreement shall be equal to the payment made pursuant to the Credit Agreement, or the fair saleable value of the Funding Contributor's portion of the Collateral against which recourse is exercised, and shall be determined as of the date on which such payment is made or recourse is exercised, as the case may be.

                 SECTION 2. Benefit Amount Defined. For purposes of this Agreement, the "Benefit Amount" of any Contributor as of any date of determination shall be the net value of the benefits to such Contributor from extensions of credit made by the Lenders to the Borrower under the Credit Agreement. Such benefits shall include benefits of funds constituting proceeds of Loans which are deposited into the account of the Borrower by the Lenders which are in turn advanced or contributed by the Borrower to such Contributor (collectively, the "Benefits"). In the case of any proceeds of Loans or Benefits advanced or contributed to a Person (an "Owned Entity") any of the equity interests of which are owned directly or indirectly by a Contributor, the Benefit Amount of a Contributor with respect thereto shall be that portion of the net value of the benefits attributable to Loans or Benefits advanced or contributed to the Owned Entity equal to the direct or indirect percentage ownership of such Contributor in its Owned Entity.

                 SECTION 3. Contribution Obligation. Each Contributor and the Borrower shall be liable to a Funding Contributor in an amount equal to the greater of (A) the product of (i) a fraction the numerator of which is (x) the Benefit Amount of such Contributor, and the denominator of which is (y) the total amount of Obligations and (ii) the amount of Obligations paid by such Funding Contributor and (B) 95% of the excess of the fair saleable value of the property of such Contributor over the total liabilities of such Contributor (including the maximum amount reasonably expected to become due in respect of contingent liabilities), as the case may be, determined as of the date on which the payment made by a Funding Contributor is deemed made for purposes of this Agreement or any recourse is exercised against any Contributor's portion of the Collateral, as the case may be (giving effect to all payments made by other Funding Contributors and to the exercise of recourse against any other Funding Contributor's portion of the Collateral as of such date in a manner to maximize the amount of such contributions).

                 SECTION 4. Allocation. In the event that at any time there exists more than one Funding Contributor with respect to any Contribution (in any such case, the "Applicable Contribution"), then payment from other Contributors and from the Borrower pursuant to this Agreement shall be allocated among such Funding Contributors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Contributor pursuant to the Applicable Contribution. In the event that at any time any Contributor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Section 3, that Contributor shall be deemed to be a Funding Contributor to the extent of such excess and shall be entitled to contribution from the other Contributors and from the Borrower in accordance with the provisions of this Agreement.

                 SECTION 5. Subrogation. Any payments made hereunder by the Borrower shall be credited against amounts payable by the Borrower pursuant to any subrogation rights of the Contributors which received the payments under this Agreement.

                 SECTION 6. Preservation of Rights. This Agreement shall not limit any right which any Contributor may have against any other Person which is not a party hereto.

                 SECTION 7. Subsidiary Payment. The amount of contribution payable under this Agreement by any Contributor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Contributor.

                 SECTION 8. Equitable Allocation. If as a result of any reorganization, recapitalization, or other corporate change in the Company or any Affiliates or Subsidiaries thereof, or as a result of any amendment, waiver or modification of the terms and conditions governing the Credit Agreement or the Obligations, or for any other reason, the Contributions under this Agreement become inequitable, the parties hereto shall promptly modify and amend this Agreement to provide for an equitable allocation of the Contributions. Any of the foregoing modifications and amendments to this Agreement shall be in writing and signed by all parties hereto.

                 SECTION 9. Asset of Party to Which Contribution is Owing. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset in favor of the party to which such contribution is owing.

                 SECTION 10. Subordination. No payments payable by a Contributor or by the Borrower pursuant to the terms hereof shall be paid until all amounts then due and payable by the Borrower to any Lender, pursuant to the terms of the Fundamental Documents, are indefeasibly paid in full in cash. Nothing contained in this Agreement shall affect the obligations of any party hereto to any Lender under the Credit Agreement or any other Fundamental Documents.

                 SECTION 11. Successors and Assigns; Amendments. This Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns, and in the event of any transfer or assignment of rights by a Contributor or by the Borrower, the rights and privileges herein conferred upon that Contributor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and condition hereof. Except as specifically required under Section 8, this Agreement shall not be amended without the prior written consent of the Required Lenders.

                 SECTION 12. Termination. This Agreement, as it may be modified or amended from time to time, shall remain in effect, and shall not be terminated until the Credit Agreement has been discharged or otherwise satisfied in accordance with its respective terms.

                 SECTION 13. Choice of Law. This Agreement, and any instrument or agreement required hereunder, shall be deemed to be made under, shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

                 SECTION 14. Counterparts. This Agreement, and any modifications or amendments hereto may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

                 SECTION 15. Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have executed this Agreement. The Company shall deliver counterparts hereof bearing the signatures of each of the parties hereto to the Agent.

                 IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the day and year first written above.


                                             ALL AMERICAN COMMUNICATIONS, INC.



                                             By_______________________________
                                               Name:
                                               Title:





                                             THE BAYWATCH PRODUCTION COMPANY



                                             By_______________________________
                                               Name:
                                               Title:





                                             THE BAYWATCH NIGHTS PRODUCTION
                                               COMPANY



                                             By_______________________________
                                               Name:
                                               Title:

                                             ALL AMERICAN FREMANTLE
                                               INTERNATIONAL, INC.



                                             By_______________________________
                                               Name:
                                               Title:





                                             ALL AMERICAN PRODUCTIONS, INC.
                                             ALL AMERICAN TELEVISION, INC.
                                             ALL AMERICAN TELEVISION
                                               PRODUCTION, INC.
                                             ALL AMERICAN FDF HOLDINGS, INC.
                                             LBS COMMUNICATIONS, INC.
                                             THE MALIBU BRANCH PRODUCTION
                                               COMPANY
                                             SANTA MONICA SOUND RECORDERS, INC.
                                             SCOTTI BROTHERS ENTERTAINMENT
                                               INDUSTRIES, INC.
                                             SCOTTI BROTHERS RECORDS, INC.
                                             TALBOT TELEVISION LIMITED



                                             By______________________________
                                               Name:
                                               Title:  Authorized Signatory

                                                                     EXHIBIT F-2
                                                                (Baywatch Loans,
                                                                  B.N. Loans and
                                                                  the Term Loan)


                             CONTRIBUTION AGREEMENT


                 This CONTRIBUTION AGREEMENT ("Agreement") is entered into as of April 13, 1995 by and among All American Communications, Inc., a Delaware corporation (the "Parent"), All American Fremantle International, Inc. ("AAF"), The Baywatch Production Company ("Baywatch"), and The Baywatch Nights Production Company ("Baywatch Nights") (as referred to herein (i) with respect to the Term Loan, "Borrower" shall mean AAF, "Companies" shall mean Baywatch and Baywatch Nights; (ii) with respect to the Baywatch Loans, "Borrower" shall mean Baywatch, "Companies" shall mean AAF and Baywatch Nights; (iii) with respect to the B.N. Loans, "Borrower" shall mean Baywatch Nights, "Companies" shall mean AAF and Baywatch), and each other Subsidiary of the Company whose name appears at the foot hereof (collectively with the Parent and the Companies, the "Contributors", individually the "Contributor"), for the purpose of establishing the respective rights and obligations of contribution among the Contributors and the Borrower in connection with the Credit Agreement (as hereinafter defined). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.


                                    RECITALS


                 WHEREAS, the Borrower and the Contributors are parties to a Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, among the Borrower, the Contributors, the Lenders named therein (the "Lenders"), and Chemical Bank as Agent and as Fronting Bank (said agreement, as it may hereafter be amended or otherwise modified from time to time in accordance with its terms being the "Credit Agreement"), pursuant to which the Lenders have made certain commitments, subject to the terms and conditions set forth therein, to extend certain credit facilities to the Borrower (the Borrower's obligations of every nature under the Credit Agreement and the other Fundamental Documents are referred to herein as the "Obligations");

                 WHEREAS, pursuant to the Credit Agreement, the Contributors have guaranteed the Obligations of the Borrower;

                 WHEREAS, pursuant to the Credit Agreement, the Contributors have granted to the Agent for the benefit of the

Lenders a security interest in the Collateral as security for their respective obligations thereunder;

                 WHEREAS, as a result of the transactions contemplated by the Credit Agreement, the Borrower and the Contributors will benefit, directly and indirectly, from the Obligations and in consideration thereof desire to enter into this Agreement to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payments are made by the Contributor under the Credit Agreement or the Agent, on behalf of the Lenders, exercises recourse against any of the Collateral owned by the Contributors (such payment or recourse being referred to herein as a "Contribution");

                 NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Contributors and the Borrower hereby agree as follows:

                 SECTION 1. Contribution. In order to provide for just and equitable contribution among the Contributors and the Borrower in the event any Contribution is made by a Contributor (a "Funding Contributor") under the Credit Agreement, that Funding Contributor shall be entitled to a contribution from certain other Contributors and from the Borrower for all payments, damages and expenses incurred by that Funding Contributor in discharging any of the Obligations, in the manner and to the extent set forth in this Agreement. The amount of any Contribution under this Agreement shall be equal to the payment made pursuant to the Credit Agreement, or the fair saleable value of the Funding Contributor's portion of the Collateral against which recourse is exercised, and shall be determined as of the date on which such payment is made or recourse is exercised, as the case may be.

                 SECTION 2. Benefit Amount Defined. For purposes of this Agreement, the "Benefit Amount" of any Contributor as of any date of determination shall be the net value of the benefits to such Contributor from extensions of credit made by the Lenders to the Borrower under the Credit Agreement. Such benefits shall include benefits of funds constituting proceeds of Loans which are deposited into the account of the Borrower by the Lenders which are in turn advanced or contributed by the Borrower to such Contributor (collectively, the "Benefits"). In the case of any proceeds of Loans or Benefits advanced or contributed to a Person (an "Owned Entity") any of the equity interests of which are owned directly or indirectly by a Contributor, the Benefit Amount of a Contributor with respect thereto shall be that portion of the net value of the benefits attributable to Loans or Benefits advanced or contributed to the Owned Entity equal to the direct or indirect percentage ownership of such Contributor in its Owned Entity.

                 SECTION 3. Contribution Obligation. Each Contributor and the Borrower shall be liable to a Funding Contributor in an amount equal to the greater of (A) the product of (i) a fraction the numerator of which is (x) the Benefit Amount of such Contributor, and the denominator of which is (y) the total amount of Obligations and (ii) the amount of Obligations paid by such Funding Contributor and (B) 95% of the excess of the fair saleable value of the property of such Contributor over the total liabilities of such Contributor (including the maximum amount reasonably expected to become due in respect of contingent liabilities), as the case may be, determined as of the date on which the payment made by a Funding Contributor is deemed made for purposes of this Agreement or any recourse is exercised against any Contributor's portion of the Collateral, as the case may be (giving effect to all payments made by other Funding Contributors and to the exercise of recourse against any other Funding Contributor's portion of the Collateral as of such date in a manner to maximize the amount of such contributions).

                 SECTION 4. Allocation. In the event that at any time there exists more than one Funding Contributor with respect to any Contribution (in any such case, the "Applicable Contribution"), then payment from other Contributors and from the Borrower pursuant to this Agreement shall be allocated among such Funding Contributors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Contributor pursuant to the Applicable Contribution. In the event that at any time any Contributor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Section 3, that Contributor shall be deemed to be a Funding Contributor to the extent of such excess and shall be entitled to contribution from the other Contributors and from the Borrower in accordance with the provisions of this Agreement.

                 SECTION 5. Subrogation. Any payments made hereunder by the Borrower shall be credited against amounts payable by the Borrower pursuant to any subrogation rights of the Contributors which received the payments under this Agreement.

                 SECTION 6. Preservation of Rights. This Agreement shall not limit any right which any Contributor may have against any other Person which is not a party hereto.

                 SECTION 7. Subsidiary Payment. The amount of contribution payable under this Agreement by any Contributor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Contributor.

                 SECTION 8. Equitable Allocation. If as a result of any reorganization, recapitalization, or other corporate change in the Company or any Affiliates or Subsidiaries thereof, or as a result of any amendment, waiver or modification of the terms and conditions governing the Credit Agreement or the Obligations, or for any other reason, the Contributions under this Agreement become inequitable, the parties hereto shall promptly modify and amend this Agreement to provide for an equitable allocation of the Contributions. Any of the foregoing modifications and amendments to this Agreement shall be in writing and signed by all parties hereto.

                 SECTION 9. Asset of Party to Which Contribution is Owing. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset in favor of the party to which such contribution is owing.

                 SECTION 10. Subordination. No payments payable by a Contributor or by the Borrower pursuant to the terms hereof shall be paid until all amounts then due and payable by the Borrower to any Lender, pursuant to the terms of the Fundamental Documents, are indefeasibly paid in full in cash. Nothing contained in this Agreement shall affect the obligations of any party hereto to any Lender under the Credit Agreement or any other Fundamental Documents.

                 SECTION 11. Successors and Assigns; Amendments. This Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns, and in the event of any transfer or assignment of rights by a Contributor or by the Borrower, the rights and privileges herein conferred upon that Contributor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and condition hereof. Except as specifically required under Section 8, this Agreement shall not be amended without the prior written consent of the Required Lenders.

                 SECTION 12. Termination. This Agreement, as it may be modified or amended from time to time, shall remain in effect, and shall not be terminated until the Credit Agreement has been discharged or otherwise satisfied in accordance with its respective terms.

                 SECTION 13. Choice of Law. This Agreement, and any instrument or agreement required hereunder, shall be deemed to be made under, shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

                 SECTION 14. Counterparts. This Agreement, and any modifications or amendments hereto may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

                 SECTION 15. Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have executed this Agreement. The Company shall deliver counterparts hereof bearing the signatures of each of the parties hereto to the Agent.

                 IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the day and year first written above.


                                            ALL AMERICAN COMMUNICATIONS, INC.



                                            By_______________________________
                                              Name:
                                              Title:





                                            THE BAYWATCH PRODUCTION COMPANY



                                            By_______________________________
                                              Name:
                                              Title:





                                            THE BAYWATCH NIGHTS PRODUCTION
                                              COMPANY



                                            By_______________________________
                                              Name:
                                              Title:

                                            ALL AMERICAN FREMANTLE
                                            INTERNATIONAL, INC.



                                            By_______________________________
                                              Name:
                                              Title:





                                            ALL AMERICAN PRODUCTIONS, INC.
                                            ALL AMERICAN TELEVISION, INC.
                                            ALL AMERICAN TELEVISION
                                              PRODUCTION, INC.
                                            ALL AMERICAN FDF HOLDINGS, INC.
                                            LBS COMMUNICATIONS, INC.
                                            THE MALIBU BRANCH PRODUCTION
                                              COMPANY
                                            SANTA MONICA SOUND RECORDERS, INC.
                                            SCOTTI BROTHERS ENTERTAINMENT
                                              INDUSTRIES, INC.
                                            SCOTTI BROTHERS RECORDS, INC.
                                            TALBOT TELEVISION LIMITED



                                            By______________________________
                                              Name:
                                              Title:  Authorized Signatory

                                                                       EXHIBIT G


                   FORM OF LABORATORY PLEDGEHOLDER AGREEMENT


                                       AGREEMENT dated as of [INSERT DATE],
                                  199_ among (i) [INSERT NAME OF LABORATORY]
                                  (the "Laboratory"), (ii) [INSERT NAME OF
                                  DEBTOR(S) WHO HAS CONTROL OVER THE PHYSICAL
                                  ELEMENTS OF THE ITEM OF PRODUCT], a
                                  __________ corporation (hereinafter referred to as the "Debtor"), (iii) [_________________
                                  (THE "COMPLETION GUARANTOR")], (iv) CHEMICAL
                                  BANK, a New York banking corporation as agent for the Lenders (the "Agent"), named in the Credit Agreement (as defined below).

                 Pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995 among All American Communications, Inc., All American Fremantle International, Inc., Baywatch Production Company, and Baywatch Nights Production Company as Borrowers and Guarantors, the other Guarantors named therein, the Lenders named therein (the "Lenders"), Chemical Bank as Agent and as Fronting Bank, as the same may be amended from time to time (the "Credit Agreement") the Lenders have made loans to the Debtor and/or its subsidiaries and/or affiliates and the Debtor has granted to the Agent for the benefit of the Lenders a security interest in, among other things, the [MOTION PICTURE AND/OR TELEVISION PRODUCT] tentatively entitled "_______________" (hereinafter called the "Picture") as security for various obligations of the Debtor and/or its subsidiaries and/or affiliates to the Lenders. Such security interest covers, among other things, all negatives, negative film, fine grain positive prints, lavendars, dupes, sound tracks, positive prints, cut-outs and trims in connection with the Picture, whether in completed form or in some state of completion (all of the foregoing items being hereinafter collectively called the "Collateral"). From time to time the Laboratory will have in its possession certain items of the Collateral referred to in the preceding sentence.

                 Accordingly, the parties hereto hereby agree as follows:

                  1. The Debtor, [COMPLETION GUARANTOR] and the Agent hereby appoint the Laboratory as the pledgeholder of all items of the Collateral that may from time to time come into the possession or control of the Laboratory. The Laboratory agrees to hold all such items of the Collateral as pledgeholder for the Agent for the benefit of the Lenders, as security for the indebtedness and obligations of the Debtor and/or its subsidiaries and/or affiliates to the Lenders, subject to the following terms and conditions:

                          (a) The Laboratory will keep all such items of the Collateral at the laboratories or storage facilities listed in
                 Schedule 1 hereto, and will not deliver such property to anyone except as may be permitted hereunder.

                          (b) Unless the Laboratory shall have received written notice from the Agent that an Event of Default has occurred under the Credit Agreement, the Laboratory will permit the Debtor [AND/OR COMPLETION GUARANTOR]:

                                   (i)  to have customary access to and to
                          receive delivery of in accordance with paragraph
                          (c)(iii) or (c)(iv) below any and all of the Collateral for any purposes including inspecting, cutting, editing, modifying, scoring or similar purposes;

                                   (ii)  to the extent applicable, to make
                          preprint material masters and positive prints of the Picture and trailers thereof and to deliver thereof to the Debtor or to such other parties as the Debtor may direct;

                                   (iii)  to remove elements of the Collateral
                          for processing by optical and/or sound houses and/or video houses or other processing laboratories which shall agree in writing to be bound by the terms hereof and to return such materials when processed to the Laboratory; and

                                   (iv)  to forward any of the above-mentioned
                          property to another laboratory which is located within any state in the continental United States where UCC-1 financing statements have been filed against the Debtor; provided that the Agent has notified the Laboratory that such other laboratory, the Debtor [, THE COMPLETION GUARANTOR] and the Agent have executed a laboratory pledgeholder agreement relating to the Picture and all items of the Collateral, in such form as shall be acceptable to the Agent.

                          (c) If and when the Laboratory shall receive written notice that an Event of Default shall have occurred under the Credit Agreement, the Laboratory will hold all of the items of the Collateral in its possession or under its control as pledgeholder hereunder, subject only to the written instructions of the Agent, and to the rights of [INSERT NAME OF DISTRIBUTOR WHICH IS NOT AFFILIATED TO THE DEBTOR] to have access to and/or receive delivery of items referred to in Paragraph 4 below.

                 2. [SUBJECT TO THE RIGHTS OF THE COMPLETION GUARANTOR HEREUNDER,] the Laboratory agrees that in its capacity as pledgeholder, it is holding and has possession of the Collateral and the physical properties thereof constructively for the Agent for the benefit of the Lenders, and upon the written request of the Agent together with written notice from the Agent that an Event of Default (as such term is defined in the Credit Agreement) has occurred, will hold a sale or sales of the Collateral or any part thereof in accordance with the direction and instruction of the Agent, at the expense of the Agent, or in the alternative will cause to be delivered or made available to the Agent or its nominee the Collateral and all physical properties thereof in the possession of the Laboratory or under its control. Nothing herein contained shall be construed to waive any rights of the Laboratory as specified under Paragraph 5 hereof.

                 3. [EACH OF THE COMPLETION GUARANTOR AND] the Debtor hereby waives any claim for damages or otherwise which it may have against the Laboratory for any acts which the Laboratory may take as pledgeholder, pursuant to the direction of the Agent.

                 4. The Laboratory agrees that, despite the existence of a lien referred to in Paragraph 5 hereof or any other claim which the Laboratory may have against the Debtor [AND/OR THE COMPLETION GUARANTOR], the Laboratory shall accept and fulfill orders for laboratory work and any other material which may be required by the Agent or any third-party distributor of the Picture, subject to satisfactory credit arrangements being made with the Laboratory with respect to any charges incurred on behalf of the Agent or any such third-party distributor, and the Laboratory will not assert any claim or lien, statutory or otherwise, against the Agent or any such third-party distributor or against the Picture (except as set forth in Paragraph 5 hereof) with respect to any charges for laboratory services or materials ordered by the Debtor or the Debtor's designees [OR THE COMPLETION GUARANTOR].

                 5. The Laboratory shall hold and/or process the Collateral under its standard terms of business as set forth in Schedule 2 hereto, except that any liens arising in favor of the Laboratory shall be limited to an aggregate amount of $50,000 at any one time outstanding for processing and/or storing the Collateral and/or materials delivered therefrom for the Debtor [AND/OR THE COMPLETION GUARANTOR]. Except as provided in the prior sentence, the rights of the Laboratory in the Collateral shall be subordinate and junior to the rights of the Agent in respect of the Collateral.

                 6. The Agent shall promptly give written notice to the Laboratory when the obligations of the Debtor and/or its subsidiaries and/or affiliates to the Lenders have been satisfied and the Lenders' security interests in the Collateral have terminated. Upon receipt of such written notice, the Laboratory's obligations hereunder shall terminate and all items of the Collateral in possession of the Laboratory shall then and thereafter be held in the name and subject to the instructions of the Debtor and its designees.

                 7. This Agreement shall be binding on and inure to the benefit of the successors and assigns of each of the parties.

                 8. THIS AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

                 9. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one instrument, and shall become effective on the date on which all of the parties hereto shall have executed and delivered this Agreement to the Agent. Promptly thereafter, the Debtor shall deliver or mail counterparts hereof bearing the signatures of each of the parties hereto to each party hereto.

                 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                        [LABORATORY]


                                        By_____________________________
                                          Name:
                                          Title:
                                          Address:

                                        [INSERT NAME OF DEBTOR(S) WHO
                                        HAS (HAVE) CONTROL OVER THE
                                        PHYSICAL ELEMENTS OF THE ITEM OF
                                        PRODUCT]


                                        By_____________________________
                                          Name:
                                          Title:
                                          Address:


                                        [COMPLETION GUARANTOR]


                                        By_____________________________
                                          Name:
                                          Title:
                                          Address:


                                        CHEMICAL BANK, as Agent


                                        By_____________________________
                                          Name:
                                          Title:
                                          Address:   270 Park Avenue
                                                     New York, NY
                                                     10017-2070
                                          Attention:

                                                                      Schedule 1


                   LIST OF LABORATORY AND STORAGE FACILITIES

                                                                      Schedule 2



                    LABORATORY'S STANDARD TERMS OF BUSINESS

                                                                       EXHIBIT H



                         FORM OF BORROWING CERTIFICATE



                 The undersigned HEREBY CERTIFIES with respect to the [INSERT SPECIFIC TYPE OF LOAN, I.E. A BAYWATCH LOAN, A B.N. LOAN OR A WORKING CAPITAL LOAN] to be made to [INSERT NAME OF APPROPRIATE BORROWER], a ___________ corporation, on the date indicated below pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, among All American Communications, Inc., All American Fremantle International, Inc., The Baywatch Production Company, and The Baywatch Nights Production Company as Borrowers and Guarantors, the other Guarantors named therein, the Lenders named therein (the "Lenders") and Chemical Bank as Agent and as Fronting Bank, as the same may be amended from time to time (the "Credit Agreement"), the defined terms therein being herein used with the same meanings, that:

                            (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date;

                            (b) no Default or Event of Default has occurred or is continuing, nor shall any such event occur by reason of the making of the [INSERT SPECIFIC TYPE OF LOAN, I.E. A BAYWATCH LOAN, A B.N. LOAN OR A WORKING CAPITAL LOAN] requested herein;

                            (c) [INSERT NAME OF APPROPRIATE BORROWER] requests a [INSERT SPECIFIC TYPE OF LOAN, I.E. A BAYWATCH LOAN, A B.N. LOAN OR A WORKING CAPITAL LOAN] on the terms and conditions as stated in the Credit Agreement and the related
                   Notes:

                                    (i) the requested Business Day of the
                            [INSERT SPECIFIC TYPE OF LOAN, I.E. A BAYWATCH LOAN, A B.N. LOAN OR A WORKING CAPITAL LOAN] is __________, 199_; and

                                    (ii) the type of [INSERT WHETHER AN
                            ALTERNATE BASE RATE OR EURODOLLAR LOAN] requested, the
                   amounts thereof and the Interest Period(s) [IF A EURODOLLAR LOAN IS REQUESTED] are as follows:


                         Type            Interest Period          Amount
                         ____            _______________          ______



                            (d) the Borrowing Base on ____________, 199_ was $__________ as indicated on the most recent Borrowing Base Certificate delivered to the Lenders pursuant to the Credit Agreement and the undersigned has no reason to believe that the Borrowing Base if currently computed would be less than the outstanding principal amount of all Revolving Credit Loans in the aggregate to all Borrowers under the Credit Agreement (after giving effect to the Loan requested hereby).


                            IN WITNESS WHEREOF, the undersigned has caused this
            certificate to be executed this      day of            199 .

                                        [INSERT NAME OF APPROPRIATE BORROWER]


                                        By____________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT I


                       FORM OF ASSIGNMENT AND ACCEPTANCE


                           Dated _____________, 199_


                 Reference is made to the Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995 among All American Communications, Inc., All American Fremantle International, Inc., The Baywatch Production Company, and The Baywatch Nights Production Company as Borrowers and Guarantors, the other Guarantors named therein, the Lenders named therein (the "Lenders") and Chemical Bank as Agent and as Fronting Bank (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meaning.

                 ____________________ (the "Assignor") and ____________ (the
"Assignee") agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ___% interest in and to all the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such Assignor's Percentage interest in the Total Commitment of the Assignor on the Effective Date and such percentage interest in the Loans owing to the Assignor outstanding on the Effective Date together with such percentage interest in all unpaid interest and Commitment Fees accrued to the Effective Date, as defined herein).

                 2. The Assignor (i) represents that as of the date hereof, its Percentage of all Loans under the Credit Agreement is ___%, its Total Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________, the outstanding balance of its Loans (unreduced by any assignments thereof which have not yet become effective) is $___________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Debtors or the performance or observance by the Debtors of any of their respective obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto.

                 3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) thereof (or if no such statements have been delivered as of the date hereof, pursuant to Section 3.5 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender;
(vi) agrees that it will keep all the information provided to it pursuant to the Credit Agreement confidential prior to its becoming public (through publication other than as a result of action by one of the Lenders in violation of the provisions of the Credit Agreement) subject, however, to the provisions of Section 13.3(h) of the Credit Agreement; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by any applicable tax treaty.(1)

                 4. The effective date for this Assignment and Acceptance shall be ________________ (the "Effective Date").(2)

 ____________________

          (1) If the Assignee is organized under the laws of a jurisdiction outside the United States.



          (2) Such date shall be not earlier than five Business Days after the date of acceptance and recording by the Agent.

Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

                 5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, supplemental interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments made by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                 7. This Assignment and Acceptance shall in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

                                        [NAME OF ASSIGNOR]


                                        By____________________________
                                          Name:
                                          Title:


                                        [NAME OF ASSIGNEE]


                                        By____________________________
                                          Name:
                                          Title:


                                        CHEMICAL BANK, as Agent


Accepted this __ day                    By____________________________
of __________, 199_                       Name:
                                          Title:

                                                                       EXHIBIT J


                                       SECURITY AGREEMENT, dated as of April
                                  13, 1995 between FREMANTLE INTERNATIONAL,
                                  INC., a New York corporation (the "Company" or "Debtor"), CHEMICAL BANK, a New York banking corporation (the "Agent"), as agent for the Lenders, named in the Credit Agreement (as defined below).


                             INTRODUCTORY STATEMENT


                 Pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, as the same may from time to time be amended (the "Credit Agreement") among All American Fremantle International, Inc. (the "Obligor"), All American Communications, Inc., Baywatch Production Company, and Baywatch Nights Production Company as Borrowers and Guarantors, the other Guarantors named therein (the "Guarantors"), the Lenders named therein (the "Lenders"), Chemical Bank as Agent and as Fronting Bank, the Lenders have agreed to make a term loan (the "Term Loan") to the Obligor, as more particularly set forth, and subject to the terms and conditions of, the Credit Agreement.

                 As an inducement to the Lenders to make the Term Loan to the Obligor, the Debtor has agreed to grant to the Agent for the benefit of the Lenders a security interest in the Fremantle Collateral (as hereinafter defined).

                 Therefore, for good and valuable consideration, receipt of which is hereby acknowledged by the Debtor, the parties hereto agree as follows:

1.  DEFINITIONS

                 The following terms as used herein shall have the following meanings:

                 "Affiliate" shall mean, with respect to any entity, any Person which directly or indirectly holds a controlling interest in, or is under common control with, such entity and any natural Person who is a director or officer of such entity. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise or if such latter Person owns either directly or indirectly at least 20% of the voting securities or general partnership interest of such controlled Person.

                 "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                 "Event of Default" shall have the meaning given such term in
Article 4 hereof.

                 "Fremantle Collateral" shall mean all the Debtor's right, title and interest in personal property, tangible and intangible, wherever located or situated and whether now owned or hereafter acquired or created, including but not limited to all related goods, accounts, intercompany obligations, contract rights, documents, chattel paper, general intangibles, goodwill, equipment, inventory, copyrights, insurance proceeds, cash and bank accounts and any proceeds thereon, products thereof or income therefrom, further including but not limited to all of the Debtor's right, title and interest in and to each and every item of Product to the extent of the Debtor's interest therein and without limiting the foregoing language, each and all of the following particular rights and properties to the extent of the Debtor's interest therein:

                            (i) all scenarios, screenplays and/or scripts at every stage thereof;

                           (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of the item of Product and/or which are or will be incorporated into the item of Product, all component parts of the item of Product (consisting of said literary and other properties, all motion picture rights in and to the story, all treatments of said story and other literary material, together with all preliminary and final screenplays used and to be used in connection with the item of Product, and all other literary material upon which the item of Product is based or from which it is adapted;

                          (iii) all rights in and to all music and musical compositions used and to be used in the item of Product, including, but without being limited to, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

                           (iv) all exposed and developed negative film, tapes, sound tracks, positive prints, cutouts and trims connected with the item of Product, whether or not in completed form or in some state of completion;

                            (v)  all collateral, allied, subsidiary and
                 merchandising rights appurtenant or related to the item of Product including, without limitation, the following rights: all rights to produce remakes or sequels or prequels to the item of Product based upon the item of Product, said literary properties or the theme of the item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, the item of Product or any remake or sequel or prequel to the item of Product; all rights to produce primarily for television or similar use a motion picture or series of motion pictures, by use of film or any other mechanical recording device now known or hereafter devised, based upon the item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in the item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tieups of any kind arising out of or connected with said literary properties, the item of Product, the title or titles of the item of Product, the characters of the item of Product or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to the item of Product, any remake or sequel thereof and/or said literary properties;

                           (vi)  all statutory copyrights, domestic and
                 foreign, obtained or to be obtained on the item of Product, together with any and all copyrights obtained or to be obtained in connection with the item of Product or any underlying or component elements of the item of Product, including, but without being limited to, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this paragraph, together with the right to copyright and all rights to renew or extend such copyrights and the right to sue in the name of the Debtor or in the Agent's name (for the benefit of the Lenders) for past, present and future infringements of copyright;

                          (vii) all insurance policies and completion bonds connected with the item of Product and all proceeds which may be derived therefrom;

                          (viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account the item of Product, the negatives, sound tracks, prints and motion picture rights in and to said story, other literary material upon which the item of Product is based or from which it is adapted, and said music and musical compositions used or to be used in the item of Product;

                           (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of the item of Product or any part of the item of Product, including, without limitation, all proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of the item of Product and/or any of the elements of the item of Product including from collateral, allied, subsidiary and merchandising rights;

                            (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to the item of Product, and the right to obtain copyrights and renewals of copyrights therein;

                           (xi) the title of the item of Product and all rights of the Debtor to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or the rules and principles of law and of any other applicable statutory, common law, or other applicable statutes, common law, or other rule or principle of law;

                          (xii) any and all contract rights and/or chattel paper which may arise in connection with the item of Product;

                          (xiii) all accounts and/or other rights to payment which the Debtor presently owns or which may arise in favor of the Debtor in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of the item of Product, and from exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with the item of Product;

                          (xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of the Debtor or the Lenders for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with the item of Product, any and all general intangible rights in favor of the Debtor or the Lenders relating to licenses of sound or other equipment, licenses for any photograph or photographic process, and all general intangibles related to the distribution or exploitation of the item of Product including general intangibles related to or which grow out of the exhibition of the item of Product and the exploitation of any and all other rights in the item of Product set out in this definition;

                           (xv) any and all goods including inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of the item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by the Debtor;

                          (xvi) all and each of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of the item of Product, including, without limitation, any and all rights in favor of the Debtor and/or the Agent (for the benefit of the Lenders), the ownership or control of which are or may become necessary or desirable, in the opinion of the Agent, in order to complete production of the item of Product in the event that the Agent exercises any rights it may have to take over and complete production of the item of Product;

                          (xvii)  any and all documents issued by any
                 pledgeholder or bailee with respect to the item of Product, the negatives, sound tracks or prints with respect thereto;

                          (xviii)  any and all rights of the Debtor under
                 contracts relating to the production of the Product; and

                          (xix) any and all rights of the Debtor under distribution agreements and/or licensing agreements relating to the item of Product.

                   "Fundamental Documents" shall mean the Credit Agreement and all ancillary documentation which is required to be or is otherwise executed by any of the Guarantors or the Obligor and delivered to the Agent in connection with the Credit Agreement.

                   "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or the agreement to grant a security interest at a future date).

                   "Obligations" shall mean the obligation of the Obligor to make due and punctual payment of principal of and interest on the Term Loan and all other monetary obligations of the Obligor to the Agent or any Lender under the Credit Agreement or any other Fundamental Documents.

                   "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                   "Product" shall mean any movie-of-the-week, television series, motion picture, film, videotape or other program produced for television release or for release in any other medium, or exhibited in any theatre, or shown on network, free and cable, pay and/or other television medium (including without limitation first run syndication) in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which the Debtor (i) is the initial copyright owner or (ii) acquires an equity interest or distribution rights. The term "item of Product" shall include, without limitation, the scenario, screenplay or script upon which such item of Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Debtor, and all rights therein and thereto, of every kind and character to the extent of the Debtor's interest therein.

                   "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Security Agreement.


2.  GRANT OF SECURITY INTEREST

                   SECTION 2.1. Security Interests. As security for the due and punctual payment of the Obligations, the Debtor hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Agent for the benefit of the Lenders and grants to the Agent for the benefit of the Lenders a security interest in all of its right, title and interest in and to the Fremantle Collateral.

                   SECTION 2.2. Use of Fremantle Collateral. So long as no Event of Default shall have occurred and be continuing, and subject always to the various provisions of this Security Agreement, the Debtor may use the Fremantle Collateral in any lawful manner permitted hereunder.

                   SECTION 2.3. Debtor To Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, the Debtor will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Security Agreement, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Lenders, and forthwith, without any notice, demand or other action on the part of the Lenders whatsoever (all notices, demands, or other actions on the part of the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Agent to be applied to the repayment of the Obligations in accordance with the provisions of the Credit Agreement.

                   SECTION 2.4. Collections, etc. Upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Agent may, in its sole discretion, in its name or in the name of the Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Fremantle Collateral, but shall be under no obligation so to do, or the Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Fremantle Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Debtor. The Agent will not be required to take any steps to preserve any rights against prior parties to the Fremantle Collateral. If the Debtor fails to take any action required hereunder, the Agent may take all such actions as the Agent reasonably deems necessary to protect the Lenders' security interests in the Fremantle Collateral and/or the value thereof, and the Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest, or compromise any Liens which in the judgment of the Agent appear to be equal to, prior to or superior to the security interests of the Lenders in the Fremantle Collateral and any Liens not expressly permitted by this Security Agreement.

                   SECTION 2.5. Possession, Sale of Collateral, etc. Upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Agent may enter upon the premises of the Debtor or wherever the Fremantle Collateral may be, and take possession of the Fremantle Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Agent may take such measures as it may deem necessary or proper for the care or protection thereof, including the rights to remove all or any portion of the Fremantle Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Agent shall decide, in one or more sales or parcels, at such prices as the Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Fremantle Collateral, at any broker's board or at a public or private sale, without any demand of performance or notice of intention to sell or of the time or place of sale (except 7 days' written notice to the Debtor of the time and place of any such sale or sales and such other notices as may be required by Applicable Law and cannot be waived), and any Person may be the purchaser of all or any portion of the Fremantle Collateral so sold and thereafter hold the same absolutely free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of the Debtor, any such demand, notice, claim, right or equity being hereby expressly waived and released to the fullest extent permitted by Applicable Law. At any sale or sales made pursuant to this Security Agreement, the Agent may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of the Debtor, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Fremantle Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Agent and the Lenders (subject to the provisions of the Credit Agreement) by the Debtor hereunder as a credit against the purchase price. The Agent shall in any such sale make no representations or warranties with respect to the Fremantle Collateral or any part thereof, and neither the Agent nor any Lender shall be chargeable with any of the obligations or liabilities of the Debtor. The Debtor hereby agrees (i) that it will indemnify and hold the Agent and the Lenders harmless from and against any and all claims with respect to the Fremantle Collateral asserted before the taking of actual possession or control of the relevant Fremantle Collateral by the Agent pursuant to this Security Agreement, or arising out of any act of, or omission to act on the part of, any party other than the Agent prior to such taking of actual possession or control by the Agent, or arising out of any act on the part of the Debtor, or its agents before or after the commencement of such actual possession or control by the Agent; and (ii) neither the Agent nor any Lender shall have liability or obligation to the Debtor arising out of any such claim except for acts of willful misconduct or gross negligence or not taken in good faith. Subject only to the lawful rights of third parties, any laboratory which has possession of any of the Fremantle Collateral is hereby constituted and appointed by such Debtor to act as pledgeholder for the Agent and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized to sell all or any portion of the Fremantle Collateral upon the order and direction of the Agent, and the Debtor hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived hereunder. In any action hereunder, the Agent shall be entitled to the appointment of a receiver, without notice, to take possession of all or any portion of the Fremantle Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Agent shall be entitled to apply, without prior notice to the Debtor, any cash or cash items constituting Fremantle Collateral in the possession of the Agent to payment of that portion of the Obligations secured hereby.

                   SECTION 2.6. Application of Proceeds on Default. After the occurrence of an Event of Default and during the continuance of an Event of Default, the balances in any account of the Debtor with any Lender, all other income on the Fremantle Collateral, and all proceeds from any sale of the Fremantle Collateral pursuant hereto shall be applied (in such order as the Agent shall in its sole discretion determine, but subject to the rights of the Lenders) to the payment in full of that portion of the Obligations secured hereby. Any amounts remaining after such payment in full shall be remitted to any account maintained by the Debtor with the Agent or as a court of competent jurisdiction may otherwise direct.

                   SECTION 2.7. Power of Attorney. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, (a) the Debtor does hereby irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Agent or such other Person to receive, open and dispose of all mail addressed to the Debtor, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Fremantle Collateral that may come into the possession of the Agent, with full power and right to cause the mail of such Persons to be transferred to the Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Security Agreement and the grant of the security interests hereunder, and the Debtor hereby ratifies and confirms all that the Agent or its substitutes shall properly do by virtue hereof; (b) the Debtor does hereby further irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Agent or the Debtor (i) to enforce all of such Debtor's rights under and pursuant to all agreements with respect to the Fremantle Collateral, all for the sole benefit of the Agent on behalf of the Lenders, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of this Security Agreement that are required to be observed or performed by the Debtor, (iii) to execute such other and further mortgages, pledges and assignments of the Fremantle Collateral, and related instruments or agreements, as the Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Agent for the benefit of the Lenders hereunder, and (iv) to do any and all other things necessary or proper to carry out the intention of this Security Agreement and the grant of the security interests hereunder and the Debtor hereby ratifies and confirms in advance all that the Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

                   SECTION 2.8. Financing Statements, Direct Payments, Confirmation of Receivables and Audit Rights. So long as the Obligations are outstanding, the Debtor hereby authorizes the Agent to file UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Agent for the benefit of the Lenders on the Fremantle Collateral, in all cases without the signature of the Debtor or to execute such items as attorney-in-fact for the Debtor. The Debtor further authorizes the Agent, (i) upon the occurrence of an Event of Default, and during the continuation of such Event of Default, to notify any account debtor that all sums payable to the Debtor relating to the Fremantle Collateral shall be paid directly to the Agent; (ii) to confirm directly with any account debtor the amounts payable by them to the Debtor with regard to the Fremantle Collateral; and (iii) to participate with the Debtor in the audits of its account debtor or to request that the Debtor's auditors confirm with account debtor the amounts and terms of all accounts receivable.

                   SECTION 2.9.  Further Assurances.

                   (a) Upon the request of the Agent, the Debtor hereby agrees to duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Debtor, such further instruments as may be necessary or proper, in the judgment of the Agent, to carry out the provisions and purposes of this Article, and to do all things necessary or proper, in the judgment of the Agent, to perfect and preserve the security interests of the Agent for the benefit of the Lenders hereunder in the Fremantle Collateral or any portion thereof.

                   (b) Upon the request of the Agent, the Debtor hereby agrees to promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Agent for the benefit of the Lenders the security interests in the Fremantle Collateral contemplated hereunder, subject only to Permitted Encumbrances.

                   (c) The Debtor hereby agrees to promptly undertake to deliver or cause to be delivered to the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance satisfactory to the Agent, as the Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Agent for the benefit of the Lenders.

                   SECTION 2.10. Termination. The security interests granted under this Article 2 shall terminate when all the Obligations have been indefeasibly fully paid and performed.

                   SECTION 2.11. Remedies Not Exclusive. The remedies conferred upon or reserved to the Agent in this Article 2 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Agent. Without limiting the generality of the foregoing, the Agent and the Lenders shall have all rights and remedies of a secured creditor under
Article 9 of the UCC and any other Applicable Law.

                   SECTION 2.12. Quiet Enjoyment. The Agent acknowledges that the security interest granted hereunder is subject to the rights of Quiet Enjoyment of various licensees (which are not Affiliates of the Debtor) under license agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, "Quiet Enjoyment" shall mean in connection with the rights of licensees (which are not Affiliates of the Debtor) under license agreements, the Agent's agreement that its rights under this Security Agreement and the Fundamental Documents and in the Fremantle Collateral are subject to the rights of such licensees to distribute, exhibit and/or to exploit the item of Product licensed to them, and to receive prints or have access to preprint material in connection therewith and that even if the Agent for the benefit of the Lenders shall become the owner of the Fremantle Collateral in case of an Event of Default, the Agent's ownership rights shall be subject to the rights of said licensees under such license agreements, provided, however, that the Lenders shall not be responsible for any liability or obligation of the Debtor under any license agreement.

3.  REPRESENTATIONS AND WARRANTIES OF THE DEBTOR

                   The Debtor makes the following representations and warranties to the Agent, all of which shall survive the execution and delivery of this Security Agreement:

                              (i) The Debtor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business so requires. The Debtor has the corporate power and authority to own its properties and carry on its business as now being conducted, to execute, deliver and perform its obligations under this Security Agreement and to grant to the Agent, for the benefit of the Lenders, a security interest in the Fremantle Collateral.

                             (ii) The execution, delivery and performance of this Security Agreement and the grant to the Agent for the benefit of the Lenders of a security interest in the Fremantle Collateral (a) have been duly authorized by all necessary corporate action on the part of the Debtor, (b) will not violate, or involve any of the Lenders in a violation of, any provision of Applicable Law, any order of any court or other agency of the United States or any state thereof, applicable to the Debtor or any of its properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws of the Debtor, or any provision of any indenture, material agreement, bond, note or other similar material instrument to which the Debtor is a party or by which the Debtor or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, bond, note or other instrument and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any properties or assets of the Debtor other than pursuant to this Security Agreement.

                            (iii) This Security Agreement when executed will constitute the legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, subject
                   (a) as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and (b) to general principles of equity.

                             (iv) The Debtor will realize a direct economic benefit as a result of the Term Loans being made to the Obligor under the Credit Agreement.


4.  EVENTS OF DEFAULT

                   For purposes of this Security Agreement, the following events shall constitute "Events of Default":

                   (a) an Event of Default (as defined therein) shall have occurred under the Credit Agreement;

                   (b) any representation or warranty made by the Debtor in the Security Agreement or in connection herewith shall prove to have been false or misleading in any material respect when made;

                   (c) default shall be made by the Debtor in the due observance or performance of any covenant or agreement contained in this Security Agreement; or

                   (d) any Person shall have a right in the Fremantle Collateral prior to or equal to that of the Agent for the benefit of the Lenders (other than permitted encumbrances approved by the Majority Lenders (such term used herein as defined in the Credit Agreement)) or any Person or the Debtor shall assert that any Person has such right and such Person or such Debtor shall not renounce such right within ten days after the Agent has requested renunciation.


5.  MISCELLANEOUS

                   SECTION 5.1. Notices. Any notice shall be conclusively deemed to have been received by the Debtor and be effective on the day on which delivered in writing (which shall include telegraphic communications) to the Company at its address set forth on the signature page hereof or, if sent by certified or registered mail, on the fifth day after the day on which mailed.

                   SECTION 5.2. Successors. Each reference herein to a party hereto shall be deemed to include their respective successors and assigns including but not by way of limitation, any party in whose favor the provisions of the Credit Agreement shall inure. Each reference herein to the Debtor shall be deemed to include the successors thereto and assigns thereof, all of whom shall be bound by the provisions of this Security Agreement.

                   SECTION 5.3. SERVICE OF PROCESS. THE DEBTOR (I) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE

PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING HEREOF BROUGHT BY THE AGENT OR THE LENDERS OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAME COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS SECURITY AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (III) HEREBY AGREES NOT TO ASSERT ANY OFFSETS OR COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY SUCH ACTION, SUIT OR PROCEEDING. THE DEBTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES OF THIS SECURITY AGREEMENT AND AGREES THAT THE SUBMISSION TO JURISDICTION AND THE CONSENT TO SERVICE OR PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST THE DEBTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY LIABILITY OF THE DEBTOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT EITHER THE AGENT OR THE LENDERS MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE DEBTOR OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH DEBTOR OR SUCH ASSETS MAY BE FOUND.

                   SECTION 5.4. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                   SECTION 5.5. No Waiver, etc. Neither a failure nor a delay on the part of either the Agent or the Lenders in exercising any right, power or privilege under this Security Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Agent and the Lenders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which the Agent and the Lenders may have under this Security Agreement, at law, in equity, by statute, or otherwise.

                   SECTION 5.6. Modification, etc. No modification, amendment or waiver of any provision of this Security Agreement, nor the consent to any departure by the Debtor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in the same, similar or other circumstances.

                   SECTION 5.7. Severability. If any one or more of the provisions contained in this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected or impaired thereby.

                   SECTION 5.8. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

                   IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed by its duly authorized officer as of the date first written above.

                                             FREMANTLE INTERNATIONAL, INC.


                                             By____________________________
                                               Name:
                                               Title:
                                               Address:


                                             CHEMICAL BANK, as Agent


                                             By____________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT K


                                       AGREEMENT dated as of April 13, 1995
                                  between THE INTERPUBLIC GROUP OF COMPANIES,
                                  INC., a Delaware corporation ("Interpublic" or "Pledgor"), CHEMICAL BANK, a New York banking corpration (the "Agent"), as agent for the Lenders, named in the Credit Agreement (as defined below) or any credit agreement which replaces the Credit Agreement or constitutes a refinancing of the loans under the Credit Agreement.


                             INTRODUCTORY STATEMENT


                 Pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, as the same may from time to time be amended (the "Credit Agreement") among All American Fremantle International, Inc., All American Communications, Inc., Baywatch Production Company, and Baywatch Nights Production Company as Borrowers and Guarantors, the other Guarantors named therein, the Lenders named therein (the "Lenders"), Chemical Bank as Agent and as Fronting Bank, the Lenders have agreed to make a term loan (the "Term Loan") to All American Fremantle International, Inc. (the "Obligor"), as more particularly set forth, and subject to the terms and conditions of, the Credit Agreement.

                 As an inducement to the Lenders to make the Term Loan to the Obligor, the Pledgor has agreed to grant to the Agent for the benefit of the Lenders a security interest in the Pledged Securities (as hereinafter defined) and to enter into this Agreement with the Agent.

                 Therefore, for good and valuable consideration, receipt of which is hereby acknowledged by the Pledgor, the parties hereto agree as follows:


1.  DEFINITIONS:

                 The following terms used herein shall have the following meanings:

                 "Affiliate" shall mean, with respect to any entity, any Person which directly or indirectly holds a controlling interest in, or is under common control with, such entity and any natural Person who is a director or officer of such entity. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise or if such latter Person owns either directly or indirectly at least 20% of the voting securities or general partnership interest of such controlled Person.

                 "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                 "Buyer's Option" shall mean the option granted by Interpublic to the Parent to purchase all or a portion of the shares of the voting stock of Fremantle not purchased by the Parent at the closing of the Fremantle Purchase Agreement which option has been granted pursuant to a Letter Agreement dated August 3, 1994 between Interpublic and the Parent.

                 "Event of Default" shall have the meaning given such term in
Article 5 hereof.

                 "Fremantle" shall mean Fremantle International Inc., a New York corporation.

                 "Fremantle Purchase Agreement" shall mean the Amended and Restated Acquisition Agreement between the Parent and Interpublic dated as of August 3, 1994 and such amendments, modifications and restatements thereof as may be acceptable to the Agent.

                 "Fremantle Security Agreement" shall mean the Security and Pledge Agreement dated as of April 13, 1995 between Fremantle and Chemical Bank as Agent.

                 "Goodson" shall have the meaning given thereto in the Fremantle Purchase Agreement.

                 "Goodson Agreements" shall have the meaning given thereto in the Fremantle Purchase Agreement.

                 "Goodson Rights" shall have the meaning given thereto in the Fremantle Purchase Agreement.

                 "Goodson Sublicenses" shall have the meaning given thereto in the Fremantle Purchase Agreement.

                 "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or the agreement to grant a security interest at a future date).

                 "Obligations" shall mean the Obligor's Obligations and the obligations of Interpublic hereunder.

                 "Obligor" shall have the meaning given such term in the Introductory Statement.

                 "Obligor's Obligations" shall mean the obligation of the Obligor to make due and punctual payment of principal of and interest on the Term Loan and all other monetary obligations of the Obligor to the Agent or any Lender under the Credit Agreement, the notes issued pursuant thereto or any other fundamental documents executed in connection therewith and shall include the Obligor's obligation under any credit agreement which replaces the Credit Agreement or constitutes a refinancing of the loans under the Credit Agreement.

                 "Pledged Securities" shall mean all of the issued and outstanding shares of voting stock of Fremantle, as more fully described on
Schedule 1 hereto.


2.  PLEDGE

                 SECTION 2.1. Pledge. As security for the Obligations, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent for the benefit of the Lenders, a security interest in all Pledged Securities now owned or hereafter acquired by it. Upon execution of this Agreement, the Pledgor shall deliver to the Agent the definitive instruments representing all Pledged Securities, accompanied by executed undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Agent on behalf of the Lenders or its counsel shall request.

                 SECTION 2.2.  Registration in Nominee Name; Denominations.
The Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities (a) in its own name or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Agent. The Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

                 SECTION 2.3.  Voting Rights; Dividends; etc.

                 (a) The Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to owners of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in (c) below.

                 (b) Any dividends or distributions of any kind whatsoever (other, so long as an Event of Default is not continuing, than cash) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Agent to be held subject to the terms hereof.

                 (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Agent of the transfer of such rights to the Agent, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights.

                 SECTION 2.4. Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Agent on behalf of the Lenders may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the New York Uniform Commercial Code. The Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor; provided, however, that prior to the consummation of such sale the Pledgor shall be entitled to redeem the Pledged Securities by paying (i) all the Obligations and (ii) any additional costs or expenses incurred by the Agent in connection with the proposed sale of the Pledged Securities. The Agent shall give ten days' written notice of its intention to make any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 2.4, the Agent may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgor, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Agent or any consenting Lender by any Pledgor as a credit against the purchase price; and the Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to the Pledgor or any third party (other than the Lenders). The Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgor with respect thereto. Each Pledgor hereby agrees
(i) it will indemnify and hold the Agent and the Lenders (each an "Indemnified Party") harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Agent pursuant to this Agreement or arising out of any act of, or omission to act on the part of, any party prior to such taking of actual possession or control by the Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, their agents or Affiliates before or after the commencement of such actual possession by the Agent, but excluding therefrom all claims arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party and (ii) the Agent and the Lenders shall have no liability or obligation arising out of any such claim but excluding therefrom all claims arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Securities under this Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

                 SECTION 2.5. Application of Proceeds of Sale and Cash. The proceeds of sale of the Pledged Securities sold pursuant to Section 2.4 hereof shall be applied by the Agent on behalf of the Lenders as follows:

                          (i) to the payment of all costs and expenses incurred by the Agent in connection with such sale, including, but not limited to, all court costs and the reasonable fees and expenses of counsel for the Agent in connection therewith, and the payment of all other costs and expenses paid or incurred by the Agent in connection with this Agreement, or the exercise of any right or remedy hereunder or otherwise in connection with the Obligations; and

                          (ii)  to the payment in full of the Obligations.

Any amounts remaining after such applications shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

                 SECTION 2.6. Securities Act, etc. In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder, each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Agent may perhaps be held to have certain general duties and obligations to the Pledgor to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgor and/or the Pledgors will not attempt to hold the Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this
Section 2.6 would apply if, for example, the Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

                 SECTION 2.7. Continuation and Reinstatement. Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by Agent or the Lenders upon the bankruptcy or reorganization of any Pledgor or otherwise.

                 SECTION 2.8. Termination of Pledge. The pledge referenced herein shall terminate when all of the Obligations shall have been indefeasibly fully paid, at which time the Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through any Lender but shall otherwise be without recourse upon or warranty by the Agent and at the expense of the Pledgor.

3.  AGREEMENTS AND ACKNOWLEDGMENTS

                 SECTION 3.1.  Agreements of Interpublic.

                 Interpublic hereby agrees with the Agent that:

                            (i) until such time which is the earliest of (a) August 3, 1997, (b) such time as the Goodson Rights shall no longer be held by Fremantle or a subsidiary thereof and (c) such time as Interpublic no longer owns a majority of the voting stock of Fremantle, Interpublic shall directly or indirectly own a minimum of 10% of the common stock of All American Communications Inc., a Delaware corporation on a fully-diluted basis;

                           (ii) unless Goodson shall have waived the change in control termination provisions in its relevant agreements with Fremantle or Goodson shall otherwise consent to the transfer of a majority of the voting stock of Fremantle held by Interpublic, subject to the Buyer's Option, Interpublic shall directly or indirectly own all the voting stock of Fremantle;

                          (iii) as sole shareholder of the voting stock of Fremantle, Interpublic (a) shall not vote its stock, cause the directors of Fremantle to, or take any other action as a shareholder which would cause Fremantle to (1) take any action (or refrain from taking any action) which would directly or indirectly materially decrease the value of the Fremantle Collateral or materially and adversely affect the rights of the Agent under the Fremantle Security Agreement; (2) incur indebtedness, grant liens or guaranty debt of a third party (other than to the extent necessary to service the Goodson Rights) or materially modify any contract in connection with the Goodson Rights, or (3) take any action which would violate the following clauses contained in Section 6.1 of the Fremantle Purchase Agreement: (a), (b), (c), (d), (f), (g),
                 (h), (i), (l), (n), (t) or (u) and (b) shall vote its stock, cause the directors of Fremantle to take such other actions as a shareholder to cause Fremantle to take such actions as shall be reasonably necessary to maintain the Goodson Rights;

                           (iv) Interpublic will have the ability to meet all of its obligations, whether now existing or arising hereafter, under the Fremantle Purchase Agreement;

                            (v)  Interpublic shall not sell, assign,
                 hypothecate, pledge, encumber or otherwise dispose, whether by operation of law or otherwise any of the

                 Pledged Securities other than pursuant to this Agreement or the Buyer's Option;

                           (vi) Interpublic shall not cancel, terminate or modify its indemnification obligations except to the extent expressly contemplated herein under the Fremantle Purchase Agreement (the "Indemnification Obligations");

                          (vii) to the extent Interpublic makes any payment to the Parent or the Obligor in connection with its Indemnification Obligations, Interpublic shall remit such funds directly to the Agent at the address set forth on the signature page hereof. The Parent and the Obligor hereby instruct Interpublic to make such payment directly to the Agent.

                 SECTION 3.2. (a) Notwithstanding any provision to the contrary contained in the Fremantle Purchase Agreement (including, but not limited to, Section 10.4 thereof), the Pledgor hereby acknowledges (i) notice of, and consents to, the grant of a security interest by the Obligor to the Agent for the benefit of the Lenders in the Parent's or the Obligor's rights under the Fremantle Purchase Agreement, including but not limited to the Indemnification Obligations provided for by Article VIII of the Fremantle Purchase Agreement and (ii) that the Agent shall be entitled to exercise any and all rights of the Parent or the Obligor to indemnification under Article VIII of the Purchase Agreement in accordance with the terms thereof and each of the Pledgor and the Agent hereby agrees to comply in all respects with such exercise.

                 (b) Each of the Parent, the Obligor and the Agent hereby agrees that neither Interpublic nor any of its Affiliates shall have any liability to the Parent, the Obligor, the Agent or any Lender under the Credit Agreement pursuant to Section 8.1(b) of the Fremantle Purchase Agreement, this Agreement or otherwise to the extent (and only to the extent) such liability arises from or is attributable to (i) the Agent's sale of the Pledged Securities, (ii) a foreclosure by Agent of the security interest granted hereunder by Interpublic in the Pledged Securities or (iii) Agent's actual exercise of control over the Pledged Securities, including, without limitation (if arising from or attributable to such foreclosure, sale or exercise of control), a default, termination or breach of the Goodson Contracts and upon such foreclosure, sale or exercise of control, any indemnity by Interpublic or any of its Affiliates contained in Section 8.1 of the Fremantle Purchase Agreement in respect of any such foreclosure, sale or exercise of control shall terminate and be of no further effect to the extent (and only to the extent) such claim arises from or is attributable to such foreclosure, sale or exercise of control. Nothing herein shall limit any other representation, warranty or agreement by Interpublic in the Fremantle Purchase Agreement or in this Agreement.


4.  REPRESENTATIONS AND WARRANTIES

                 The Pledgor makes the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this
Agreement:

                            (i) The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business so requires. The Pledgor has the corporate power and authority to own its properties and carry on its businesses as now being conducted, to execute, deliver and perform its obligations under this Agreement and to grant to the Agent, for the benefit of the Lenders, a security interest in the Pledged Securities;

                           (ii) the execution, delivery and performance of this Agreement and the grant to the Agent for the benefit of the Lenders of a security interest in the Pledged Securities
                 (a) have been duly authorized by all necessary corporate action on the part of the Pledgor, (b) will not violate, or involve any of the Lenders in a violation of, any provision of Applicable Law, any order of any court or other agency of the United States or any state thereof, applicable to the Pledgor or any of its properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws of the Pledgor, or any provision of any indenture, material agreement, bond, note or other similar material instrument to which the Pledgor is a party, (d) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, bond, note or other instrument referred to in clause (c) above and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any properties or assets of any of the Pledgors other than pursuant to this Agreement;

                          (iii) this Agreement when executed will constitute the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, subject (a) as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and (b) to general principles of equity.

                           (iv) the Pledgor has the ability to meet all of its obligations under the Fremantle Purchase Agreement;

                            (v) the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable and are subject to no options to purchase or similar rights of any Person other than the Buyer's Option and the pledge hereunder;

                           (vi) there are no restrictions on the transfer of the Pledged Securities other than the Buyer's Option, as a result of this Agreement or applicable securities laws and the regulations promulgated thereunder;

                          (vii) the Pledgor has good and marketable title to the Pledged Securities owned by it;

                          (viii) the Pledged Securities are not subject to any prior liens or encumbrances other than those in favor of the Parent and/or the Obligor, including the Buyer's Option;

                           (ix) the Pledgor has the right to pledge the Pledged Securities free of any encumbrances, without the consent of any other Person or any governmental agency whatsoever other than of the Parent and/or the Obligor, whose consent is hereby given; and

                            (x)  upon the delivery of the certificates
                 representing the Pledged Securities to the Agent in accordance with this Article 4, the Agent will have valid and perfected security interests in the Pledged Securities subject to no prior lien or encumbrance. Upon such delivery, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection of the security interest in the Pledged Securities created hereby. The Pledgor has not performed and will not perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

5.  EVENTS OF DEFAULT

                 For purposes of this Agreement the following events shall constitute "Events of Default":

                 (a) any representation or warranty made by the Pledgor in this Agreement shall provide to have been materially false or misleading in any material respect when made;

                 (b) default shall be made by the Pledgor in the due observance or performance of any covenant or agreement contained in this Agreement and such default shall continue unremedied for twenty days after Pledgor receives written notice from the Agent of such default or after Pledgor has actual knowledge thereof;

                 (c) Interpublic shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or Interpublic shall take any action to authorize any of the foregoing;

                 (d) any involuntary case, proceeding or other action against Interpublic shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of thirty (30) days;

                 (e) an Event of Default (as defined therein) shall have occurred under the Fremantle Security Agreement; or

                 (f) an Event of Default (as defined therein) shall have occurred under the Credit Agreement.

6.  MISCELLANEOUS

                 SECTION 6.1. Notices. Any notice shall be conclusively deemed to have been received by the Pledgor and be effective on the day on which delivered in writing (which shall include telegraphic communications) to the Pledgor at its address set forth on the signature page hereof or, if sent by certified or registered mail, on the fifth day after the day on which mailed.

                 SECTION 6.2. Successors. Each reference herein to a party hereto shall be deemed to include their respective successors and assigns including but not by way of limitation, any party in whose favor the provisions of the Credit Agreement shall inure. Each reference herein to a Pledgor shall be deemed to include the successors thereto and assigns thereof, all of whom shall be bound by the provisions of this Agreement.

                 SECTION 6.3. SERVICE OF PROCESS. THE PLEDGOR (I) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING HEREOF BROUGHT BY THE AGENT OR THE LENDERS OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAME COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (III) HEREBY AGREES NOT TO ASSERT ANY OFFSETS OR COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY SUCH ACTION, SUIT OR PROCEEDING. THE PLEDGOR HEREBY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES OF THIS AGREEMENT AND AGREES THAT THE SUBMISSION TO JURISDICTION AND THE CONSENT TO SERVICE OR PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST ANY PLEDGOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF THE PLEDGOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT EITHER THE AGENT OR THE LENDERS MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A PLEDGOR OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH PLEDGOR OR SUCH ASSETS MAY BE FOUND.

                 SECTION 6.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 6.5. No Waiver, etc. Neither a failure nor a delay on the part of either the Agent or the Lenders in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Agent and the Lenders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which the Agent and the Lenders may have under this Agreement, at law, in equity, by statute, or otherwise.

                 SECTION 6.6. Remedies. In addition to legal remedies, in recognition of the fact that remedies at law may not be sufficient, Interpublic hereby acknowledges that the Agent (and its permitted successors and assigns) shall be entitled to equitable remedies for breaches or defaults hereunder including without limitation, specific performance and/or injunctive relief.

                 SECTION 6.7. Termination. The obligations of Interpublic pursuant to Section 3.1 hereunder shall terminate on the earlier of (i) such date as Interpublic no longer owns a majority of the voting stock of Fremantle and (ii) August 3, 2000; provided, however, that the pledge of the Pledged Securities hereunder shall continue notwithstanding such termination of such covenants and shall terminate pursuant to the provisions of Section 2.8.

                 SECTION 6.8. Modification, etc. No modification, amendment or waiver of any provision of this Agreement, nor the consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstances.

                 SECTION 6.9. LIMITATION ON REMEDIES. THE AGENT HEREBY ACKNOWLEDGES THAT THIS AGREEMENT DOES NOT CONSTITUTE A GUARANTY BY INTERPUBLIC OF THE OBLIGOR'S OBLIGATIONS AND THAT IN THE EVENT OF A FORECLOSURE BY THE AGENT OF THE SECURITY INTEREST GRANTED HEREIN IN THE PLEDGED SECURITIES AND/OR COMMENCEMENT OF LEGAL ACTION AGAINST THE OBLIGOR AS A RESULT OF THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE CREDIT AGREEMENT, INTERPUBLIC SHALL HAVE NO OBLIGATION TO THE AGENT FOR ANY DEFICIENCY JUDGMENT OBTAINED BY THE AGENT IN CONNECTION THEREWITH; PROVIDED, HOWEVER, THAT THIS ACKNOWLEDGMENT SHALL IN NO WAY BE CONSTRUED AS A

RELINQUISHMENT OF THE AGENT'S RIGHT TO A CLAIM AGAINST INTERPUBLIC IN THE EVENT OF A BREACH OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 4 HEREOF OR ITS OBLIGATIONS CONTAINED IN SECTION 3.1 HEREOF. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE AGENT HEREBY AGREES THAT ITS AND THE LENDERS' SOLE RECOURSE AGAINST INTERPUBLIC WITH RESPECT TO THE OBLIGOR'S OBLIGATIONS SHALL BE TO REALIZE ON THE PLEDGED SECURITIES. AGENT HEREBY AGREES NOT TO ASSERT ANY CLAIM AGAINST INTERPUBLIC WITH RESPECT TO THE OBLIGOR'S OBLIGATIONS.

                 SECTION 6.10. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the date first written above.

                                        THE INTERPUBLIC GROUP
                                          OF COMPANIES, INC.


                                        By:___________________________
                                           Name:
                                           Title:
                                           Address:


                                        CHEMICAL BANK


                                        By:___________________________
                                           Name:
                                           Title:
                                           Address:  270 Park Avenue
                                                     New York, N.Y.
                                                     10017-2070
                                           Attention:

CONSENTED TO:

ALL AMERICAN COMMUNICATIONS,
  INC.


By:__________________________
   Name:
   Title:


ALL AMERICAN FREMANTLE
  INTERNATIONAL, INC.

By:__________________________
   Name:
   Title:

                                   SCHEDULE 1

                               Pledged Securities

Certificate Number                                 Number of Shares
__________________                                 _________________

       01                                                 3

                                                                       EXHIBIT L


                      FORM OF TRADEMARK SECURITY AGREEMENT


                 WHEREAS, All American Communications, Inc., a Delaware corporation ("Parent") and each Subsidiary of Parent whose name appears at the foot hereof (collectively the "Pledgors") owns certain trademarks, trade names, business names, trade dress, service marks, logos and other source or business identifiers, all registrations and recordings thereof or similar property rights, and all applications in connection therewith, including the United States registered trademarks listed on Schedule A annexed hereto (hereinafter collectively referred to as "Trademarks");

                 WHEREAS, the Pledgors are parties to a Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, as the same may from time to time be amended (the "Credit Agreement"), among the Pledgors, the Lenders named therein (the "Lenders", and Chemical Bank as Agent and as Fronting Bank (the "Agent;

                 WHEREAS, pursuant to the terms of the Credit Agreement, the Pledgors granted to the Agent, for the benefit of the Lenders, a security interest in all of the personal property of the Pledgors including all right, title and interest of the Pledgors in, to and under all of the Pledgors' Trademarks, whether presently existing or hereafter arising or acquired, together with the goodwill of the business connected with and symbolized by the Trademarks, and all proceeds thereof, including, without limitation, any and all causes of action which may exist now or in the future by reason of infringement or dilution thereof or injury to the associated goodwill, to secure the payment of the Obligations (as defined in the Credit Agreement);

                 NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor does, as security for the Obligations, hereby grant to the Agent, for the benefit of the Lenders, a continuing security interest in all of the Pledgors' right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether presently existing or hereafter arising or acquired:

                            (i) each Trademark together with any reissues, extensions or renewals thereof and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark;

                           (ii) each Trademark license to the extent such Trademark license does not prohibit the licensee from assigning or granting a security interest in its rights thereunder; and

                          (iii) all proceeds of the foregoing, including, without limitation, any claim by any Pledgor against third parties for past, present or future infringement or dilution of any Trademark or for injury to the goodwill associated with any Trademark.

                 This security interest is granted in conjunction with the security interests granted to the Agent, for the benefit of the Lenders, pursuant to the Credit Agreement. The parties do hereby further acknowledge and affirm that the rights and remedies of the Agent, for the benefit of the Lenders, with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                 This Agreement is made for collateral purposes only. Upon request of the Pledgors following termination of the Credit Agreement and payment in full of all obligations thereunder, the Agent, for the benefit of the Lenders, shall promptly execute and deliver to the Pledgors at the Pledgors' expense, without representation, warranty or recourse, all releases and reassignments, termination statements and other instruments as may be necessary or proper to terminate the security interest of the Agent, for the benefit of the Lenders, in the Trademark Collateral, subject to any disposition thereof which may have been made by the Agent, for the benefit of the Lenders, pursuant to the terms of the Credit Agreement.

                 The Agent, for the benefit of the Lenders, agrees that there will be no assignment of the Trademark Collateral, other than the security interest described herein, unless and until there shall occur an Event of Default as defined in the Credit Agreement and the Agent, for the benefit of the Lenders, gives written notice to the Pledgors of its intention to enforce its rights against any of the Trademark Collateral.

                 So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of the Credit Agreement and the other Fundamental Documents to which it is a party, the Pledgors may use the Trademark Collateral in any lawful manner.

                 This Trademark Security Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

                 Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Credit Agreement.

                 IN WITNESS WHEREOF, the Pledgors have caused this Trademark Security Agreement to be duly executed by their officers thereunto duly
authorized as of         , 1995.


                                               ALL AMERICAN COMMUNICATIONS, INC.



                                               By_______________________________
                                                 Name:
                                                 Title:





                                               THE BAYWATCH PRODUCTION COMPANY



                                               By_______________________________
                                                 Name:
                                                 Title:





                                               THE BAYWATCH NIGHTS PRODUCTION
                                                 COMPANY



                                               By_______________________________
                                                 Name:
                                                 Title:

                                            ALL AMERICAN FREMANTLE
                                              INTERNATIONAL, INC.



                                            By______________________________
                                              Name:
                                              Title:





                                            ALL AMERICAN PRODUCTIONS, INC.
                                            ALL AMERICAN TELEVISION, INC.
                                            ALL AMERICAN TELEVISION
                                              PRODUCTION, INC.
                                            ALL AMERICAN FDF HOLDINGS, INC.
                                            LBS COMMUNICATIONS, INC.
                                            THE MALIBU BRANCH PRODUCTION
                                              COMPANY
                                            SANTA MONICA SOUND RECORDERS, INC.
                                            SCOTTI BROTHERS ENTERTAINMENT
                                              INDUSTRIES, INC.
                                            SCOTTI BROTHERS RECORDS, INC.
                                            TALBOT TELEVISION LIMITED



                                             By______________________________
                                               Name:
                                               Title:  Authorized Signatory

STATE OF                          )
                                  :   ss.:
COUNTY OF                         )


                 On the ____ day of __________, in the year 1995, before me personally came _____________________, to me known, who, being by me sworn, did say that he resides at ________________________; that he is an Authorized Signatory of each of the corporations listed on the signature page to which this is attached, which corporations are described in, and which corporations executed the above instrument, and that he signed his name by order of the Board of Directors of each of said corporations.



                                        ___________________________________
                                                  Notary Public

                                                         Schedule A to Trademark
                                                           Security Agreement
                                                          Registered Trademarks

                              REGISTERED TRADEMARKS


United States Trademark Registrations


                                  Registration                 Registration
     Mark                            Number                        Date
     ____                         _____________                ____________

Rock 'N' Roll Records
  and Design                        1,622,146                  November 13, 1990

Scotti Bros.                        1,480,538                  March 15, 1988

BAYWATCH                            1,696,583                  June 23, 1992

BAYWATCH                            1,737,788                  December 1, 1992
(and design)

(tower design
 only)                              1,735,811                  November 24, 1992





                                                        [continued on next page]

                            Schedule A to Trademark
                              Security Agreement
                                Filed Trademarks

                                FILED TRADEMARKS


United States Trademark Filings


                                  Filing                         Filing
     Mark                         Number                          Date
     ____                      ____________                   ____________


BAYWATCH LIFEGUARD             74/198939                      August 28, 1991
(and design)

BAYWATCH                       74/233261                      December 23, 1991
(and design)

BAYWATCH                       74/229686                      December 12, 1991
(and design)

BAYWATCH                       74/573428                      September 14, 1994

BAYWATCH                       74/573429                      September 14, 1994
(and design)

(tower design
 only)                         74/573810                      September 15, 1994

BAYWATCH                       74/573426                      September 14, 1994

BAYWATCH                       74/573427                      September 14, 1994
(and design)

BAYWATCH                       74/604688                      December 16, 1994
(writstwatches
 only)